CALCULATION OF REGISTRATION FEE

Class of Securities Offered	Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Subordinated notes of AEGON N.V.(2)	$575,000,000	$65,895.00

(1)
Includes $75,000,000 in principal amount of subordinated notes subject to be sold pursuant to an overallotment option granted to the underwriters of the offering by the Registrant.

(2)
The Registrant filed the registration statement of which this prospectus supplement forms a part (Registration No. 333-174878) on June 14, 2011 (this "Registration Statement"). In accordance with Rules 456(b) and 457(r), the Registrant deferred payment of all of the registration fees for securities sold under this Registration Statement.

Filed Pursuant to Rule 424B2
File no. 333-174878

Prospectus Supplement
(To Prospectus dated June 14, 2011)

 $500,000,000

AEGON N.V.
(a Netherlands public company with limited liability)

8.00% Non-Cumulative Subordinated Notes due 2042

          We are issuing $500,000,000 aggregate principal amount of 8.00% non-cumulative subordinated notes due February 15, 2042, or Subordinated Notes. The Subordinated Notes will be issued in denominations of $25, and integral multiples thereof, will constitute our direct, unsecured and subordinated securities and will rank, in our Winding-Up (as defined under "Description of the Subordinated Notes"), below the claims of our Senior Creditors, present and future, but above all of our Junior Securities (which includes our existing and future capital securities and all classes of our share capital) and Junior Guarantees.

          The Subordinated Notes are scheduled to be repaid on February 15, 2042. Under certain conditions, we may be required to postpone this repayment.

          We may, subject to the satisfaction of certain conditions and subject to our first obtaining any required consent of our supervisory authority, (i) on any interest payment date falling on or after August 15, 2017, redeem the Subordinated Notes at our option in whole (but not in part) at their aggregate principal amount, together with any accrued but unpaid interest to (but excluding) the date fixed for redemption or (ii) redeem the Subordinated Notes upon the occurrence of certain tax and regulatory disqualification events. We may also, subject to the satisfaction of certain conditions and subject to our first obtaining the required consent of our supervisory authority, substitute or vary the Subordinated Notes upon the occurrence of certain regulatory disqualification events. See "Description of the Subordinated Notes."

          The Subordinated Notes will bear interest at a rate of 8.00% per annum on their outstanding principal amount from (and including) the issue date, payable in U.S. dollars quarterly in arrears on February 15, May 15, August 15 and November 15, commencing on May 15, 2012, subject to the conditions described under "Description of the Subordinated Notes." As more fully described in this prospectus supplement, we may elect to cancel or we may be obliged to cancel interest payments for any period of time. Any interest payment not made on the relevant interest payment date as a result of any such cancellation will not accumulate or be payable at any time thereafter, and you will not have any right to any such cancelled interest payments.

          We will apply to list the Subordinated Notes on the New York Stock Exchange under the symbol "AEK." If listing is approved, we expect trading of the Subordinated Notes to begin within 30 days after the initial delivery of the Subordinated Notes.

          Investing in the Subordinated Notes involves risks. See "Risk Factors" beginning on page S-13.

	Price to Public(1)	Underwriting Discount(2)	Proceeds to AEGON N.V.(1)(3)
Per Subordinated Note	$25.00	$0.7736	$24.2264
Total	$500,000,000	$15,471,125	$484,528,875

(1)
Plus accrued interest, if any, from January 31, 2012 if settlement occurs after that date.

(2)
We will pay the underwriters compensation of $0.7875 per Subordinated Note sold to retail investors; provided, however, that for sales to certain institutions, we will pay the underwriters compensation of $0.50 per Subordinated Note. The underwriting discount shown is the blended discount based on actual sales to retail investors and actual sales to institutions.

(3)
Before deducting expenses. See "Underwriting."

          We have granted the underwriters a 30-day option to purchase from time to time up to an additional $75,000,000 principal amount of the Subordinated Notes to cover over-allotments, if any, at the price to public less the underwriting discount. If the option is exercised in full, the total Price to Public, Underwriting Discount and Proceeds to AEGON N.V., before expenses, will be $575,000,000, $17,833,625 and $557,166,375, respectively. Any Subordinated Notes issued or sold under the option will have the same terms and conditions as the Subordinated Notes.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

          The underwriters will deliver the Subordinated Notes in book-entry form only through the facilities of The Depository Trust Company on or about January 31, 2012. Beneficial interests in the Subordinated Notes will be shown on, and transfers thereof will be effected only through, records maintained by The Depository Trust Company and its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear"), and Clearstream Banking, société anonyme ("Clearstream, Luxembourg").

Joint Book-Running Managers

BofA Merrill Lynch	Citigroup	Morgan Stanley	Wells Fargo Securities
Sole Structuring Advisor and Physical Bookrunner

Co-Managers

Barclays Capital	Deutsche Bank Securities	HSBC	J.P. Morgan	RBC Capital Markets

The date of this Prospectus Supplement is January 24, 2012.

        We have not, and the underwriters have not, taken any action to permit a public offering of the Subordinated Notes outside the United States or to permit the possession or distribution of this prospectus supplement and the accompanying prospectus outside the United States in any jurisdiction where action for that purpose is required. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the Subordinated Notes and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. We reserve the right to withdraw this offering of the Subordinated Notes at any time.

        This prospectus supplement and the accompanying prospectus are not a prospectus for the purpose of the Financial Markets Supervision Act (Wet Financieel Toezicht) and have not been approved by the Netherlands Authority for the Financial Markets (Autoriteit Financiële Markten).

        For information relating to transactions that stabilize the market price of the Subordinated Notes in connection with the offering, see "Underwriting—Short Positions."

ABOUT THIS PROSPECTUS SUPPLEMENT

        You should rely only on information contained in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide you with information different from that contained in this prospectus supplement and the accompanying prospectus. We are offering to sell the Subordinated Notes, and seeking offers to buy the Subordinated Notes, only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein is accurate only as of the respective dates of such documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or the time of any sale of the Subordinated Notes. Our business, financial condition, results of operations and prospects may have changed since that date. In this prospectus supplement and the accompanying prospectus, except as otherwise noted, "we," "us," "our" and "AEGON" refer to AEGON N.V. and any or all of our subsidiaries and joint ventures as the context requires. References in this prospectus supplement to "U.S. dollars," "$" or "USD" are to the lawful currency of the United States of America, and references to "euro," "€" or "EUR" are to the lawful currency of the member states of the European Monetary Union that have adopted the single currency in accordance with the Treaty establishing the European Community, as amended by the Treaty on European Union. References to the "United States" or to "U.S." are to the United States of America.

        This prospectus supplement contains the terms of the offering of the Subordinated Notes. Certain additional information about us is contained in the accompanying prospectus. This prospectus supplement, or the information incorporated by reference in this prospectus supplement or in the accompanying prospectus, may add, update or change information in the accompanying prospectus. If the information in this prospectus supplement or the information incorporated by reference in this prospectus supplement or in the accompanying prospectus is inconsistent with the accompanying prospectus, this prospectus supplement or the information incorporated by reference in this prospectus supplement or in the accompanying prospectus, as applicable, will apply and will supersede the information in the accompanying prospectus. Terms used in this prospectus supplement that are otherwise not defined will have the meanings given to them in the accompanying prospectus or the Indenture (as defined under "Description of the Subordinated Notes" beginning on page S-40 of this prospectus supplement).

        It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information in the documents we have referred you to under "Where You Can Find More Information About Us" on page S-34 of this prospectus supplement and page 5 of the accompanying prospectus.

THE OFFERING

        This summary may not contain all of the information that may be important to you. You should read the entire prospectus supplement and the accompanying prospectus, including the financial data and related notes and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, before making a decision to invest in the Subordinated Notes. The terms capitalized below are defined terms which are defined under "Description of the Subordinated Notes" or in the accompanying prospectus and have the same meaning when used herein.

        The Subordinated Notes will be a separate series of subordinated debt securities of AEGON N.V., as described in this prospectus supplement and the accompanying prospectus, and will be issued under an indenture, as supplemented by an eighth supplemental indenture, among AEGON N.V., The Bank of New York Mellon Trust Company, N.A., as trustee, and Citibank, N.A., as paying agent.

Issuer	AEGON N.V.
Securities Offered	8.00% Non-Cumulative Subordinated Notes due 2042, with an aggregate principal amount of $500,000,000.
Scheduled Maturity Date

February 15, 2042. Repayment of the Subordinated Notes on the Scheduled Maturity Date may be postponed under certain circumstances. See "Summary Information—Questions and Answers" and "Description of the Subordinated Notes—Maturity, Redemption, Conversion, Substitution, Variation and Purchases—Condition for Redemption and Payment at Maturity."

Interest

Subject to our right or obligation to cancel Interest Payments as described under "Description of the Subordinated Notes—Cancellation of Interest Payments," interest on the Subordinated Notes will accrue from (and including) the issue date at a fixed rate of 8.00% per annum and will be computed on the basis of a 360-day year consisting of 12 months of 30 days each.

If any Interest Payment Date, the date fixed for redemption, the Scheduled Maturity Date or the Final Payment Date of the Subordinated Notes falls on a day that is not a Business Day, we will make any required payment on the next succeeding Business Day, and no additional interest will accrue in respect of any payment made on the next succeeding Business Day.

Interest Payment Dates

Subject to our right or obligation to cancel Interest Payments as described under "Description of the Subordinated Notes—Cancellation of Interest Payments," interest accrued on the Subordinated Notes will be payable in respect of each Interest Period quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing on May 15, 2012. We refer to these dates as "Interest Payment Dates."

Regular Record Dates

We will make any required Interest Payments through the paying agent to the person in whose name a Subordinated Note is registered at the close of business on February 1, May 1, August 1 and November 1 of each year, as the case may be, immediately preceding the relevant Interest Payment Date.

Status and Subordination

The Subordinated Notes constitute our direct, unsecured, subordinated securities and, in our Winding-Up will rank, without any preference among themselves, equally with any Parity Securities and Parity Guarantees and in priority to any Junior Securities (which includes our existing and future capital securities and all classes of our share capital) and Junior Guarantees. The rights and claims of the holders of the Subordinated Notes are subordinated to the claims of our Senior Creditors, present and future.

As of September 30, 2011, our total indebtedness and obligations owed to Senior Creditors was €4.3 billion, and our total indebtedness and obligations ranking equally with the Subordinated Notes was €453 million.

Option to Cancel Interest Payments

We have the option at any time and from time to time, in our sole discretion and for any reason, to elect to cancel all or part of any Interest Payment. See "Summary Information—Questions and Answers" and "Description of the Subordinated Notes—Cancellation of Interest Payments—Option to Cancel Interest Payments."

We must make such election by giving notice to the trustee and the holders of the Subordinated Notes not less than 10 Business Days prior to such relevant Interest Payment Date.
Mandatory Cancellation of Interest Payments

Regardless of whether we elect to do so, if on the 20th Business Day preceding an Interest Payment Date, (i) we determine that we are not Solvent or that payment of the Interest Payment (or part thereof) on such Interest Payment Date would result in us becoming not Solvent or (ii) we are then subject to the Capital Adequacy Regulations and we determine that a Capital Adequacy Event has occurred and continues to exist or that payment of the Interest Payment (or part thereof) on such Interest Payment Date would result in a Capital Adequacy Event occurring or continuing to exist, then, unless the applicable condition is waived by our supervisory authority, we must cancel such Interest Payment and give notice thereof to the trustee and the holders of the Subordinated Notes not less than 10 Business Days prior to such Interest Payment Date. See "Summary Information—Questions and Answers" and "Description of the Subordinated Notes—Cancellation of Interest Payments—Mandatory Cancellation of Interest Payments."

Cancelled Interest Payments are Non-Cumulative

Any Interest Payment not made on the relevant Interest Payment Date as a result of cancellation in accordance with "Description of the Subordinated Notes—Cancellation of Interest Payments—Option to Cancel Interest Payments" or "Description of the Subordinated Notes—Mandatory Cancellation of Interest Payments" (a) will not accumulate or be payable at any time thereafter, and holders of the Subordinated Notes will have no right thereto, whether in a Winding-Up or otherwise; and (b) shall be at our disposal.

Restrictions Following Cancellation of Interest Payments

If, on any Interest Payment Date, an Interest Payment scheduled to be made on such date is not paid in full, we shall not and our Executive Board will not, to the fullest extent permitted by applicable law, recommend to our shareholders, as applicable, and we and our Executive Board, as applicable, will otherwise act to prevent:

(i)

the declaration or payment of any distribution or dividend (other than a distribution or dividend declared by our Executive Board before we give notice that payment of such Interest Payment is not to be paid in full) or the making of any other payment (including any interest payment) on, and will procure that no distribution or dividend or other payment is made on, any Junior Securities or Junior Guarantees; or

	(ii)	the redemption, purchase, cancellation, reduction or acquisition in any other way of any Junior Securities or Junior Guarantees,

in each case unless or until the earlier of: (x) an Interest Payment scheduled to be made on any subsequent Interest Payment Date has been paid in full (i) to the holders of the Subordinated Notes or (ii) to a designated third party trust account for the benefit of the holders of the Subordinated Notes pending payment by the trustee to the holders of the Subordinated Notes on such subsequent Interest Payment Date, or (y) the redemption or purchase and cancellation of the Subordinated Notes in full; provided that these restrictions shall not apply to interest payments on any capital securities outstanding on the date of the Indenture that are mandatory in accordance with the terms and conditions of such capital securities.

Any failure by us to follow the restrictions described above will not, however, give rise to any obligation on our part to make any Interest Payment, either retroactively or in the future.
Issuer's Optional Redemption

Subject to the provisions set out in "Description of the Subordinated Notes—Maturity, Redemption, Conversion, Substitution, Variation and Purchases—Condition for Redemption and Payment at Maturity" and subject to our first obtaining any required consent of our supervisory authority, we may, by giving notice in accordance with the provisions set out in "Description of the Subordinated Notes—Maturity, Redemption, Conversion, Substitution, Variation and Purchases—Notice of Redemption," redeem the Subordinated Notes in whole (but not in part) at our option on August 15, 2017, or on any Interest Payment Date thereafter at their Base Redemption Price. See "Summary Information—Questions and Answers."

Redemption for Tax Reasons

Subject to the provisions set out in "Description of the Subordinated Notes—Maturity, Redemption, Conversion, Substitution, Variation and Purchases—Condition for Redemption and Payment at Maturity" and subject to our first obtaining any required consent of our supervisory authority, we may, by giving notice in accordance with the provisions set out in "Description of the Subordinated Notes—Maturity, Redemption, Conversion, Substitution, Variation and Purchases—Notice of Redemption," redeem the Subordinated Notes in whole (but not in part) at their Base Redemption Price.

Redemption, Conversion, Substitution, Exchange or Variation for Regulatory Reasons	If a Capital Disqualification Event occurs, we may:

(i) subject to the provisions set out in "Description of the Subordinated Notes—Maturity, Redemption, Conversion, Substitution, Variation and Purchases—Condition for Redemption and Payment at Maturity" and subject to our first obtaining any required consent of our supervisory authority, by giving notice in accordance with the provisions set out in "Description of the Subordinated Notes—Maturity, Redemption, Conversion, Substitution, Variation and Purchases—Notice of Redemption," redeem the Subordinated Notes in whole (but not in part) at their Base Redemption Price; or

(ii) subject to compliance with applicable regulatory and legal requirements, elect, at any time and without the consent of the holders of the Subordinated Notes, to convert, substitute or exchange the Subordinated Notes, in whole (but not in part), for Compliant Securities, or vary the terms of the Subordinated Notes, such that the Subordinated Notes, after giving effect to such variation, become or do not cease to be Compliant Securities. Any variation of the terms of the Subordinated Notes will be subject to our first obtaining the required consent of our supervisory authority.

Condition for Redemption and Payment at Maturity

If, on the 10th Business Day preceding any date fixed for redemption of the Subordinated Notes or the Scheduled Maturity Date, as the case may be, (a) we determine that we are not Solvent or that payment of the Base Redemption Price on such date fixed for redemption or the Scheduled Maturity Date would result in us becoming not Solvent or (b) we are then subject to the Capital Adequacy Regulations and we determine that a Capital Adequacy Event has occurred and continues to exist or that payment of the Base Redemption Price on such date fixed for redemption or the Scheduled Maturity Date, as the case may be, would result in a Capital Adequacy Event occurring or continuing to exist, then, unless the applicable condition has been waived by our supervisory authority, such date fixed for redemption or the Scheduled Maturity Date (as the case may be), and payment of the Base Redemption Price thereon, shall be postponed. The payment of the Base Redemption Price which has been postponed shall become due and payable on the 10th Business Day after the date on which we determine that (x) we are Solvent and that payment of the Base Redemption Price on such Business Day would not result in us becoming not Solvent and (y) a Capital Adequacy Event has not occurred or if it has occurred, does not continue to exist or that payment of the Base Redemption Price on such Business Day would not result in a Capital Adequacy Event occurring or continuing to exist or (z) the applicable condition has been waived by our supervisory authority. See "Summary Information—Questions and Answers" and "Description of the Subordinated Notes—Maturity, Redemption, Conversion, Substitution, Variation and Purchases—Condition for Redemption and Payment at Maturity."

Additional Amounts

Subject to our right or obligation to cancel Interest Payments as described under "Description of the Subordinated Notes—Cancellation of Interest Payments," we will pay Additional Amounts to you that may be necessary to gross up Interest Payments for any withholding tax imposed by the government of the Netherlands or the government of a jurisdiction in which a successor to us is organized, subject to customary exceptions.

Limited Remedy for Non-Payment Events

If a Non-Payment Event occurs and is continuing with respect to the Subordinated Notes, the trustee may pursue all legal remedies available to it, including the commencement of a judicial proceeding in the Netherlands (but not elsewhere) for the collection of the sums due and unpaid or our Winding-Up, subject to the limitations that may exist under the law of the Netherlands in bankruptcy or insolvency proceedings, but the trustee may not, in the case of a Non-Payment Event in respect of an Interest Payment, declare the principal amount of any outstanding Subordinated Note to be due and payable.

For the avoidance of doubt, neither the trustee nor the holders of the Subordinated Notes will be entitled to accelerate a repayment of the principal amount of the Subordinated Notes.

A "Non-Payment Event" will occur with respect to the Subordinated Notes only if we do not elect to cancel an Interest Payment, we are not obliged to cancel an Interest Payment or are not required to postpone the payment of the Base Redemption Price and nevertheless fail to pay or set aside for payment the amount due to satisfy, when due, any such Interest Payment or payment of the Base Redemption Price, and such failure continues for 14 days (as described under "Description of the Subordinated Notes—Non-Payment When Due; Limitation of Remedies").

Form

We will issue the Subordinated Notes only in fully registered form, without coupons, in the form of beneficial interests in one or more separate global securities (the "Global Securities") registered in the name of Cede & Co., as nominee for The Depository Trust Company, which we refer to as "DTC." The Subordinated Notes will not be issued in definitive form, except under certain limited circumstances described herein. See "Description of the Subordinated Notes—Book-Entry System; Delivery and Form." The Subordinated Notes will be issued only in denominations of $25, and integral multiples thereof.

Clearing Systems; Book-Entry System

The Subordinated Notes will be accepted for clearance by DTC, Euroclear and Clearstream, Luxembourg. The initial distribution of the Subordinated Notes will be cleared through DTC only. Beneficial interests in the Global Securities will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants, including Euroclear and Clearstream, Luxembourg. Owners of beneficial interests in the Subordinated Notes will receive all payments in respect of their Subordinated Notes in U.S. dollars.

Listing; Trading

We will apply to list the Subordinated Notes on the New York Stock Exchange under the symbol "AEK." If listing is approved, we expect trading of the Subordinated Notes on the New York Stock Exchange to begin within 30 days after the initial delivery of the Subordinated Notes.

Governing Law

The Subordinated Notes and the related Indenture will be governed by, and construed in accordance with, the laws of the State of New York, except that the subordination provisions will be governed by and construed in accordance with the laws of the Netherlands.

Use of Proceeds	We intend to use the net proceeds of this offering for general corporate purposes.

Over-Allotment Option

We have granted to the underwriters a 30-day option to purchase from time to time up to an additional $75,000,000 principal amount of the Subordinated Notes to cover over-allotments, if any. Any Subordinated Notes issued or sold under the option will have the same terms and conditions as the Subordinated Notes.

Trustee	The Bank of New York Mellon Trust Company, N.A. Address: 2 North LaSalle Street, Suite 1020, Chicago, IL 60602 Attention: Global Corporate Trust

SUMMARY INFORMATION—QUESTIONS AND ANSWERS

        These questions and answers are intended to highlight selected information from this prospectus supplement to help you understand certain features of the Subordinated Notes. This summary may not contain all of the information that is important to you. You should read the entire prospectus supplement and the accompanying prospectus, including the full description of the Subordinated Notes, the financial data and related notes and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, before making a decision to invest in the Subordinated Notes. The terms capitalized below are defined terms which are defined under "Description of the Subordinated Notes" or in the accompanying prospectus and have the same meaning when used herein.

When can Interest Payments on the Subordinated Notes be cancelled?	We have the option at any time and from time to time, in our sole discretion and for any reason, to cancel all or part of any Interest Payment.

In addition, regardless of whether we elect to do so, if on the 20th Business Day preceding an Interest Payment Date, we determine that (i) we are not Solvent or that payment of the Interest Payment (or part thereof) on such Interest Payment Date would result in us becoming not Solvent or (ii) we are then subject to the Capital Adequacy Regulations and a Capital Adequacy Event has occurred and continues to exist or that payment of the Interest Payment (or part thereof) on such Interest Payment Date would result in a Capital Adequacy Event occurring or continuing to exist, then, unless the applicable condition is waived by our supervisory authority, we must cancel such Interest Payment.

Any Interest Payment not made on the relevant Interest Payment Date will not accumulate or be payable at any time thereafter, and you will have no right to receive such interest at any time, whether in a Winding-Up or otherwise.

When are we Solvent?

We are Solvent if we are (i) able to pay our debts to our Senior Creditors as they fall due and (ii) our assets exceed our liabilities (other than our liabilities to persons who are not Senior Creditors). For these purposes, "assets" refers to our non-consolidated gross assets and "liabilities" means our non-consolidated gross liabilities, in each case as shown by our then latest published audited balance sheet but adjusted for contingencies and for subsequent events in such manner and to such extent as our Executive Board, our auditors or, as the case may be, our liquidator may determine.

What is a Capital Adequacy Event?

A Capital Adequacy Event means that our solvency margin, additional solvency margin or any other regulatory capital resources or levels, or any equivalent terminology employed by the then applicable Capital Adequacy Regulations, is/are below the capital adequacy requirements imposed upon us by our supervisory authority pursuant to the then applicable Capital Adequacy Regulations which, following the implementation of the Solvency II Directive, includes our "Solvency Capital Requirements" (as defined in the Solvency II Directive) or any equivalent terminology employed by the then applicable Capital Adequacy Regulations.

Under what conditions will we be required to postpone payment of principal on the Subordinated Notes at maturity or the redemption date if the Subordinated Notes are called for redemption?

The Subordinated Notes will be repaid on the Scheduled Maturity Date and may be called for redemption on any Interest Payment Date on and after August 15, 2017 if, on the 10th Business Day preceding the Scheduled Maturity Date or the redemption date, we satisfy the following conditions: (a) we determine that we are Solvent and that payment of the Base Redemption Price on the Scheduled Maturity Date or the redemption date would not result in us becoming not Solvent and (b) if we are then subject to the Capital Adequacy Regulations, we determine that no Capital Adequacy Event has occurred and continues to exist or that payment of the Base Redemption Price on the Scheduled Maturity Date or the redemption date would not result in a Capital Adequacy Event occurring or continuing to exist. If these conditions have not been satisfied, unless they have been waived by our supervisory authority, the payment of the Base Redemption Price on the Scheduled Maturity Date or the redemption date will be postponed.

If payment of the Base Redemption Price on the Scheduled Maturity Date or the redemption date has been postponed, it will become due and payable on the 10th Business Day after the date on which we determine that (x) we are Solvent and that payment of the Base Redemption Price on such Business Day would not result in us becoming not Solvent and (y) a Capital Adequacy Event has not occurred or if it has occurred, does not continue to exist or that payment of the Base Redemption Price on such Business Day would not result in a Capital Adequacy Event occurring or continuing to exist or (z) the applicable condition has been waived by our supervisory authority.

When can the Subordinated Notes be redeemed before maturity?

Subject to our meeting the conditions for redemption described above, and subject to our first obtaining any required consent of our supervisory authority, we may elect to redeem the Subordinated Notes at their Base Redemption Price:

• in whole (but not in part) on any Interest Payment Date on or after August 15, 2017;
• in whole (but not in part) at any time, following the occurrence of a Tax Event; or
• in whole (but not in part) at any time, following the occurrence of a Capital Disqualification Event.
What is a Tax Event?

A Tax Event means our determination, immediately prior to the giving of a notice of redemption, that on the next Interest Payment Date any of the following is true or would be true as a result of a Change in Law:

•

we would, for reasons outside our control, be unable to make the Interest Payment on such Interest Payment Date without being required to pay Additional Amounts, and we cannot avoid the requirement or circumstance by taking reasonable measures available to us;

•

payments of amounts in respect of interest on the Subordinated Notes would be treated as "distributions" within the meaning of Section II of the Dividend Withholding Tax Act 1965 (Wet op de dividendbelasting 1965, or such other provision as may from time to time supersede or replace Section II of the Dividend Withholding Tax Act 1965 for the purposes of such definition), and we cannot avoid the requirement or circumstance by taking such measures as we (acting in good faith) deem appropriate; or

•

there is more than an insubstantial risk that we will not obtain substantially full relief for the purposes of Dutch corporation tax for any payment of interest, and we cannot avoid this risk by taking such measures as we (acting in good faith) deem appropriate.

What is a Capital Disqualification Event?

A Capital Disqualification Event means that the Subordinated Notes cease to be capable of qualifying, in whole or (as a result of any transitional or grandfathering provisions) in part, under the then applicable Capital Adequacy Regulations for the purposes of determining our solvency margin, capital adequacy ratios or comparable margins or ratios, of our Group or any member thereof, or, where subdivided in tiers, as Tier 2 own funds, on a solo and/or consolidated basis, except where such nonqualification is only as a result of any applicable limitation on the amount of such capital.

What are Tier 2 capital and Solvency II?

Under the Capital Adequacy Regulations and Solvency II, we are, and will be, required to hold certain kinds and amounts of capital, including Tier 2 capital, to help us meet our obligations, including the claims of insurance policyholders, as they come due. Tier 2 capital is a class of capital, the requirements for which are set by our regulator. The Subordinated Notes are intended to qualify as Tier 2 capital both under current Capital Adequacy Regulations and under new rules being established pursuant to the Solvency II Directive (Directive 2009/138/EC of the European Union) that will amend the Capital Adequacy Regulations. We refer to the new rules as Solvency II and such rules will likely become effective January 1, 2014. The detailed technical rules implementing Solvency II have not yet been finalized so the criteria to be met to qualify as Tier 2 capital thereunder may change.

What if the Subordinated Notes no longer qualify as Tier 2 capital?

If the Subordinated Notes no longer qualify as Tier 2 capital due to a change in regulation, including the adoption of Solvency II, we will have the option to redeem them. Alternatively, subject to compliance with applicable regulatory and legal requirements, we may elect at any time, without your consent, to convert, substitute or exchange the Subordinated Notes, in whole (but not in part), for securities which have terms that, in our reasonable opinion, are not materially less favorable to you, from a financial point of view, than the terms of the Subordinated Notes, or vary the terms of the Subordinated Notes, such that the Subordinated Notes, after giving effect to such variation, become or do not cease to be securities which have terms that, in our reasonable opinion, are not materially less favorable to you, from a financial point of view, than the terms of the Subordinated Notes. We will only be permitted to do any of the foregoing with the approval of our supervisory authority.

RISK FACTORS

        Your investment in the Subordinated Notes entails risks. You should carefully consider the risk factors below, as well as the other information contained in this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including our annual report on Form 20-F for the year ended December 31, 2010 (our "Annual Report"), before investing in the Subordinated Notes. The following discusses risk factors related to an investment in the Subordinated Notes, key risk factors that could affect our business and operations, as well as other risk factors that are particularly relevant to us in the current period of ongoing economic uncertainty. Other factors besides those discussed below could adversely affect our business and operations, and the following risk factors should not be considered a complete list of potential risks that may affect us and our subsidiaries.

RISKS RELATING TO OUR BUSINESS

Risks related to the global financial markets and general economic conditions

Disruptions in the global financial markets and general economic conditions have affected and continue to affect, and could have material adverse effects on, our business, results of operations, cash flows and financial condition.

        Our results of operations and financial condition may be materially affected from time to time by general economic conditions, such as levels of employment, consumer lending or inflation in the countries in which we operate. Global financial markets experienced extreme and unprecedented volatility and disruption in 2008 and 2009. World economies experienced a significant slowdown in 2008 and 2009 and only slowly began to recover late in 2009 and throughout 2010, although the strength of recovery has varied by region and by country and has shown signs of slowing. Uncertainty in financial markets is expected to remain high in 2012, with signs of an economic slowdown apparent as national governments start to withdraw the financial stimuli that they introduced as a response to the slowdown in 2008 and 2009 and governments in the European Monetary Union openly consider the future viability of the euro currency. These developments have created an unfavorable environment for banking activity generally, bank lending has been reduced below the levels seen before the financial crisis for some time and the housing markets in Europe and North America remain depressed. In addition to the other risks described in this section, these conditions have resulted and may continue to result in a reduction in demand for our products as well as impairments and reductions in the value of the assets in our general account, separate account, and company pension schemes, among other assets. We may also experience a higher incidence of claims and lapses or surrenders of policies. Our policyholders may choose to defer or stop paying insurance premiums. We cannot predict definitively whether or when such actions, which could impact our business, results of operations, cash flows and financial condition, may occur.

        In Europe, countries such as Portugal, Ireland, Italy, Greece and Spain have been particularly affected by the recent financial and economic conditions, creating a heightened perceived risk of default on the sovereign debt of those countries that intensified in the latter part of 2011, with the possibility of a Greek default and rising concerns about the contagion effect it would have on other European Union economies and the ongoing viability of the euro currency and the European Monetary Union. At September 30, 2011, we had exposure to government debt (carried at amortized cost) of Portugal, Ireland, Italy, Greece and Spain of EUR 14 million, EUR 30 million, EUR 74 million, EUR 3 million and EUR 1,060 million, respectively. Yields on the sovereign debt of most European Union member states have recently been volatile and trending upward. The European Union, the European Central Bank and the International Monetary Fund have prepared rescue packages for some of the affected countries. We cannot predict with any certainty whether these packages or other rescue plans will be successful or the effect that they may have on the future viability of the euro currency or the European Monetary Union nor the impact on our business, results of operations, cash flows and financial condition if such rescue packages are not successful. We also cannot predict with any certainty the effect a sovereign default may have on our business, results of operations, cash flows and financial condition, although the effect such events may have could be material and adverse.

        Governmental action in the Netherlands, the United States, the European Union and elsewhere to address any of the foregoing could impact our business. We cannot predict with any certainty the effect that these government actions and actions by the European Central Bank, the Federal Reserve or other governmental actions may have on the financial markets or on our business, results of operations, cash flows and financial condition.

Credit risk

Defaults in our debt securities, private placements and mortgage loan portfolios held in our general account or failure of certain counterparties may adversely affect profitability and shareholders' equity.

        Credit risk is the risk of loss resulting from the default by, or failure to meet contractual obligations of issuers and counterparties. For general account products, we typically bear the risk for investment performance equaling the return of principal and interest. We are exposed to credit risk on our general account fixed-income portfolio (debt securities, mortgages and private placements), over-the-counter ("OTC") derivatives and reinsurance contracts. In addition, financial institutions acting as a counterparty on derivatives may not perform their obligations. Default by issuers and counterparties on their financial obligations may be due to, among other things, bankruptcy, lack of liquidity, market downturns or operational failures, and the collateral or security they provide may prove inadequate to cover their obligations at the time of the default.

        Our investment portfolio contains investments in Dutch government bonds, U.S. Treasury, agency and state bonds, as well as other government issued securities. Recently, there has been uncertainty regarding the ability of certain European nations (in particular Greece, Ireland, Italy, Portugal and Spain) and U.S. states and municipalities to satisfy their financial obligations. Over the past couple of years, during the weak economic environment, we incurred significant investment impairments on our investment assets due to defaults and overall declines in the capital markets. Further excessive defaults or other reductions in the value of these securities and loans could have a material adverse effect on our business, results of operations, cash flows and financial condition.

Equity market risk

A decline in equity markets may adversely affect our profitability and shareholders' equity, sales of savings and investment products and the amount of assets under management.

        Fluctuations in the equity markets have affected our profitability, capital position and sales of equity related products in the past and continue to do so. Exposure to equity markets exists in both assets and liabilities. Asset exposure exists through direct equity investment where we bear all or most of the volatility in returns and investment performance risk. Equity market exposure is also present in insurance and investment contracts for account of policyholders where funds are invested in equities (such as variable annuities, unit-linked products and mutual funds). Although most of the risk remains with the policyholder, lower investment returns can reduce the asset management fee that we earn on the asset balance in these products and prolonged investment under-performance may cause existing customers to withdraw funds and potential customers not to grant investment mandates. In addition, some of our insurance and investment contract business has minimum return or accumulation guarantees, which requires us to establish reserves to fund these future guaranteed benefits when equity market returns do not meet or exceed these guarantee levels. Our reported results under International Financial Reporting Standards ("IFRS"), as issued by the International Accounting Standards Board and adopted by the European Union, are also at risk if returns are not sufficient to allow amortization of deferred policyholder acquisition costs ("DPAC"), which could impact the reported net income as well as shareholders' equity. Volatile or poor market conditions may also significantly reduce the demand for some of our savings and investment products, which could lead to lower sales and net income. Deteriorating general economic conditions may again result in significant decreases in the value of our equity investments. The equity market conditions experienced through the first nine months of 2011 and in the full years 2010 and 2009 led to a recognized impairment loss on equity securities held in our general account of EUR 8 million, EUR 7 million and EUR 96 million, respectively.

Interest rate risk

Interest rate volatility or sustained low interest rate levels may adversely affect our profitability and shareholders' equity.

        In periods of rapidly increasing interest rates, policy loans, surrenders and withdrawals may and usually do increase. Premiums in flexible premium policies may decrease as policyholders seek investments with higher perceived returns. This activity may result in cash payments by us requiring the sale of invested assets at a time when the prices of those assets are affected adversely by the increase in market interest rates. This may result in realized investment losses. These cash payments to policyholders also result in a decrease in total invested assets and net income. Early withdrawals may also require accelerated amortization of DPAC, which in turn reduces net income.

        During periods of sustained low interest rates, as we have been facing in recent years, we may not be able to preserve margins as a result of minimum interest rate guarantees and minimum guaranteed crediting rates provided in policies. Also, investment earnings may be lower because the interest earnings on new fixed-income investments are likely to have declined with the market interest rates. Life insurance and annuity products may be relatively more attractive to consumers, resulting in increased premium payments on products with flexible premium features and a higher percentage of insurance policies remaining in force year to year. Mortgages and redeemable bonds in the investment portfolio are more likely to be repaid as borrowers seek to re-finance at lower interest rates and we may be required to reinvest the proceeds in securities bearing lower interest rates. Risk is heightened in the current market and economic environment in which certain securities may be unavailable. Accordingly, net income may decline as a result of a decrease in the spread between returns on the investment portfolio and the interest rates either credited to policyholders or assumed in reserves.

        If interest rates rise there may be unrealized losses on some of our assets that will be recorded as negative income under IFRS. This is inconsistent with the IFRS accounting on many of our liabilities, where corresponding unrealized gains when interest rates rise do not affect income in the shorter term. Over time, the short-term reduction in income due to rising interest rates would be offset by higher income in later years, all else being equal.

        Base interest rates set by central banks and government treasuries remained during 2011 at the historically low levels initiated in response to the worldwide recession. Certain central banks and government treasuries, including the U.S. Federal Reserve and the European Central Bank, announced during 2011 initiatives designed to maintain or lower long-term interest rates over the next year or longer. Although base rates remained low, credit spreads remained at historically high levels in 2010 and 2011 with widening credit spreads for sovereign debt in a number of European countries, which has had an adverse impact on credit spreads for banks and other financial institutions, in particular in such countries.

        The profitability of our spread-based business depends in large part upon the ability to manage interest rate spreads, credit risk and other risks inherent in the investment portfolio. We may not be able to successfully manage interest rate spreads, credit risk and other risks in the investment portfolio or the potential negative impact of those risks. Investment income from general account fixed income investments for the years 2008, 2009 and 2010 was EUR 6.7 billion, EUR 5.8 billion and EUR 6.0 billion, respectively. For the first nine months of 2011 the amount was EUR 4.2 billion. The value of the related general account fixed income investment portfolio at the end of the years 2008, 2009 and 2010 was EUR 125 billion, EUR 130 billion and EUR 138 billion, respectively. The value of the related general account fixed income investment portfolio as at September 30, 2011, was EUR 138 billion.

Currency exchange rate risk

Fluctuations in currency exchange rates may affect our reported results of operations.

        As an international group, we are subject to foreign currency translation risk. Foreign currency exposure also exists when policies are denominated in currencies other than our functional currency. Currency risk in the investment portfolios backing insurance and investment liabilities are managed using asset liability matching principles. Assets allocated to equity are kept in local currencies to the extent shareholders' equity is required to satisfy regulatory and our self-imposed capital requirements. Therefore, currency exchange rate fluctuations may affect the level of our consolidated shareholders' equity as a result of translation of the equity of our subsidiaries into euro, our reporting currency. We hold the remainder of our capital base (capital securities, subordinated and senior debt) in various currencies in amounts that are targeted to correspond to the book value of our operating units. This balancing is intended to mitigate currency translation impacts on equity and leverage ratios. We may also hedge the expected dividends from our principal operating units that maintain their equity in currencies other than the euro. To the extent these expected dividends are not hedged or actual dividends vary from expected, our net income and shareholders' equity may fluctuate. As we have significant business segments in the Americas and in the United Kingdom, the principal sources of exposure from currency fluctuations are from the differences between the U.S. dollar and the euro and between the U.K. pound and the euro. We may experience significant changes in net income and shareholders' equity because of these fluctuations.

        The exchange rates between our primary operating currencies (U.S. dollar, euro and U.K. pound) continued to fluctuate widely during 2010 and 2011. In 2010, the U.S. dollar ranged by as much as 17% against the euro, finishing around 7% up on the year. In 2011, the U.S. dollar has ranged by as much as 14% against the euro, finishing around 3% up on 2010. The U.K. pound's fluctuation against the euro during 2010 and 2011 was around 9% in each year.

        For the Americas segment, which primarily conducts its business in U.S. dollars, total revenues and net income in the first nine months of 2011 amounted to EUR 9.1 billion and EUR 570 million, respectively. For the United Kingdom segment, which primarily conducts its business in U.K. pounds, total revenues and net income in the first nine months of 2011 amounted to EUR 6.8 billion and EUR 36 million, respectively. On a consolidated basis, these two segments represented 71% of the total revenues and 77% of the net income for the first nine months of 2011. Additionally, we borrow in various currencies to hedge the currency exposure arising from our operations. As of September 30, 2011, we have borrowed or swapped amounts in proportion to the currency mix of capital in units, which was denominated approximately 57% in U.S. dollars, 24% in euro, 13% in U.K. pounds and 6% in Canadian dollars.

The possible abandonment of the euro currency by one or more members of the European Monetary Union may affect our results of operations in the future.

        Despite measures taken by the European Union to provide funding to certain European Union member states in financial difficulties and by a number of European countries to stabilize their economies and reduce their debt burdens, it is possible that the euro could be abandoned as a currency in the future by countries that have already adopted its use. This could lead to the re-introduction of individual currencies in one or more European Monetary Union member states, or in more extreme circumstances, the dissolution of the European Monetary Union. The effects on the European and global economy of a potential dissolution of the European Monetary Union or the exit of one or more European Union member states from the European Monetary Union, are impossible to predict with certainty, and any such events could have a material adverse effect on our financial condition and results of operations in the future.

Liquidity risk

Illiquidity of certain investment assets may prevent us from selling investments at fair prices in a timely manner.

        Liquidity risk is inherent in much of our business. Each asset purchased and liability sold has liquidity characteristics that are unique. Some liabilities are surrenderable while some assets, such as privately placed loans, mortgage loans, real estate and limited partnership interests, have low liquidity. We continued to build our reserves of cash and liquid assets in 2010 and in 2011. In depressed markets we may be unable to sell or buy significant volumes of assets at quoted prices. For example, over the past few years, the market for residential mortgage-backed securities has experienced a significant decrease in liquidity. In addition, any securities we issue of significant volume may be issued at higher financing costs if liquidity conditions are impaired as they have been in recent years. Although we manage our liquidity position for extreme events, including greatly reduced liquidity in capital markets, if these conditions were to persist for an extended period of time, we may need to sell assets below quoted prices to meet our insurance obligations during periods of impaired liquidity.

        As of September 30, 2011, approximately 40% of our general account investments were not highly liquid.

Underwriting risk

Differences between actual claims experience and underwriting and reserve assumptions may require liabilities to be increased.

        Our earnings depend significantly upon the extent to which actual claims experience is consistent with the assumptions used in setting the prices for our products and establishing the technical liabilities for expected claims. To the extent that actual claims experience is less favorable than the underlying assumptions used in establishing such liabilities, our income would be reduced. Furthermore, if the less favorable claims experience were expected to be a sustained trend, we may be required to increase liabilities for other related products, which could reduce our income. In addition, certain acquisition costs related to the sale of new policies and the purchase of policies already in force have been recorded as assets on the balance sheet and are being amortized into income over time. If the assumptions relating to the future profitability of these policies (such as future claims, investment income and expenses) are not realized, the amortization of these costs could be accelerated and may even require write-offs due to an expectation of unrecoverability. This could have a material adverse effect on our reported results of operations and financial condition.

        Sources of underwriting risk include policy lapses, policy claims (such as mortality and morbidity) and expenses. In general, we are at risk if policy lapses increase as sometimes we are unable to fully recover up front expenses in selling a product despite the presence of commission recoveries or surrender charges and fees. We sell certain types of policies that are at risk if mortality or morbidity increases, such as term life insurance and accident insurance. We also sell certain other types of policies that are at risk if mortality decreases (longevity risk) such as annuity products. For example, certain current products as well as products sold in previous years based on standard longevity assumptions have become less profitable or unprofitable as longevity assumptions increase, which may result in us incurring losses. For the nine-month period ended September 30, 2011, a total of EUR 71 million of additional provisions was added to the provision for longevity in the Netherlands above 2010 levels. This amount was fully charged to underlying earnings before tax. If the trend towards increased longevity persists, our annuity products may continue to experience adverse effects because the period of time over which benefit payments are made becomes longer as life expectancies increase. We are also at risk if expenses are higher than assumed by our management.

Other risks

Valuation of our investments, allowances and impairments is subjective and discrepant valuations may adversely affect our results of operations and financial condition.

        The valuation of many of our financial instruments is based on methodologies, estimations and assumptions that are subject to different interpretations and could result in changes to investment valuations that may have a material adverse effect on our results of operations and financial condition. In addition, the determination of the amount of allowances and impairments taken on our investments is subjective and could materially impact our results of operations or financial position.

We may be required to increase our statutory reserves and/or hold higher amounts of statutory capital for certain of our products, which will decrease our returns on these products unless we increase our prices.

        The European Commission's Solvency II directive, which will likely become effective January 1, 2014, is expected to impose, among other things, substantially greater quantitative and qualitative capital requirements on some of our businesses and at the Group level, as well as supervisory and disclosure requirements, and may impact the structure, business strategies, and profitability of our insurance subsidiaries and of the Group. Some of our competitors who are headquartered outside the European Economic Area may not be subject to Solvency II requirements and may thereby be better able to compete against us, particularly in our businesses in the United States and Asia.

        The National Association of Insurance Commissioners' ("NAIC") Model Regulation entitled "Valuation of Life Insurance Policies," commonly known as "Regulation XXX," requires insurers in the United States to establish additional statutory reserves for term life insurance policies with long-term premium guarantees. In addition, "The Application of the Valuation of Life Insurance Policies Regulation," commonly known as "Regulation AXXX" requires insurers to establish additional statutory reserves for certain universal life insurance policies with secondary guarantees. Virtually all of our newly issued term and universal life insurance products in the United States are now affected by Regulations XXX and AXXX, respectively. Additionally, regulators and the industry are reviewing the interpretation of Actuarial Guideline 38 ("AG38"). This guideline addresses reserve requirements for certain term and universal life products. Changes to AG38 could have an adverse impact on reserve levels and design of these products.

        In response to the NAIC regulations, we have implemented reinsurance and capital management actions to mitigate their impact. However, we may not be able to implement actions to mitigate the impact of Regulation XXX and AXXX on future sales of term or universal life insurance products, potentially resulting in an adverse impact on these products and our market position in the life insurance market. Additionally, any change to or repeal of Regulation XXX or AXXX could also reduce the effectiveness of our reinsurance and capital management actions, adversely affecting our life insurance operations.

        For certain of our products, market performance impacts the level of statutory reserves and statutory capital we are required to hold, which may have an adverse effect on returns on capital associated with these products. Capacity for reserve funding available in the marketplace is currently limited as a result of market conditions generally. Our ability to efficiently manage capital and economic reserve levels may be impacted, thereby affecting profitability and return on capital.

        In addition, we may not be able to comply fully with, or obtain appropriate exemptions from, the wide variety of laws and regulations applicable to insurance companies and insurance holding companies. Failure to comply with or to obtain appropriate exemptions under any applicable laws could result in restrictions on our ability to do business in one or more of the jurisdictions in which we operate and could result in fines and other sanctions, which may have a material adverse effect on our business, financial position or results of operations.

        There may be heightened oversight of insurers by regulatory authorities in the jurisdictions in which our subsidiaries are domiciled and operate. We cannot predict specific proposals that might be adopted, or what impact, if any, such proposals or, if enacted, such laws, could have on our business, results of operations, or financial condition. The European Union is adopting Solvency II as discussed above, the NAIC or state regulators may adopt revisions to applicable risk based capital formulas, local regulators in other jurisdictions in which our subsidiaries operate may increase their capital requirements, or rating agencies may incorporate higher capital thresholds into their quantitative analyses, thus requiring additional capital for our insurance subsidiaries.

        In addition, certain jurisdictions, such as the European Union, are questioning the use of gender-based distinctions in the insurance industry. This may limit or impede our ability to continue to make certain gender-based distinctions in the pricing of financial products such as life insurance, annuities and certain other types of products we sell. On March 1, 2011 the European Court of Justice (ECJ) delivered a judgment in the Test Achats case which relates to the ability of an insurance company to use gender as a rating factor when pricing risk. The ECJ has ruled that using gender as a rating factor when pricing risk is invalid. However, the ECJ has granted a transitional period for relief for implementation. The effect of this is that, as from December 21, 2012, it will be unlawful to use gender-related factors for determining premiums and benefits under insurance policies. This decision may have a material adverse effect on our business, financial position and results of operations.

A downgrade in our ratings may increase policy surrenders and withdrawals, adversely affect relationships with distributors and negatively affect our results.

        Claims paying ability and financial strength ratings are factors in establishing the competitive position of insurers. A rating downgrade (or the potential for such a downgrade) of us or any of our rated insurance subsidiaries may, among other things, materially increase the number of policy surrenders and withdrawals by policyholders of cash values from their policies. These withdrawals may require the sale of invested assets, including illiquid assets, at a price that may result in realized investment losses. These cash payments to policyholders would result in a decrease in total invested assets and a decrease in net income. Among other things, early withdrawals may also cause us to accelerate amortization of DPAC, reducing net income.

        We have experienced downgrades and negative changes to our outlook in the past and may experience downgrades and negative changes in the future. For example, during 2010, Fitch lowered the senior debt rating for AEGON N.V. to A- with a stable outlook. Fitch also lowered the insurance financial strength rating for AEGON USA to AA- with a stable outlook. Standard and Poor's lowered the insurance financial strength rating for AEGON Scottish Equitable to A+ with a negative outlook. A downgrade or potential downgrade, including changes in outlook, could result in higher funding and financing costs in the capital markets and affect the availability of funding to us in the capital markets. In addition, a downgrade may adversely affect relationships with broker-dealers, banks, agents, wholesalers and other distributors of our products and services, which may negatively impact new sales and adversely affect our ability to compete. This would have a material adverse effect on our business, results of operations and financial condition.

        We cannot predict what actions rating agencies may take, or what actions we may take in response to the actions of rating agencies, which could adversely affect our business. As with other companies in the financial services industry, our ratings could be downgraded at any time and without notice by any rating agency.

Changes in government regulations in the countries in which we operate may affect profitability.

        Our regulated businesses, such as insurance, banking and asset management, are subject to comprehensive regulation and supervision in all countries in which we operate. The primary purpose of such regulation is to protect clients (e.g. policyholders), not holders of securities. Changes in existing laws and regulations may affect the way in which we conduct business and the products offered. Additionally, the laws or regulations adopted or amended from time to time may be more restrictive or may result in higher costs than current requirements. The recent financial markets dislocation has resulted in, and may continue to result in further, extensive changes to existing laws, regulations and regulatory frameworks applicable to our businesses in the countries in which we operate.

        For example, in July 2010, the U.S. Congress passed the Dodd-Frank Wall Street Reform and Consumer Protection Act ("Dodd-Frank"), which provides for comprehensive changes to the regulation of financial services in the United States by granting existing government agencies and newly created government agencies and bodies (e.g., the Financial Stability Oversight Council and the Federal Insurance Office) authority to promulgate new financial regulations applicable to systemically important non-bank financial institutions. The Financial Stability Oversight Council has proposed a new rule specifying the criteria it will use to determine which nonbanking financial institutions are systemically important. That rule has not yet been finalized. Financial institutions designated as systemically important will likely be subject to higher capital standards and increased prudential regulation, neither of which have been developed. As a result, it is uncertain whether our U.S. operations would be subject to these rules and if these rules are applicable to our U.S. operations, it is uncertain what effect they will have. In addition, Dodd-Frank authorizes the Federal Insurance Office, which does not have general authority over the business of insurance, to make recommendations to the Financial Stability Oversight Council that certain insurers be subject to more stringent regulation. Further, Dodd-Frank requires the Federal Insurance Office to conduct a study on how to modernize and improve the system of insurance regulation in the United States. We cannot predict the requirements of the Dodd-Frank regulations that will ultimately be adopted, how the regulations will affect the financial markets generally or how the regulations will affect our operations or financial condition.

        For information relating to the European Commission's Solvency II directive, see "We may be required to increase our statutory reserves and/or hold higher amounts of statutory capital for certain of our products, which will decrease our returns on these products unless we increase our prices."

        Changes in pension and employee benefit regulation, social security regulation, financial services regulation, taxation and the regulation of securities products and transactions may adversely affect our ability to sell new policies or claims exposure on existing policies. For example, in Hungary, the Parliament passed laws in 2011 that suspend money transfers to pension fund clients' accounts and redirect the contributions to the state budget, with the aim to reduce the budget deficit. The new laws also allow pension fund customers to step back to the public non-funded pay-as-you-go pension system. It is possible that similar policy measures may be taken in other countries in which we operate in Central & Eastern Europe or elsewhere.

        In general, changes in laws and regulations may materially increase our direct and indirect compliance and other expenses of doing business and have a material adverse effect on our business, results of operations or financial condition.

Litigation and regulatory investigations and actions may adversely affect our business, reputation, results of operations, cash flow, financial condition and solvency.

        We face significant risks of litigation and regulatory investigations and actions in connection with our activities as an insurer, securities issuer, employer, investment advisor, investor and taxpayer, among others.

        Insurance companies are routinely the subject of litigation, investigation and regulatory activity by various governmental and enforcement authorities, individual claimants and policyholder advocate groups, involving wide-ranging subjects such as employment or third party relationships, adequacy of operational processes, environmental matters, anti-competition and intellectual property infringement. We are, for example, co-operating fully with an industry-wide inquiry initiated by various state controllers and regulators in the United States into the application by insurers of unclaimed property laws. While we believe that our processes to manage unclaimed property are generally adequate, it is uncertain what the impact of any such inquiry could be for us and other market participants. In any event, with standards in the market changing, it is likely we will increase our reserves as other market participants have done recently.

        In addition, insurance companies are still increasingly the subject of litigation, investigations and regulatory activity concerning common industry practices such as the disclosure of contingent costs, commissions and premiums and other issues relating to the transparency relating to certain products and services. Adequate transparency of product features and cost levels is important for customer satisfaction, especially when they apply for, or take effect over, a longer duration, as is the case for many of our products. In addition, many of our products offer returns that are affected by, among other things, fluctuations in equity markets as well as interest rate movements. As a result, such returns may prove to be volatile and occasionally disappointing. This from time to time results in disputes that lead to litigation and complaints to regulatory bodies. Complaints like these may then lead to inquiries or investigations, regardless of their merit.

        We cannot predict at this time the effect litigation, investigations and actions will have on the insurance industry or our business. Lawsuits, including class actions and regulatory actions, may be difficult to assess or quantify, may seek recovery of very large and/or indeterminable amounts, including bad faith and punitive and treble damages, and their existence and magnitude may remain unknown for substantial periods of time. Claimants may allege damages that are not quantifiable or supportable and may bear little relationship to their actual economic losses, or amounts they ultimately receive, if any.

        We and other U.S. industry participants have been named in lawsuits alleging, among other things, that asset-based fees charged for investment products offered on 401(k) platforms were higher than those generally available in the market. In the Netherlands, certain current and former customers, and groups representing customers, have initiated litigation, and certain groups are encouraging others to bring lawsuits against us and other insurers in respect of certain products, including securities leasing products and unit-linked products (so called "beleggingsverzekeringen," including the KoersPlan-product).

        We have defended and we intend to continue defending ourselves vigorously when we believe claims are without merit. We have also sought and intend to continue to seek to settle certain claims including via policy modifications in appropriate circumstances, such as the settlement we reached in 2009 with Stichting Verliespolis and Stichting Woekerpolis that, among other things, provided for up to EUR 250 million in potential policy modifications. The Ombudsman Financiële Dienstverlening supports this arrangement. However, recently a public debate emerged on the adequacy generally of the arrangements reached between the various insurance companies and customer interest groups like Stichting Verliespolis and Stichting Woekerpolis Claim, and it is not possible to predict or determine the outcome thereof. A substantial legal liability or a significant regulatory action could have a material adverse effect on our business, reputation, results of operations, cash flows, financial condition and solvency. For example, in July 2011, the Amsterdam Court of Appeal, an intermediate appeals court, ruled with respect to the KoersPlan-product that customers are required to pay a reasonable premium. However, the Court went on to define what it considers to be a reasonable premium at a level below that charged by us. While we believe that the Court's ruling, which was based on a single industry example that we believe is not representative, was wrongly decided and, in October 2011, appealed the decision to the Supreme Court in the Netherlands, there can be no assurance that the Supreme Court will agree with our position. If this decision is ultimately upheld on appeal by the Dutch Supreme Court, it could result in a legal liability of approximately EUR 150 million after tax.

        Certain of the products we sell are complex and involve significant investment risks that may be assumed by our customers. We have received claims from certain current and former customers, and groups representing customers, in respect of certain products, including in relation to employer owned life insurance products sold to banks and other corporations in the United States. Certain claims remain under review and may lead to disputes in the future. We have in the past agreed to make payments, in some cases substantial, or adjustments to policy terms to settle those claims or disputes if we believed it was appropriate to do so. While we intend to defend ourselves vigorously against any claims that we do not believe have merit, there can be no assurance that any claims brought against us by our customers will not have a material adverse effect on our business, reputation, results of operations, cash flow, financial position and solvency.

As a result of the European Commission's approval of the core capital we received from the Dutch State in 2008, we are subject to certain requirements which may have a material adverse effect on our business, results of operations and financial condition.

        In December 2008, we issued EUR 3 billion of non-voting convertible core capital securities to Vereniging AEGON, which was funded by the Dutch State and which subsequently required approval by the European Commission. In connection with the approval granted by the European Commission, we agreed with the Dutch Ministry of Finance to certain requirements on us and our future actions. These requirements included behavioral constraints and structural measures. The behavioral constraints expired with the full repurchase of the convertible core capital securities and repayment of the Dutch State on June 15, 2011.

        The structural measures that remain in force are:

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  Reduction of the total U.S. general account assets of the consolidated AEGON USA balance sheet on a constant currency and amortized cost basis by USD 25 billion from 2007 (USD 130 billion) to the end of 2012 (USD 105 billion); as at September 30, 2011, this figure was USD 113 billion.

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  Full hedging of the U.S. variable annuity guaranteed minimum income benefit back book.

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  Improvement, by December 2012, of the ratio of consolidated shareholders' equity (excluding revaluation reserve) to total equity base (including equity, hybrids and net senior debt) from 70% to at least 75% (77.5% at target); as at September 30, 2011, this ratio was 73.6%.

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  Improvement of the loss absorption capacity of our capital base by December 31, 2012. Senior debt maturing before December 31, 2012, will be replaced by instruments that will qualify as at least Tier 2 capital under Solvency II and that will in any case contain certain provisions specified in the European Commission decision; the Subordinated Notes are structured such that they comply with current Capital Adequacy Regulations, meet our EC commitments and are expected to meet the Solvency II Tier 2 requirements.

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  Acceleration of the run-off of the Institutional Markets Division (IMD); the following two portfolios have been put into run-off:

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  Americas spread-based business, with a total account balance of EUR 8,279 million as at September 30, 2011;

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  Americas payout annuities, with a total account balance of EUR 5,851 million as at September 30, 2011.

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  Selling or putting into run-off two specific Dutch pension/insurance portfolios and our U.K. bulk purchase annuity business and refraining from writing new business as of the dates of the relevant run-off decisions.

        The execution of these structural measures may have a material adverse effect on our business, results of operations and financial condition.

We may be unable to manage our risks successfully through derivatives.

        We are exposed to currency fluctuations, changes in the fair value of our investments, the impact of interest rate, equity markets and credit spread changes and changes in mortality and longevity. We use common financial derivative instruments such as swaps, options, futures and forward contracts to hedge some of the exposures related to both investments backing insurance products and company borrowings. This is a more pronounced risk to us in view of the stresses suffered by financial institutions and the volatility of credit and equity markets. We may not be able to manage the risks associated with these activities successfully through the use of derivatives. In addition, a counterparty may fail to honor the terms of its derivatives contracts with us. Our inability to manage risks successfully through derivatives, a counterparty's failure to honor our obligations or the systemic risk that failure is transmitted from counterparty to counterparty could each have a material adverse effect on our business, results of operations and financial condition.

        Our ability to manage risks through derivatives may be negatively affected by Dodd-Frank and legislation initiatives of the European Commission, which provide for a new framework of regulation of OTC derivatives markets. These new regulations, including the proposed regulation of OTC transactions, central counterparties and trade repositories (EMIR) by the European Commission on September 15, 2010, as well as the new regulation on markets in financial instruments (MIFIR) proposed by the European Commission on October 20, 2011, if adopted, may require us to mandatorily trade certain types of OTC derivative transactions on regulated trading venues and clear certain types of transactions currently traded in the OTC derivative markets through a central clearing organization and may limit our ability to customize derivative transactions for our needs. As a result, we may experience additional collateral requirements and costs associated with derivative transactions.

State statutes and regulators may limit or prohibit the aggregate amount of dividends payable by our subsidiaries and AEGON N.V., thereby limiting our ability to make payments on debt obligations.

        Our ability to make payments on debt obligations and pay certain operating expenses is dependent upon the receipt of dividends from subsidiaries. Certain of these subsidiaries have regulatory restrictions that can limit the payment of dividends. In addition, local regulators, acting to represent the interests of local policyholders, are taking an increasingly restrictive stance with respect to permitting dividend payments, which may affect our ability to satisfy our debt obligations or pay our operating expenses.

Changes in accounting policies may affect our reported results and shareholders' equity.

        Since 2005, our financial statements have been prepared and presented in accordance with IFRS. Any future change in these accounting principles may have a significant impact on our reported results, financial condition and shareholders' equity. This includes the level and volatility of reported results and shareholders' equity. One of the standards that will be revised in the near future is IAS 19 Employee Benefits. The amended standard applies to financial years beginning on or after January 1, 2013. The amendments eliminate the option to defer the recognition of gains and losses, known as the "corridor method." The amendments streamline the presentation of changes in assets and liabilities arising from defined benefit plans, including requiring remeasurements to be presented in other comprehensive income. A calculation of our IAS 19 obligation is performed annually during our year-end closing process. As at December 31, 2010 unrecognized actuarial losses amounted to EUR 829 million.

        Another standard that will be revised is IFRS 10 Consolidated Financial Statements, which replaces the portion of IAS 27 Consolidated and Separate Financial Statements that addresses the accounting for consolidated financial statements. It also includes the issues raised in SIC 12 Consolidation—Special Purpose Entities. IFRS 10 establishes a single control model that applies to all group entities, including special purpose entities. The changes introduced by IFRS 10 will require management to exercise significant judgment to determine which entities are controlled, and therefore are required to be consolidated, as compared with the requirements of IAS 27. The amended IFRS 10 standard is expected to become effective for annual periods beginning on or after January 1, 2013.

Tax law changes may adversely affect our profitability, as well as the sale and ownership of our products.

        We are subject to the substance and interpretation of tax laws in all countries in which we operate. Tax risk is the risk associated with changes in tax laws, or the interpretation of tax laws or the introduction of new taxes or tax laws. Tax risk also includes the risk of changes in tax rates and the risk of consequences arising from failure to comply with procedures required by tax authorities. Failure to manage tax risks could lead to increased tax charges, including financial or operating penalties.

        Insurance products enjoy certain tax advantages, particularly in the United States and the Netherlands, which permit the tax deferred accumulation of earnings on the premiums paid by the holders of annuities and life insurance products under certain conditions and within certain limits. Taxes on this inside build-up of earnings may not be payable at all and, if payable, generally are due only when the earnings are actually paid.

        The U.S. Congress has, from time to time, considered possible legislation that could make our products less attractive to consumers, including legislation that would reduce or eliminate the deferral of taxation on the accretion of value within certain annuities and life insurance products. In addition, the U.S. Congress passed legislation in 2001 that provided for reductions in the estate tax and the possibility of permanent repeal of the estate tax continues to be discussed. This could have an impact on insurance products and sales in the United States.

        The U.S. Government, as well as state and local governments, also considers from time to time tax law changes that could increase the amount of taxes that we pay. For example, the U.S. Treasury Department and the Internal Revenue Service may propose new regulations regarding the methodology to determine the dividends received deduction ("DRD") related to variable life insurance and variable annuity contracts. The DRD reduces the amount of dividend income subject to tax and is a significant component of the difference between our effective tax rate and the federal statutory tax rate of 35%. A change in the DRD, including the possible elimination of this deduction, could reduce our consolidated net income.

        Any changes in United States or Dutch tax law affecting our products could have a material adverse effect on our business, results of operations and financial condition.

Competitive factors may adversely affect our market share.

        Competition in our business segments is based on service, product features, price, commission structure, financial strength, claims paying ability, ratings and name recognition. We face intense competition from a large number of other insurers, as well as non-insurance financial services companies such as banks, broker-dealers and asset managers, for individual customers, employers, other group customers, agents and other distributors of insurance and investment products. Consolidation in the global financial services industry can enhance the competitive position of some of our competitors by broadening the range of their products and services, increasing their distribution channels and their access to capital. In addition, development of alternative distribution channels for certain types of insurance and securities products, including through the internet, may result in increasing competition as well as pressure on margins for certain types of products. These competitive pressures could result in increased pricing pressures on a number of products and services, particularly as competitors seek to win market share. This may harm our ability to maintain or increase profitability.

        The adverse market and economic conditions that began in the second half of 2007 and significantly worsened in 2008 and into 2009, with recovery beginning in late 2009 and in 2010, followed in 2011 by further periods of volatility and weakness, particularly in the eurozone, can be expected to result in changes in the competitive landscape. For example, the financial distress experienced by certain financial services industry participants as a result of weak economic conditions and newly imposed regulation may lead to acquisition opportunities. Our ability or that of our competitors to pursue such opportunities may be limited due to lower earnings, reserve increases, capital requirements or a lack of access to debt capital markets and other sources of financing and limitations placed on companies that received state support by the European Commission. Such conditions may also lead to changes by us or our competitors in product offerings and product pricing that could affect us and our relative sales volumes, market shares and profitability. Additionally, the competitive landscape in which we operate may be further affected by government sponsored programs or actions taken in response to the severe dislocations in financial markets which occurred in 2008 and 2009, as well as the European sovereign debt crisis, which worsened during 2011.

        In Spain, we currently have partnerships with a number of Spanish savings banks to distribute a combination of life insurance and pension products. Savings banks in Spain are currently undergoing a period of consolidation as a result of ongoing economic uncertainty. If banks with which we have partnerships consolidate with other banks or otherwise alter their operations, we may experience significant adverse effects on our partnerships with those banks as well as our competitive position in the Spanish life insurance and pensions market.

The default of a major market participant could disrupt the markets.

        The failure of a sufficiently large and influential financial institution could disrupt securities markets or clearance and settlement systems in our markets. This could cause market declines or volatility. Such a failure could lead to a chain of defaults that could adversely affect us and our contract counterparties. In addition, such a failure could impact future product sales as a potential result of reduced confidence in the insurance industry.

        The experience suffered by AIG in the aftermath of the bankruptcy of Lehman Brothers in September 2008 is an example of this type of risk. Our management believes that despite the attention paid by regulators in the United States, the European Union and other countries where we operate, systemic risk to the markets continues to exist, and dislocations caused by the interdependency of financial market participants continues to be a potential source of material adverse changes to our business, results of operations and financial condition.

We may be unable to retain personnel who are key to the business.

        As a global financial services enterprise with a decentralized management structure, we rely, to a considerable extent, on the quality of local management in the various countries in which we operate. The success of our operations is dependent, among other things, on our ability to attract and retain highly qualified professional personnel. Competition for key personnel in most countries in which we operate is intense. Our ability to attract and retain key personnel, in particular senior officers, experienced portfolio managers, mutual fund managers and sales executives, is dependent on a number of factors, including prevailing market conditions and compensation packages offered by companies competing for the same talent. As a part of the governmental response in Europe and the United States to the financial crisis in 2008, there have been various legislative initiatives that have sought to restrict the remuneration of personnel, in particular senior management, with a focus on performance-related remuneration and limiting severance payments. These restrictions, alone or in combination with the other factors described above, could adversely affect our ability to hire and retain qualified employees.

Reinsurers to whom we have ceded risk may fail to meet their obligations.

        Our insurance subsidiaries cede premiums to other insurers under various agreements that cover individual risks, group risks or defined blocks of business, on a co-insurance, yearly renewable term, excess or catastrophe excess basis. These reinsurance agreements spread the risk and minimize the effect of losses. The amount of each risk retained depends on an evaluation of the specific risk, which is subject, in certain circumstances, to maximum limits based on the characteristics of coverage. Under the terms of the reinsurance agreements, the reinsurer agrees to reimburse for the ceded amount in the event the claim is paid. However, our insurance subsidiaries remain liable to their policyholders with respect to ceded insurance if any reinsurer fails to meet the obligations assumed by it. A bankruptcy or insolvency or inability of any of our reinsurance counterparties to satisfy its obligations could have a material adverse effect on our financial position and results of operations.

        In accordance with industry practices, we reinsure a portion of our life insurance exposure with unaffiliated insurance companies under traditional indemnity reinsurance arrangements. At September 30, 2011, approximately 65% of our total direct and assumed (for which we act as a reinsurer for others) life insurance in force was ceded to other insurers. The major reinsurers of AEGON USA and AEGON Canada are SCOR SE ("SCOR"), Munich Re, RGA and Swiss Re. The major reinsurers of AEGON UK are Swiss Re, Munich Re, Pacific Re and XL Re. The major reinsurer for life insurance for AEGON The Netherlands is Swiss Re while the non-life reinsurance is diversified across several providers including Lloyds market syndicates. The major reinsurers of AEGON Hungary for non-life are Swiss Re, Munich Re and Hannover Re and for life insurance are Munich Re and RGA. AEGON Spain's major reinsurers are General Re, RGA, National Re and SCOR. AEGON China's major reinsurers are Hannover Re, Munich Re and China Re.

Our divestment of Transamerica Reinsurance may expose us to additional risks.

        We sold Transamerica Reinsurance to SCOR in August 2011, as a result of which we are exposed to certain risks including enhanced counterparty exposure risk to SCOR, to which we retroceded Transamerica Reinsurance's liabilities and remaining collateral funding obligations.

        Because the divestiture of Transamerica Reinsurance is structured principally as a series of reinsurance transactions, SCOR has become one of our largest reinsurers and we are at risk if SCOR defaults on its obligations under the policies we retroceded to them. A bankruptcy or insolvency or inability of SCOR to satisfy its obligations could have a material adverse effect on our financial position and results of operation. In addition, we agreed to satisfy significant collateral funding obligations of SCOR in connection with the policies we retroceded to it. Satisfying such funding obligations could limit our ability to upstream cash to the Group level, pay dividends or make acquisitions.

Reinsurance may not be available, affordable or adequate to protect us against losses.

        As part of our overall risk and capacity management strategy we purchase reinsurance for certain risks underwritten by our various business segments. Market conditions beyond our control determine the availability and cost of the reinsurance protection we purchase. Accordingly, we may be forced to incur additional expenses for reinsurance or may not be able to obtain sufficient reinsurance on acceptable terms, which could adversely affect our ability to write future business.

We may have difficulty managing our expanding operations and we may not be successful in acquiring new businesses or divesting existing operations.

        In recent years we have made a number of acquisitions and divestitures around the world and it is possible that we may make further acquisitions and divestitures in the future. Growth by acquisition involves risks that could adversely affect our operating results and financial condition. These include: the potential diversion of financial and management resources from existing operations; difficulties in assimilating the operations, technologies, products and personnel of the acquired company; significant delays in completing the integration of acquired companies; the potential loss of key employees or customers of the acquired company; potential losses from unanticipated litigation; and tax and accounting issues. In addition, expansion into new and emerging markets may involve heightened political, legal and regulatory risks, such as discriminatory regulation, nationalization or expropriation of assets, price controls and exchange controls.

        Our acquisitions could result in additional indebtedness, costs, contingent liabilities and impairment expenses related to goodwill and other intangible assets. In addition, they may divert management's attention and other resources. Divestitures of existing operations, including a divestiture of Transamerica Reinsurance as described above, could result in us assuming or retaining certain contingent liabilities. All of the foregoing could adversely affect our businesses, results of operations and financial condition. Future acquisitions may also have a dilutive effect on the ownership and voting percentages of existing shareholders. There can be no assurance that we will successfully identify suitable acquisition candidates or that we will properly value acquisitions made. We are unable to predict whether or when any prospective acquisition candidate will become available or the likelihood that any acquisition will be completed once negotiations have commenced.

Catastrophic events, which are often unpredictable by nature, could result in material losses and abruptly and significantly interrupt our business activities.

        Our operating results and financial position can be adversely affected by volatile natural and man-made disasters such as hurricanes, windstorms, earthquakes, terrorism, riots, fires and explosions, pandemic disease and other catastrophes. Over the past several years changing weather patterns and climatic conditions have added to the unpredictability and frequency of natural disasters in certain parts of the world and created additional uncertainty as to future trends and exposure. Generally, we seek to reduce our exposure to these events through individual risk selection, monitoring risk accumulation and purchasing reinsurance. However, such events could lead to considerable financial loss to our business. Furthermore, natural disasters, terrorism and fires could disrupt our operations and result in significant loss of property, key personnel and information about us and our clients. If our business continuity plans have not included effective contingencies for such events they could adversely affect our business, results of operations, corporate reputation and financial condition for a substantial period of time.

We regularly develop new financial products to remain competitive in our markets and to meet the expectations of our clients. If clients do not achieve expected returns on those products, we may be confronted with legal claims, pressure groups and negative publicity.

        We may face claims from customers and adverse negative publicity if our products result in losses or fail to result in expected gains, regardless of the suitability of products for customers or the adequacy of the disclosure provided to customers by us and by the intermediaries who distribute our products. New products that are less well understood and that have less of a historical performance track record may be more likely to be the subject of such claims. Any such claims could have a material adverse effect on our results of operations, corporate reputation and financial condition.

We may not be able to protect our intellectual property and may be subject to infringement claims.

        We rely on a combination of contractual rights with third parties and copyright, trademark, patent and trade secret laws to establish and protect our intellectual property. Third parties may infringe on or misappropriate our intellectual property, and it is possible that third parties may claim that we have infringed on or misappropriated its intellectual property rights. Any resulting proceedings in which we would have to enforce and protect our intellectual property, or defend ourselves against a claim of infringement of a third party's intellectual property, may require significant effort and resources and may not prove successful. As a result of any proceeding in which we would have to enforce and protect our intellectual property, we may lose intellectual property protection, which could have a material adverse effect on our business, results of operation, financial condition and our ability to compete. As a result of any proceeding in which we would have to defend ourselves against a claim of infringement of a third party's intellectual property, we may be required to pay damages and provide injunctive relief, which could have a material adverse effect on our business, results of operations and financial condition.

Inadequate or failed processes or systems, human factors or external events could adversely affect our profitability, reputation or operational effectiveness.

        Operational risk is inherent in our business and can manifest itself in many ways, including business interruption, poor vendor performance, information systems malfunctions or failures, regulatory breaches, processing errors, modeling errors, and/or internal and external fraud. These events can potentially result in financial loss, harm to our reputation and hinder our operational effectiveness. Management undertakes significant effort to control these risks and keep operational risk at appropriate levels by maintaining a well-controlled environment and sound policies and practices. Notwithstanding these control measures, however, operational risk is part of the business environment in which we operate and is inherent in our size and complexity as well as our geographic diversity and the scope of the businesses we operate. Our risk management activities cannot anticipate every economic and financial outcome or the specifics and timing of such outcomes. Furthermore, if the contractual arrangements put in place with any third party service providers, including providers of information technology, administrative or investment management services, are terminated, we may not find an alternative provider on a timely basis or on equivalent terms. We may incur losses from time to time due to these types of risks.

Our operations support complex transactions and are highly dependent on the proper functioning of information technology and communication systems. Any failure of our information technology or communications systems may result in a material adverse effect on our results of operations and corporate reputation.

        While systems and processes are designed to support complex transactions and avoid systems failure, fraud, information security failures, processing errors and breaches of regulation, any failure could lead to a material adverse effect on our results of operations and corporate reputation. In addition, we must commit significant resources to maintain and enhance our existing systems in order to keep pace with industry standards and customer preferences. If we fail to keep up-to-date information systems, we may not be able to rely on information for product pricing, risk management and underwriting decisions. In addition, even though back up and recovery systems and contingency plans are in place, we cannot assure investors that interruptions, failures or breaches in security of these process and systems will not occur, or if they do occur, that they can be adequately addressed. The occurrence of any of these events could have a material adverse effect on our business, results of operations and financial condition.

A computer system failure or security breach may disrupt our business, damage our reputation and adversely affect our results of operations, financial condition and cash flows.

        We use computer systems to store, retrieve, evaluate and utilize customer and company data and information. Our business is highly dependent on our ability to access these systems to perform necessary business functions such as providing customer support, administering variable products, making changes to existing policies, filing and paying claims, managing our investment portfolios and producing financial statements. While we have policies, procedures, automation and backup plans designed to prevent or limit the effect of failure, our computer systems may be vulnerable to disruptions or breaches as a result of natural disasters, man-made disasters, criminal activity, pandemics or other events beyond our control. The failure of our computer systems for any reason could disrupt our operations, result in the loss of customers and may adversely affect our business, results of operations and financial condition.

        We retain confidential information on our computer systems, including customer information and proprietary business information. Any compromise of the security of our computer systems that results in the disclosure of personally identifiable customer information could damage our reputation, expose us to litigation, increase regulatory scrutiny and require us to incur significant technical, legal and other expenses.

Judgments of U.S. courts may not be enforceable against us in Dutch courts.

        The United States and the Netherlands do not currently have a treaty providing for the reciprocal recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters. Judgments of U.S. courts, including those predicated on the civil liability provisions of the U.S. federal securities laws, may not be enforceable in Dutch courts. Therefore, our investors that obtain a judgment against us in the United States may not be able to require us to pay the amount of the judgment unless a competent court in the Netherlands gives binding effect to the judgment. It may, however, be possible for a U.S. investor to bring an original action in a Dutch court to enforce liabilities against us, our affiliates, directors, officers or any expert named therein who resides outside the United States, based upon the U.S. federal securities laws.

RISKS RELATING TO THE SUBORDINATED NOTES

You will not receive Interest Payments if we exercise our option at any time, or are obliged, to cancel Interest Payments.

        We may at any time and from time to time, in our sole discretion and for any reason, elect to cancel Interest Payments on the Subordinated Notes for any period of time. In addition, we will be obliged to cancel Interest Payments in certain circumstances. Any Interest Payments so cancelled will not accumulate or be payable at any time thereafter, and holders of the Subordinated Notes will have no right thereto, whether in a Winding-Up or otherwise. Such Interest Payments will therefore be lost to you. See "Description of the Subordinated Notes—Cancellation of Interest Payments." Under certain circumstances, we may be obligated to continue making payments on our Junior Securities (which includes our existing and future capital securities and all classes of our share capital) and Junior Guarantees during a period of time in which we have elected to cancel Interest Payments on the Subordinated Notes.

Interest Payments on the Subordinated Notes and payment of the Base Redemption Price are conditional on certain solvency and capital adequacy conditions.

        Interest Payments on the Subordinated Notes will be cancelled and payment of the Base Redemption Price (on the Scheduled Maturity Date or any redemption date) will be postponed if we determine that we are not Solvent or that payment of the Interest Payment (or part thereof) on such Interest Payment Date or payment of the Base Redemption Price, as the case may be, would result in us becoming not Solvent. In addition, Interest Payments on the Subordinated Notes will be cancelled and payment of the Base Redemption Price will be postponed if we are then subject to the Capital Adequacy Regulations and we determine that a Capital Adequacy Event has occurred and continues to exist or that payment of the Interest Payment (or part thereof) on such Interest Payment Date or payment of the Base Redemption Price (on the Scheduled Maturity Date or any redemption date), as the case may be, would cause a Capital Adequacy Event to occur or continue to exist. See "Description of the Subordinated Notes—Cancellation of Interest Payments—Mandatory Cancellation of Interest Payments" and "Description of the Subordinated Notes—Maturity, Redemption, Conversion, Substitution, Variation and Purchases—Condition for Redemption and Payment at Maturity."

You may be required to bear the financial risks of an investment in the Subordinated Notes for a significant period of time beyond the Scheduled Maturity Date.

        You may be required to bear the financial risks of an investment in the Subordinated Notes beyond the Scheduled Maturity Date if payment of the Base Redemption Price of the Subordinated Notes is postponed on the Scheduled Maturity Date due to our determination that we are not Solvent, a Capital Adequacy Event has occurred and continues to exist or if such payment would result in us becoming not Solvent or a Capital Adequacy Event occurring. If the payment of the Base Redemption Price of the Subordinated Notes is postponed on the Scheduled Maturity Date because of the failure of any of the foregoing conditions, you will only receive the Base Redemption Price when we determine that (i) we are Solvent and that payment of the Base Redemption Price would not result in us becoming not Solvent and (ii) a Capital Adequacy Event no longer exists or that payment of the Base Redemption Price would not cause a Capital Adequacy Event to occur or continue to exist or (iii) the applicable condition has been waived by our supervisory authority. See "Description of the Notes—Maturity, Redemption, Conversion, Substitution, Variation and Purchases—Condition for Redemption and Payment at Maturity."

We may redeem the Subordinated Notes if certain adverse tax or regulatory disqualification events occur and we obtain any required consent of our supervisory authority, and we may redeem the Subordinated Notes at our option on August 15, 2017 or on any Interest Payment Date thereafter so long as we have any required consent of our supervisory authority.

        Upon the occurrence of certain tax or regulatory disqualification events, as described more fully under "Description of the Subordinated Notes—Maturity, Redemption, Conversion, Substitution, Variation and Purchases," we may redeem the Subordinated Notes at our option at any time, in whole but not in part, so long as we have any required consent of our supervisory authority.

        We may also redeem the Subordinated Notes at our option, in whole but not in part, on or after August 15, 2017, so long as we have any required consent of our supervisory authority. If we redeem the Subordinated Notes for any reason, you may only be able to reinvest the redemption proceeds in securities with a lower interest rate. Any redemption of the Subordinated Notes will be subject to the conditions described under "Description of the Subordinated Notes—Maturity, Redemption, Conversion, Substitution, Variation and Purchases."

        You should assume that we would seek to exercise this option if we are able to refinance at a lower cost of funding or it is otherwise in our interest to redeem the Subordinated Notes.

The regulatory capital treatment of the Subordinated Notes may change in which case we may (without your consent) redeem, convert, substitute or exchange the Subordinated Notes, in whole (but not in part).

        While the Solvency II framework has not yet been finalized, the terms of the Subordinated Notes conform to both the current Capital Adequacy Regulations and the latest proposals on the features of Tier 2 own funds under the Solvency II Directive, and more particularly the criteria set out in the QIS 5 technical specifications dated July 5, 2010, with the intention that they will constitute our Tier 2 own funds upon implementation of Solvency II in the Netherlands. Nevertheless, it is likely that further proposals on Solvency II and its implementation in the Netherlands will be published after the issuance of the Subordinated Notes, and this may impact on our ability to include the Subordinated Notes as Tier 2 own funds under Solvency II. As a result, there can be no assurance that the Subordinated Notes will constitute Tier 2 capital under Solvency II. If the Subordinated Notes on adoption of Solvency II fail to qualify as Tier 2 own funds, we may at our option (and without your consent) redeem the Subordinated Notes in whole, but not in part, or we may convert, substitute or exchange the Subordinated Notes in whole, but not in part, into or for other subordinated notes, or vary the terms of the Subordinated Notes, so long as the subordinated notes resulting from such conversion, substitution, variation or exchange qualify for not less favorable capital treatment and have terms which in our reasonable opinion are not materially less favorable to you, from a financial point of view, than the terms of the Subordinated Notes. See "Description of the Subordinated Notes—Maturity, Redemption, Conversion, Substitution, Variation and Purchases—Redemption upon Certain Events—(b) Redemption, conversion, substitution, exchange or variation for regulatory reasons."

The Subordinated Notes will rank below our secured debt and our senior notes, and the liabilities of our subsidiaries.

        The Subordinated Notes will be direct, unsecured, subordinated obligations and will rank equally without any preference among themselves and equally with any Parity Securities. The Subordinated Notes will be subordinated to the claims of all of our Senior Creditors, present and future. In our Winding-Up, you may receive proportionately less than our Senior Creditors, who must be paid in full before we make any payments on the Subordinated Notes. If, upon our Winding-Up, the amount payable on the Subordinated Notes and any claims ranking equally with the Subordinated Notes are not paid in full, the Subordinated Notes and other claims ranking equally will share ratably in any distribution of our assets upon our Winding-Up in proportion to the respective amounts to which they are entitled. Our perpetual cumulative subordinated bonds will rank equally with the Subordinated Notes. Our outstanding junior perpetual capital securities and all classes of our share capital rank below the Subordinated Notes. All of our other securities currently rank senior to the Subordinated Notes. As of September 30, 2011, our total indebtedness and obligations owed to Senior Creditors was €4.3 billion, and our total indebtedness and obligations ranking equally with the Subordinated Notes was €453 million.

        The Subordinated Notes are obligations exclusively of AEGON N.V. AEGON N.V. is a holding company and conducts substantially all of its operations through its subsidiaries which own substantially all of its operating assets. Our subsidiaries are separate and distinct legal entities, and have no obligation to pay any amounts due or to provide us with funds to meet any payment obligations that arise thereunder. Our right to receive any assets of any of our subsidiaries, as an equity holder of such subsidiaries, upon their liquidation or reorganization, and therefore the right of the holders of the Subordinated Notes to participate in those assets, will be effectively subordinated to the claims of that subsidiary's creditors, including obligations to policyholders. On September 30, 2011, the total indebtedness and obligations of our consolidated subsidiaries to creditors (including indebtedness and obligations guaranteed by AEGON N.V. but excluding obligations to policyholders) was €5.9 billion in aggregate.

In the event of our Winding-Up, the amount of your recovery, if any, may be denominated in euro and may therefore be exposed to currency exchange rate fluctuations.

        If you are entitled to any recovery with respect to the Subordinated Notes upon our Winding-Up, you might not be entitled to a recovery in U.S. dollars and might be entitled only to a recovery in euro or any other lawful currency of the Netherlands. In addition, under current Dutch law, our liability to holders of the Subordinated Notes would have to be converted into euro or any other lawful currency of the Netherlands on a date close to the commencement of insolvency proceedings against us, and you would be exposed to currency exchange rate fluctuations between that date and the date you receive proceeds pursuant to such proceedings, if any.

We are not prohibited from issuing further debt or other securities that may rank equally with or senior to the Subordinated Notes.

        There is no restriction on the amount of debt or other securities we may issue that rank senior to the Subordinated Notes or on the amount of securities we may issue that rank equally with the Subordinated Notes. The issuance of any such debt or securities may reduce the amount recoverable by you upon our Winding-Up or may increase the likelihood of a cancellation of Interest Payments.

There are limitations on the remedies available to you and the trustee if a Non-Payment Event occurs and there are no circumstances where the holders of the Subordinated Notes will have the right to accelerate payment of the principal amount thereof.

        If a Non-Payment Event occurs and continues with respect to the Subordinated Notes, the trustee may pursue all legal remedies available to it, including the commencement of a judicial proceeding for the collection of sums due and unpaid. The trustee may not, however, declare the principal amount of any outstanding Subordinated Note to be due and payable. In addition, bankruptcy proceedings may have to be commenced in the Netherlands, and not elsewhere, and under Dutch law, only AEGON N.V., its creditors and the Public Prosecutions Department of the Netherlands may file for bankruptcy. It is unclear whether the trustee qualifies as a creditor for these purposes, so that holders of the Subordinated Notes may be required to commence such bankruptcy proceedings themselves. If we make payments on Junior Securities (which includes our existing and future capital securities and all classes of our share capital) and Junior Guarantees after we cancel Interest Payments on the Subordinated Notes, you will not have the right to recover any cancelled Interest Payments or to require us to recommence Interest Payments. See "Description of the Subordinated Notes—Non-Payment When Due; Limitation of Remedies."

You will be deemed to have waived all rights of set-off.

        Subject to applicable law, you may not exercise or claim any right of set-off in respect of any amount we owe you arising under or in connection with the Subordinated Notes and you will be deemed, by virtue of holding the Subordinated Notes, to have waived all such rights of set-off. See "Description of the Subordinated Notes—Non-Payment When Due; Limitation of Remedies."

General market conditions and other factors could adversely affect market prices for the Subordinated Notes.

        Market prices for the Subordinated Notes can be expected to vary with changes in market and economic conditions, including changes in credit spreads and the market for similar securities, our financial condition and prospects, changes in our credit ratings (whether real or anticipated) and other factors that generally influence the market prices of securities. As a result, the Subordinated Notes could trade at prices that may be lower than the initial offering price.

The Subordinated Notes are a new issue of securities, and there is no assurance that a trading market will exist or that it will be liquid.

        The Subordinated Notes are a new issue of securities and have no established trading market. Although we will apply to list the Subordinated Notes on the New York Stock Exchange, there can be no assurance that an active trading market will develop. Even if an active trading market does develop, no one, including the underwriters, is required to maintain its liquidity.

USE OF PROCEEDS

        We estimate that the net proceeds from this offering after deducting the underwriting discount and before paying the offering expenses will be approximately $484,528,875 (approximately $557,166,375 if the underwriters' over-allotment option is exercised in full). We intend to use the net proceeds of this offering for general corporate purposes.

RATIOS OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated using financial information calculated in accordance with IFRS.

Nine Months Ended September 30,		Year Ended December 31,
2011	2010	2010	2009		2008		2007	2006
1.3	1.1	1.6	0.7	(1)	0.5	(1)	1.7	2.0

(1)
Earnings were inadequate to cover fixed charges by €1,437 million and €798 million, respectively, during the years ended December 31, 2008 and December 31, 2009.

        For purposes of determining the ratio of earnings to fixed charges, earnings is defined as income before tax plus fixed charges less dividends on preferred shares and interest on perpetual securities. Fixed charges are calculated by adding (1) interest expensed and capitalized, (2) amortized premiums, discounts and capitalized expenses related to indebtedness, (3) interest on fixed annuities, guaranteed investment contracts and savings accounts, (4) dividends on preferred shares and (5) interest on perpetual securities.

 WHERE YOU CAN FIND MORE INFORMATION ABOUT US

        We file annual reports with and furnish other information to the U.S. Securities and Exchange Commission (the "SEC"). You may read and copy any document that we have filed with or furnished to the SEC at the SEC's public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Our SEC filings are also available to the public through the SEC's web site at http://www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room in Washington, D.C. and in other locations.

INCORPORATION OF CERTAIN INFORMATION WE FILE WITH THE SEC

        As permitted by the SEC, this prospectus supplement and the accompanying prospectus do not contain all the information you can find in our registration statement or the exhibits to the registration statement. The SEC allows us to "incorporate by reference" information into this prospectus supplement and the accompanying prospectus, which means that:

  •
  incorporated documents are considered part of this prospectus supplement and the accompanying prospectus;

  •
  we can disclose important information to you by referring you to those documents;

  •
  information that we file with the SEC after the date of this prospectus supplement that is incorporated by reference in this prospectus supplement and the accompanying prospectus automatically updates and supersedes this prospectus supplement and the accompanying prospectus; and

  •
  information that is more recent that is included in this prospectus supplement and the accompanying prospectus automatically updates and supersedes information in documents incorporated by reference with a date earlier than this prospectus supplement.

        We incorporate by reference into this prospectus supplement and the accompanying prospectus our documents listed below. Unless otherwise noted, all documents incorporated by reference have the SEC file number 1-10882.

  •
  Annual Report on Form 20-F for the fiscal year ended December 31, 2010;

  •
  Report on Form 6-K furnished to the SEC on April 26, 2011, relating to the divestment of Transamerica Reinsurance;

  •
  Report on Form 6-K furnished to the SEC on May 13, 2011, relating to resolutions passed at the annual general meeting of shareholders of AEGON N.V.;

  •
  Report on Form 6-K furnished to the SEC on August 8, 2011, relating to the resignation of a member of our Supervisory Board;

  •
  Report on Form 6-K furnished to the SEC on August 11, 2011, with our Interim Financial Statements and Operating and Financial Review and Prospects for the six-month period ended June 30, 2011;

  •
  Report on Form 6-K furnished to the SEC on August 16, 2011, relating to our decision to sell our U.K.-based Guardian life and pension business;

  •
  Report on Form 6-K furnished to the SEC on September 29, 2011, relating to the restructuring of our Dutch business;

  •
  Report on Form 6-K furnished to the SEC on November 10, 2011, with our unaudited condensed consolidated interim financial statements for the nine-month period ended September 30, 2011;

  •
  Report on Form 6-K furnished to the SEC on November 28, 2011, relating to the completion of the sale of our U.K.-based Guardian life and pension business;

  •
  Report on Form 6-K furnished to the SEC on January 23, 2012, with a modified version of AEGON's earnings release for the nine-month period ended September 30, 2011, intended solely for incorporation into the registration statement of which this prospectus supplement forms a part;

  •
  Report on Form 6-K furnished to the SEC on January 23, 2012, with an extract of AEGON's Analyst & Investor Presentation by Jan Nooitgedagt dated November 10, 2011, intended solely for incorporation into the registration statement of which this prospectus supplement forms a part;

  •
  Report on Form 6-K furnished to the SEC on January 23, 2012, with a modified version of AEGON's Embedded Value 2010 Report; and

  •
  each of the following documents that we file with or furnish to the SEC after the date of this prospectus supplement from now until we terminate the offering of securities under this prospectus supplement, the accompanying prospectus and the registration statement:

  •
  reports filed under Section 13(a), 13(c) or 15(d) of the Exchange Act, and

  •
  reports filed or furnished on Form 6-K that indicate that they are incorporated by reference in this prospectus supplement or the accompanying prospectus.

        These documents contain important information about us and our financial condition. You may obtain copies of these documents in the manner described above. You may also request a copy of these filings (excluding exhibits) at no cost by contacting us as follows:

  Investor Relations
  AEGON N.V.
  P.O. Box 85
  2501 CB The Hague
  The Netherlands
  Tel: +31-70-344-8305
  Tel: 1-877-548-9668 (U.S. toll-free number)
  E-mail:   ir@aegon.com

CAPITALIZATION

        The following table sets forth our consolidated capitalization (a) as of September 30, 2011 and (b) as of September 30, 2011, as adjusted to give effect to this offering of the Subordinated Notes and use of the net proceeds therefrom (assuming no exercise by the underwriters of their overallotment option). It is important that you read this table in conjunction with, and it is qualified by reference to, "Selected Historical Financial Data" and the historical financial statements and related notes in the Annual Report, including the section "Operating and Financial Review and Prospects," and our unaudited condensed consolidated financial statements for the nine months ended September 30, 2011 furnished to the SEC on November 10, 2011 on Form 6-K, as well as the presentation of our results for the nine months ended September 30, 2011 furnished to the SEC on January 23, 2012 on Form 6-K, and which are incorporated by reference in this prospectus supplement.

        The following table uses financial information derived from accounting policies based on IFRS.

	As of September 30, 2011
	Actual	Adjusted
	(in millions of €)
Preferred shares par value(1)(2)	80	80
Common shares par value(2)	229	229
Surplus funds	19,134	19,134

Shareholders' equity	19,443	19,443
Share options and incentive plans	71	71
Junior perpetual capital securities(3)	4,192	4,192
Perpetual cumulative subordinated bonds(4)	453	453
Subordinated Notes offered hereby(5)(7)	—	347
Non-controlling interests	12	12

Group equity	24,171	24,518
Subordinated Notes offered hereby(5)(7)	—	38
Trust pass—through securities(6)	154	154
Subordinated borrowings(6)	18	18
Senior borrowings related to insurance activities(6)	1,318	1,318

Total capital base	25,661	26,046

(1)
Vereniging AEGON holds all of our issued preferred shares.

(2)
On September 30, 2011, our total authorized share capital consisted of 3,000,000,000 common shares with a par value of €0.12 per share and 1,000,000,000 preferred shares (divided into 500,000,000 class A and 500,000,000 class B preferred share), each with a par value of €0.25 per share. At the same date, there were 1,909,654,051 common shares, 211,680,000 class A preferred shares and 110,072,000 class B preferred shares issued. All of our issued shares are fully paid-up. As of September 30, 2011, AEGON N.V. held 27,503,300 common shares as treasury shares and 1,884,520 common shares were held by its subsidiaries. Our preferred shares and common shares are Junior Securities (as defined under "Description of the Subordinated Notes—Glossary").

(3)
Consists of eight series of junior perpetual capital securities in aggregate principal amounts of $1 billion, $500 million, €950 million, $1,050 million, €200 million, $550 million, $250 million and $500 million, respectively. Our junior perpetual capital securities are Junior Securities (as defined under "Description of the Subordinated Notes—Glossary").

(4)
Rank equally with the Subordinated Notes offered hereby. Such securities are Parity Securities (as defined under "Description of the Subordinated Notes—Glossary").

(5)
Under IFRS, which are the basis for the preparation of our consolidated financial statements, and the principles of IAS 32 Financial Instruments: Presentation, the Subordinated Notes offered hereby are considered compound instruments consisting of a liability component and an equity component, which must be accounted for separately and presented separately on the balance sheet.

(6)
Rank senior to the Subordinated Notes offered hereby. Holders of all such securities are Senior Creditors (as defined under "Description of the Subordinated Notes—Glossary"). As of September 30, 2011, our total indebtedness and obligations owed to Senior Creditors was €4.3 billion.

(7)
The amounts of the Subordinated Notes are calculated using the EUR/USD exchange rate on January 24, 2012 being 1.29805.

 SELECTED HISTORICAL FINANCIAL DATA

        In the table below, we provide you with our summary historical financial data. We have prepared this information using our consolidated financial statements for the five years ended December 31, 2010 and the nine months ended September 30, 2011 and 2010. The financial statements for the five years ended December 31, 2010 have been audited by Ernst & Young Accountants LLP, independent registered public accounting firm. The selected consolidated financial data for the nine months ended September 30, 2011 and 2010 have been derived from our unaudited condensed consolidated financial statements, which have been prepared on the same basis as our audited financial statements and, in the opinion of our management, reflect all normal recurring adjustments necessary for a fair presentation of our financial position and results of operations as of the end of and for such period.

        Our consolidated financial statements are prepared in accordance with IFRS, as adopted by the European Union, and with IFRS as issued by the International Accounting Standards Board.

        When you read this summary historical financial data, it is important that you read it in conjunction with, and it is qualified by reference to, the historical financial statements and related notes in the Annual Report, including the section titled "Operating and Financial Review and Prospects," and our unaudited condensed consolidated financial statements for the nine months ended September 30, 2011 furnished to the SEC on November 10, 2011 on Form 6-K, as well as the presentation of our results for the nine months ended September 30, 2011 furnished to the SEC on January 23, 2012 on Form 6-K.

	As of and for the nine months ended September 30,		As of and for the year ended December 31,
	2011	2010	2010	2009	2008	2007	2006
	(in millions EUR, except per share amounts)
Consolidated income statement information:
Amounts based upon IFRS
Premium income	15,084	16,320	21,097	19,473	22,409	26,900	24,570
Investment income	6,124	6,730	8,762	8,681	9,965	10,457	10,376
Total revenues(1)	22,197	24,321	31,608	29,751	34,082	39,271	36,615
Income/(loss) before tax	830	1,562	1,914	(464)	(1,061)	3,077	3,971
Net income/(loss)	791	1,442	1,760	204	(1,082)	2,551	3,169
Net income (loss) per common share(2)
Basic	(0.08)	0.62	0.76	(0.16)	(0.92)	1.47	1.87
Diluted	(0.08)	0.55	0.68	(0.16)	(0.92)	1.47	1.86
Consolidated balance sheet information:
Amounts based upon IFRS
Total assets	337,821	337,000	332,303	298,634	289,041	314,120	314,813
Insurance and investment contracts	265,419	266,778	270,920	248,903	240,030	266,735	262,052
Trust pass-through securities and (subordinated) borrowings(3)	9,881	8,803	8,604	7,314	4,824	5,152	4,395
Shareholders' equity	19,443	18,048	17,210	12,164	6,055	15,151	18,605

	(in thousands)
Number of common shares:
Balance at January 1	1,736,049	1,736,049	1,736,049	1,578,227	1,636,545	1,622,927	1,598,977
Issuances	173,605	—	—	157,822	—	—	—
Stock dividends	—	—	—	—	41,452	25,218	23,950
Share withdrawal	—	—	—	—	(99,770)	(11,600)	—
Balance at end of period	1,909,654	1,736,049	1,736,049	1,736,049	1,578,227	1,636,545	1,622,927

(1)
In accordance with IFRS, the receipts related to investment-type annuity products and investment contracts are not reported as revenue.

(2)
Per share data has been calculated based on the weighted average number of common shares outstanding after giving effect to all stock dividends, stock splits and share repurchases. Diluted per share data gives effect to all dilutive securities.

(3)
Excludes bank overdrafts.

 DESCRIPTION OF THE SUBORDINATED NOTES

        The following description of the particular terms of the Subordinated Notes supplements the description of the general terms and provisions of the Subordinated Notes set forth under "Description of Debt Securities" beginning on page 14 of the accompanying prospectus. The accompanying prospectus contains a detailed summary of additional provisions of the Subordinated Notes and of the Indenture (as defined below) under which they will be issued. Certain provisions of this section are summaries of the accompanying prospectus and subject to its detailed provisions. You should read all the provisions of the accompanying prospectus and the Indenture. The following description of the Subordinated Notes replaces the information in the accompanying prospectus in the event of any inconsistency.

        The following description is only a summary and does not describe every aspect of the Subordinated Notes or the Indenture. Therefore, it may not contain all of the information that is important to you as a potential purchaser of the Subordinated Notes. If you purchase the Subordinated Notes, your rights will be determined by the Subordinated Notes, the Indenture and the Trust Indenture Act of 1939. In light of this, you should read the Indenture and the form of the Subordinated Notes filed with the SEC before making an investment decision. You can read the Indenture and the form of the Subordinated Notes at the locations listed under "Where You Can Find More Information About Us" on page S-34 of this prospectus supplement.

        The Subordinated Notes will be issued under an indenture, dated as of October 11, 2001 (the "Base Indenture"), among AEGON N.V., AEGON Funding Company LLC and The Bank of New York Mellon Trust Company, N.A., as successor trustee pursuant to the Agreement of Resignation, Appointment and Acceptance dated as of August 21, 2007 by and among AEGON N.V., AEGON Funding Company LLC, The Bank of New York Mellon Trust Company, N.A. and Citibank, N.A., as such indenture has been modified and supplemented to the date hereof, and as shall be further modified by an eighth supplemental indenture to be dated as of January 31, 2012 (the "Eighth Supplemental Indenture", and the Eighth Supplemental Indenture together with the Base Indenture, the "Indenture"), among AEGON N.V., The Bank of New York Mellon Trust Company, N.A., as trustee, and Citibank N.A., as paying agent. The Subordinated Notes will be treated as a separate series of our subordinated debt securities. We will file a copy of the Eighth Supplemental Indenture relating to the Subordinated Notes and the form of the Subordinated Notes with the SEC. In accordance with the terms of the Indenture, we are permitted to issue additional subordinated notes that would be considered part of the same series of the Subordinated Notes we are offering pursuant to this prospectus supplement. In this description references to "we," "us," "our" and "AEGON" refer to AEGON N.V.

FORM AND DENOMINATION

        We will issue the Subordinated Notes only in fully registered form, without coupons, in the form of beneficial interests in one or more Global Securities. The Subordinated Notes will be issued in denominations of $25 and integral multiples thereof. We will issue the Subordinated Notes as Global Securities registered in the name of Cede & Co., as nominee for DTC. Please read "—Book-Entry System; Delivery and Form" and "Underwriting—Settlement" for more information about the form of the Subordinated Notes and their clearance and settlement.

INTEREST

Interest Payment Dates

        Subject to our right or obligation to cancel Interest Payments as described under "—Cancellation of Interest Payments," interest on the Subordinated Notes will be payable quarterly in arrears in equal payments for any full Interest Period (as defined below) on February 15, May 15, August 15 and

November 15 of each year, commencing on May 15, 2012, at a fixed rate per annum on their outstanding principal amount equal to 8.00% (calculated on a 30/360 day basis). We refer to such rate as the "Interest Rate" and to each such date as an "Interest Payment Date." We refer to each period from (and including) an Interest Payment Date (or the issue date, in respect of the first Interest Payment Date), to (but excluding) the immediately following Interest Payment Date as an "Interest Period."

        If any Interest Payment Date, any redemption date, the Scheduled Maturity Date (as defined below) or the Final Payment Date (as defined below) of the Subordinated Notes falls on a day that is not a Business Day, we will make any required payment on the next succeeding Business Day, and no additional interest will accrue in respect of any payment made on the next succeeding Business Day.

        Subject to our right or obligation to cancel Interest Payments as described under "—Cancellation of Interest Payments," interest accrues on the Subordinated Notes from the issue date of the Subordinated Notes until the full outstanding principal amount of such Subordinated Note is paid or duly made available for final payment. Each Subordinated Note will cease to bear interest from the relevant date on which payment is due, unless, upon due presentation, payment of principal is improperly withheld or refused. In such event, it will continue to bear interest at the Interest Rate. We will make any required Interest Payments through the paying agent to the person in whose name the Subordinated Note is registered on the record date.

Regular Record Dates

        We will make any required Interest Payments through the paying agent to the person in whose name a Subordinated Note is registered at the close of business on February 1, May 1, August 1 and November 1 of each year, as the case may be, immediately preceding the relevant Interest Payment Date.

CANCELLATION OF INTEREST PAYMENTS

        We will make Interest Payments on the relevant Interest Payment Dates, subject to and in accordance with the provisions contained herein.

Option to Cancel Interest Payments

        We have the option at any time and from time to time, in our sole discretion and for any reason, to cancel all or part of any Interest Payment that would in the absence of such election be scheduled to be made on the relevant Interest Payment Date by giving notice to the trustee and the holders of the Subordinated Notes not less than 10 Business Days prior to such relevant Interest Payment Date.

Mandatory Cancellation of Interest Payments

        Regardless of whether we elect to do so, if on the 20th Business Day preceding an Interest Payment Date, (i) we determine that we are not Solvent or that payment of the Interest Payment (or part thereof) on such Interest Payment Date would result in us becoming not Solvent or (ii) we are then subject to the Capital Adequacy Regulations and we determine that a Capital Adequacy Event has occurred and continues to exist or that payment of the Interest Payment (or part thereof) on such Interest Payment Date would result in a Capital Adequacy Event occurring or continuing to exist, then, unless any applicable condition is waived by our supervisory authority, we must cancel such Interest Payment and give notice thereof to the trustee and the holders of the Subordinated Notes not less than 10 Business Days prior to such Interest Payment Date.

Cancelled Interest Payments are Non-Cumulative

        Any Interest Payment not made on the relevant Interest Payment Date as a result of cancellation in accordance with "—Option to Cancel Interest Payments" or "—Mandatory Cancellation of Interest Payments" (a) will not accumulate or be payable at any time thereafter, and holders of the Subordinated Notes will have no right thereto, whether in a Winding-Up or otherwise, and (b) shall be at our disposal.

Restrictions Following Cancellation of Interest Payments

        If, on any Interest Payment Date, an Interest Payment scheduled to be made on such date is not paid in full, we shall not and our Executive Board will not, to the fullest extent permitted by applicable law, recommend to our shareholders, as applicable, and we and our Executive Board, as applicable, will otherwise act to prevent:

  (i)
  the declaration or payment of any distribution or dividend (other than a distribution or dividend declared by our Executive Board before we give notice that payment of such Interest Payment is not to be paid in full) or the making of any other payment (including any interest payment) on, and will procure that no distribution or dividend or other payment is made on, any Junior Securities or Junior Guarantees; or

  (ii)
  the redemption, purchase, cancellation, reduction or acquisition in any other way of any Junior Securities or Junior Guarantees,

in each case unless or until the earlier of: (x) an Interest Payment scheduled to be made on any subsequent Interest Payment Date has been paid in full (i) to the holders of the Subordinated Notes or (ii) to a designated third party trust account for the benefit of the holders of the Subordinated Notes pending payment by the trustee to the holders of the Subordinated Notes on such subsequent Interest Payment Date, or (y) the redemption or purchase and cancellation of the Subordinated Notes in full; provided that these restrictions shall not apply to interest payments on any capital securities outstanding on the date of the Indenture that are mandatory in accordance with the terms and conditions of such capital securities.

        Any failure by us to follow the restrictions described above will not, however, give rise to any obligation on our part to make any Interest Payment, either retroactively or in the future.

STATUS

Status and Subordination of the Subordinated Notes; Winding-Up

        The Subordinated Notes constitute our direct, unsecured, subordinated securities and, in our Winding-Up will rank, without any preference among themselves, equally with any Parity Securities and Parity Guarantees and in priority to any Junior Securities (which includes our existing and future capital securities and all classes of our share capital) and Junior Guarantees. The rights and claims of the holders of the Subordinated Notes are subordinated to the claims of our Senior Creditors, present and future. If at any time an order is made, or an effective resolution is passed, for our Winding-Up (except in any such case a solvent Winding-Up solely for the purpose of a reconstruction, amalgamation or the substitution of a successor in business, the terms of which reconstruction, amalgamation or substitution (a) have previously been approved in writing by the trustee or by an extraordinary resolution of our shareholders and (b) do not provide that the Subordinated Notes will thereby become payable), holders of the Subordinated Notes shall, in respect of each Subordinated Note held, be entitled to a Winding-Up Claim, which Winding-Up Claim shall rank for payment as described above.

        As of September 30, 2011, our total indebtedness and obligations owed to Senior Creditors was €4.3 billion, and our total indebtedness and obligations ranking equally with the Subordinated Notes was €453 million.

Set-off

        By purchasing the Subordinated Notes, you and the trustee will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to the Subordinated Notes or the Indenture (or between our obligations regarding the Subordinated Notes and any liability owed by a holder or the trustee to us) that you or the trustee might otherwise have against us. Each holder will, by virtue of holding any Subordinated Note, be deemed to have waived all such rights of set-off.

MATURITY, REDEMPTION, CONVERSION, SUBSTITUTION, VARIATION AND PURCHASES

Payment at Maturity

        The scheduled maturity date of the Subordinated Notes is February 15, 2042 (the "Scheduled Maturity Date"). Unless previously redeemed, or purchased and cancelled, and subject to the provisions of "—Condition for Redemption and Payment at Maturity" below, the Subordinated Notes shall be repaid on the Scheduled Maturity Date at their Base Redemption Price.

        The holders of the Subordinated Notes have no right to call for the redemption of the Subordinated Notes at any time before the Scheduled Maturity Date. The holders' right to receive payment on the Scheduled Maturity Date shall be subject to the conditions on payment of the Base Redemption Price set forth in "—Condition for Redemption and Payment at Maturity" below.

Our Option to Redeem

        Subject to "—Condition for Redemption and Payment at Maturity" below, and subject to our first obtaining any required consent of our supervisory authority, we may, by giving notice in accordance with "—Notice of Redemption" below, redeem the Subordinated Notes in whole (but not in part) at our option on August 15, 2017, or on any Interest Payment Date thereafter at their Base Redemption Price.

Redemption upon Certain Events

(a)   Redemption for tax reasons

        Subject to "—Condition for Redemption and Payment at Maturity," and subject to our first obtaining any required consent of our supervisory authority, we may, by giving notice in accordance with "—Notice of Redemption" below, redeem the Subordinated Notes in whole (but not in part) at their Base Redemption Price if a Tax Event occurs.

        In the case of redemption upon the occurrence of a Tax Event, we are required, before we give a notice of redemption, to deliver to the trustee a written legal opinion of independent Netherlands counsel of recognized standing, selected by us, in a form satisfactory to the trustee, confirming that we are entitled to exercise our right of redemption. The trustee will accept such certificate as sufficient evidence of the conditions set out above, in which event it will be conclusive and binding on the holders of the Subordinated Notes.

(b)   Redemption, conversion, substitution, exchange or variation for regulatory reasons

        If a Capital Disqualification Event occurs, we may:

            (i)  subject to "—Condition for Redemption and Payment at Maturity" and subject to our first obtaining any required consent of our supervisory authority, by giving notice in accordance with "—Notice of Redemption," redeem in whole (but not in part) the Subordinated Notes at their Base Redemption Price; or

           (ii)  subject to compliance with applicable regulatory and legal requirements, elect, at any time and without the consent of the holders of the Subordinated Notes, to convert, substitute or exchange the Subordinated Notes, in whole (but not in part), for Compliant Securities, or vary the terms of the Subordinated Notes, such that the Subordinated Notes, after giving effect to such variation, become or do not cease to be Compliant Securities.

        Any conversion, substitution, exchange or variation of the Subordinated Notes described under (ii) above will be made after notice is given to the holders of the Subordinated Notes and the trustee not less than 30 nor more than 60 days prior to the date fixed for conversion, substitution, exchange or variation, as applicable. Any conversion, substitution, exchange or variation of the terms of the Subordinated Notes will be subject to our first obtaining the required consent of our supervisory authority.

        Prior to the publication of any notice of conversion, substitution, exchange or variation under (ii) above, we must first deliver to the trustee a certificate, signed by a duly authorized officer of ours, certifying that the securities to be offered on conversion, in substitution or in exchange for the Subordinated Notes or the terms of the Subordinated Notes as so varied have terms not materially less favorable to an investor, from a financial point of view (as reasonably determined by us).

        A conversion, substitution or exchange of the Subordinated Notes for Compliant Securities pursuant to (ii) above may be considered for U.S. federal income tax purposes to be a taxable exchange of Subordinated Notes for new securities by the beneficial owners of such Subordinated Notes, resulting in recognition of taxable gain or loss for U.S. federal income tax purposes and other possible adverse tax consequences. U.S. beneficial owners should consult their own tax advisers regarding the U.S. federal, state and local income tax consequences of any conversion, substitution or exchange.

Condition for Redemption and Payment at Maturity

        If, on the 10th Business Day preceding any date fixed for redemption of the Subordinated Notes or the Scheduled Maturity Date, as the case may be, (a) we determine that we are not Solvent or that payment of the Base Redemption Price on such date fixed for redemption or the Scheduled Maturity Date, as the case may be, would result in us becoming not Solvent or (b) we are then subject to the Capital Adequacy Regulations and we determine that a Capital Adequacy Event has occurred and continues to exist or that payment of the Base Redemption Price on such date fixed for redemption or the Scheduled Maturity Date, as the case may be, would result in a Capital Adequacy Event occurring or continuing to exist, then, unless the applicable condition has been waived by our supervisory authority, such date fixed for redemption or the Scheduled Maturity Date (as the case may be), and payment of the Base Redemption Price thereon, shall be postponed. The payment of the Base Redemption Price which has been postponed shall become due and payable on the date (the "Final Payment Date") falling 10 Business Days after the date on which we determine that (x) we are Solvent and that payment of the Base Redemption Price on such Final Payment Date would not result in us becoming not Solvent and (y) a Capital Adequacy Event has not occurred or, if it has occurred, does not continue to exist or that payment of the Base Redemption Price on such Final Payment Date would not result in a Capital Adequacy Event occurring or continuing to exist or (z) the applicable condition has been waived by our supervisory authority.

Notice of Redemption

        Before we may redeem the Subordinated Notes prior to the Scheduled Maturity Date as described herein, we must give not less than 30 nor more than 60 days' notice before the applicable redemption date to the trustee and holders of the Subordinated Notes. Subject to the provisions of "—Condition for Redemption and Payment at Maturity" above, any notice of redemption is irrevocable and must be given in accordance with the terms of the Indenture. If the Base Redemption Price in respect of any of the Subordinated Notes is improperly withheld or refused and is not paid by us, any Interest Payments otherwise payable on the Subordinated Notes will continue to be payable until the Base Redemption Price is actually paid, unless we elect to cancel, or are obliged to cancel, such Interest Payments (in accordance with the provisions of "—Cancellation of Interest Payments" above).

Purchases

        Subject to our first obtaining any required consent of our supervisory authority, we may purchase on the open market at any time Subordinated Notes in any manner and at any price. Purchased Subordinated Notes may be held, resold or, at our option, cancelled, as described below under "—Cancellation."

Cancellation

        Cancellation of any Subordinated Notes so redeemed or repaid by us will be effected by reducing the principal amount of the Global Securities, and any Subordinated Notes so cancelled may not be reissued or resold and our obligations in respect of any such cancelled Subordinated Notes will be discharged.

PAYMENTS ON THE GLOBAL SECURITIES

Method of Payment

        Payments of any amounts in respect of any Global Securities will be made by Citibank, N.A., in its capacity as paying agent, to DTC. Any such payments of interest and certain other payments on or in respect of the Subordinated Notes will be in U.S. dollars. Payments will be made to beneficial owners of the Subordinated Notes in accordance with the rules and procedures of DTC or its direct and indirect participants, as applicable. Neither we, the trustee nor any of our agents will have any responsibility or liability for any aspect of the records of any securities intermediary in the chain of intermediaries between DTC, Euroclear or Clearstream, Luxembourg and any beneficial owner of an interest in the Global Securities, or the failure of DTC, Euroclear or Clearstream, Luxembourg or any intermediary to pass through to any beneficial owner any payments that we make to DTC.

        For more information about holding Subordinated Notes in global book-entry form please see "Description of Debt Securities—Global Securities" in the accompanying prospectus.

Payments Subject to Tax Laws

        All payments made in respect of the Subordinated Notes will be subject, in all cases, to any tax or other laws and regulations applicable thereto in the place of payment, but will not affect our obligation to pay Additional Amounts as described herein under "—Taxation; Additional Amounts."

NON-PAYMENT WHEN DUE; LIMITATION OF REMEDIES

        Notwithstanding any of the provisions below, the right to institute Winding-Up proceedings is limited to circumstances where we have not elected to or been obliged to cancel Interest Payments, or where we have not been required to postpone any date fixed for redemption or the Scheduled Maturity Date (as the case may be), and payment of the Base Redemption Price thereon or an Interest Payment has become due and has not been paid. The Indenture contains provisions entitling the trustee to claim from us, among other things, the fees, expenses and liabilities incurred by it in carrying out its duties under the Indenture. The restrictions on commencing proceedings described below will not apply to any such claim.

        The Events of Default and rights to accelerate described, and certain remedies provided for, in the accompanying prospectus under "Description of Debt Securities—Events of Default" do not apply to the Subordinated Notes. The only remedies are as provided below. For the avoidance of doubt, neither the trustee nor the holders of the Subordinated Notes will be entitled to accelerate a repayment of the principal amount of the Subordinated Notes.

        (a)   A "Non-Payment Event" will occur with respect to the Subordinated Notes only if we do not elect to cancel an Interest Payment, we are not obliged to cancel an Interest Payment or are not required to postpone the payment of the Base Redemption Price and nevertheless fail to pay or set aside for payment the amount due to satisfy, when due, any such Interest Payment or payment of the Base Redemption Price, and such failure continues for 14 days.

        If a Non-Payment Event occurs and is continuing with respect to the Subordinated Notes, the trustee may pursue all legal remedies available to it, including the commencement of a judicial proceeding in the Netherlands (but not elsewhere) for the collection of the sums due and unpaid or our Winding-Up, subject to the limitations that may exist under the law of the Netherlands in bankruptcy or insolvency proceedings, but the trustee may not, in the case of a Non-Payment Event in respect of an Interest Payment, declare the principal amount of any outstanding Subordinated Note to be due and payable.

        (b)   Subject to the provisions of this section, the trustee may at its discretion and without further notice institute such proceedings against us as it may think fit to enforce any term or condition binding on us under the Indenture and the Subordinated Notes (other than for the payment of any principal or satisfaction of any Interest Payments in respect of the Subordinated Notes); provided that we will not by virtue of the institution of any such proceedings be obligated to pay any sum or sums, in cash or otherwise, sooner than we would otherwise have been obligated to pay.

        (c)   The trustee will not be bound to take any of the foregoing actions against us to enforce the terms of the Indenture or the Subordinated Notes unless (i) it will have been so requested by an extraordinary resolution or in writing by the holders of at least 25% in principal amount of the Subordinated Notes then outstanding and (ii) it will have been offered reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request.

        (d)   Notwithstanding the foregoing, holders of the Subordinated Notes have the absolute and unconditional right to institute suit for the enforcement of any Interest Payment that we do not timely elect to cancel or are not obliged to cancel, or any payment of the Base Redemption Price that we are not required to postpone, and such right may not be impaired without the consent of the holder.

TAXATION; ADDITIONAL AMOUNTS

        Any amounts paid by us on the Subordinated Notes (including principal, Interest Amounts, Accrued Interest Payments and payments in respect of a Winding-Up) will be made without withholding of or deduction for any present or future taxes, duties, assessments or other charges imposed by the government of the Netherlands or the government of a jurisdiction in which a successor to us is organized (a "Successor Jurisdiction"), unless the withholding or deduction of such taxes, duties, assessments or charges is required by law. In that event, subject to our first obtaining any required consent of our supervisory authority, and subject to our right to elect to cancel or any obligation to cancel, any Interest Payment or any obligation to postpone payment of the Base Redemption Price, we will pay such additional amounts, which we refer to as "Additional Amounts," as may be necessary in order that the net amounts received by holders of the Subordinated Notes after such withholding or deduction equal the respective amounts of principal and interest which would have been received in respect of the Subordinated Notes in the absence of such withholding or deduction, except that no such Additional Amounts will be payable in relation to any payment with respect to any Subordinated Notes:

        (a)   to, or to a third party on behalf of, a holder of the Subordinated Notes who is liable to such taxes, duties, assessments or governmental charges in respect of such Subordinated Notes by reason of such holder having some connection with the Netherlands or a Successor Jurisdiction, as applicable, other than the mere holding of such Subordinated Notes; or

        (b)   to, or to a third party on behalf of, a holder of the Subordinated Notes, if such withholding or deduction may be avoided by complying with any statutory requirement or by making a declaration of non-residence or other similar claim for exemption to the relevant tax authority if, following a request to do so, such holder or third party fails to comply with such requirement; or

        (c)   to, or to a third party on behalf of, a holder of the Subordinated Notes that is a partnership, or a holder of the Subordinated Notes that is not the sole beneficial owner of the Subordinated Notes or which holds the Subordinated Notes in a fiduciary capacity, to the extent that any of the members of the partnership, the beneficial owner or the settler or beneficiary with respect to the fiduciary would not have been entitled to the payment of an Additional Amount had each of the members of the partnership, the beneficial owner, settler or beneficiary (as the case may be) received directly his beneficial or distributive share of the payment; or

        (d)   presented for payment (where presentation is required) more than 30 days after the Relevant Date except to the extent that the holder of the Subordinated Notes would have been entitled to such Additional Amounts on presenting the same for payment on the last day of such period of 30 days; or

        (e)   where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to the European Union Council Directive of June 3, 2003 on the taxation of savings income, implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 or any law implementing or complying with, or introduced in order to conform to such Directive, or similar measures adopted by a number of third countries and territories.

        Whenever we refer in this prospectus supplement or the accompanying prospectus to principal, Interest Amounts and/or Accrued Interest Payments, we intend to include any Additional Amounts that may become payable pursuant to the terms of the Indenture as described above.

TRADING CHARACTERISTICS

        We will apply to list the Subordinated Notes on the New York Stock Exchange. We expect the Subordinated Notes to trade as individual units at a trading price that takes into account the value, if any, of accrued but unpaid interest. This means that purchasers will not pay, and sellers will not receive, accrued and unpaid interest on the Subordinated Notes which has not been included in their trading price.

BOOK-ENTRY SYSTEM; DELIVERY AND FORM

General

        The Subordinated Notes will initially be represented by one or more Global Securities in registered form, without coupons attached. They will be deposited with or on behalf of DTC or its nominee and registered in the name of Cede & Co., as nominee of DTC. Until the Subordinated Notes are exchanged for definitive securities, the Global Securities may not be transferred except as a whole by DTC to a nominee or a successor of DTC.

        The Subordinated Notes will be accepted for clearance by DTC, Euroclear and Clearstream, Luxembourg. The initial distribution of the Subordinated Notes will be cleared through DTC only. Beneficial interests in the Global Securities will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants, including

Euroclear and Clearstream, Luxembourg. Owners of beneficial interests in the Subordinated Notes will receive all payments in respect of their Subordinated Notes in U.S. dollars.

        The laws of some states may require that certain investors in securities take physical delivery of their securities in definitive form. Those laws may impair the ability of investors to own interests in book-entry securities.

        So long as DTC, or its nominee, is the holder of the Global Securities, it will be considered the sole holder of the Global Securities for all purposes under the Indenture. Except as described below under "—Issuance of Definitive Securities", no participant, indirect participant or other person will be entitled to have Subordinated Notes registered in its name, receive or be entitled to receive physical delivery of the Subordinated Notes in definitive form or be considered the owner or holder of the Subordinated Notes under the Indenture. Each person having an ownership or other interest in the Subordinated Notes must rely on the procedures of DTC, Euroclear and Clearstream, Luxembourg, and, if a person is not a participant or another securities intermediary through which that person owns its interest, exercise any rights and obligations of a holder under the Indenture or the Subordinated Notes. See also "Description of Debt Securities—Global Securities" in the accompanying prospectus.

        For more information about DTC, Euroclear and Clearstream, Luxembourg see "Description of Debt Securities—Global Securities" in the accompanying prospectus.

ISSUANCE OF DEFINITIVE SECURITIES

        So long as DTC holds the Global Securities, the Global Securities will not be exchangeable for definitive securities unless:

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  DTC notifies the trustee that it is unwilling or unable to continue to hold the book-entry Subordinated Notes, or DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and the trustee does not appoint a successor to DTC which is registered under the Securities Exchange Act of 1934, as amended, within 120 days;

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  a Non-Payment Event has occurred and is continuing;

  •
  in the event of our Winding-Up, we fail to make a Payment in respect of the Subordinated Notes when due; or

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  at any time we determine in our sole discretion that the global securities representing the Subordinated Notes should be exchanged for definitive Subordinated Notes in registered form.

        Each person having an ownership or other interest in the Subordinated Notes must rely exclusively on the rules and procedures of DTC, Euroclear or Clearstream, Luxembourg, as the case may be, and any agreement with any participant of DTC, Euroclear or Clearstream, Luxembourg, as the case may be, or any other securities intermediary through which that person holds its interest to receive or direct the delivery or possession of any definitive security.

        Definitive securities will be issued in registered form only in denominations of $25, and integral multiples thereof. To the extent permitted by law, we and the trustee are entitled to treat the person in whose name any definitive security is registered as its absolute owner.

        Payments in respect of definitive securities will be made to the person in whose name the definitive securities are registered, as it appears in the register. Payments will be made in respect of the Subordinated Notes by transfer to the holder's account in New York.

        If we issue definitive securities in exchange for Global Securities, DTC, as holder of the Global Securities, will surrender it against receipt of the definitive securities, cancel the book-entry securities, and distribute the definitive securities to the persons in the amounts that DTC specifies.

        If definitive securities are issued in the limited circumstances described above, those definitive securities may be transferred in whole or in part in denominations of $25, and integral multiples thereof, upon surrender of the definitive securities certificates together with the form of transfer endorsed on it, duly completed and executed at the specified office of the trustee. If only part of a securities certificate is transferred, a new securities certificate representing the balance not transferred will be issued to the transferor. For more information regarding the transfer and exchange of definitive securities see "Description of Debt Securities—Form, Exchange and Transfer" in the accompanying prospectus.

FURTHER ISSUES OF SECURITIES

        We may from time to time, without the consent of the holders of the Subordinated Notes, create and issue further subordinated notes ranking equally in all respects (or in all respects save for the date from which interest thereon accrues and the amount of the first payment of interest on such further subordinated notes) and so that the further issuance of subordinated notes will be consolidated and form a single series with the outstanding Subordinated Notes; provided that any further subordinated notes that are not fungible with the Subordinated Notes for U.S. federal income tax purposes shall have a unique CUSIP and any other identifying number assigned to such further subordinated notes. Any further issuance of subordinated notes will be issued pursuant to an additional supplemental indenture.

THE TRUSTEE

        The Bank of New York Mellon Trust Company, N.A. is the trustee under the Indenture. The trustee and its affiliates also perform certain commercial and investment banking services for us, for which they receive customary fees, and may serve as trustee pursuant to indentures and other instruments entered into by us or trusts established by us in connection with future issues of securities.

        The Indenture contains provisions for the indemnification of the trustee and for its relief from responsibility, including provisions relieving it from taking any action unless indemnified to its satisfaction. The trustee is entitled to enter into business transactions with us, without accounting for any profit resulting therefrom.

GOVERNING LAW

        The Subordinated Notes and the related Indenture will be governed by, and construed in accordance with, the laws of the State of New York, except that the subordination provisions of the Subordinated Notes and the Indenture will be governed by and construed in accordance with the laws of the Netherlands.

GLOSSARY

        Certain defined terms that are used in this prospectus supplement are defined in the following glossary. Terms used in the description of our Subordinated Notes which are not defined herein are defined in the accompanying prospectus or in the Indenture.

        "Accrued Interest Payment" means, at any time, the amount of interest (if any) that has continued to accrue after an Interest Payment Date in respect of the failure to make a payment when due on an Interest Payment Date.

        "Additional Amounts" has the meaning set forth under "—Taxation; Additional Amounts."

        "Base Redemption Price" means, in respect of any date fixed for redemption of the Subordinated Notes or the Scheduled Maturity Date, the aggregate principal amount of the Subordinated Notes, together with any accrued but unpaid interest to such date fixed for redemption or the Scheduled Maturity Date that has not previously been cancelled in accordance with our right or obligation to cancel any Interest Payment as set forth under "—Cancellation of Interest Payments."

        "Business Day" means a day, other than a Saturday or Sunday, on which commercial banks and foreign exchange markets are open for general business in New York and Amsterdam.

        "Capital Adequacy Event" means that our solvency margin, additional solvency margin or any other regulatory capital resources or levels, or any equivalent terminology employed by the then applicable Capital Adequacy Regulations, is/are below the capital adequacy requirements imposed upon us by our supervisory authority pursuant to the then applicable Capital Adequacy Regulations which, following the implementation of the Solvency II Directive, includes our "Solvency Capital Requirements" (as defined in the Solvency II Directive) or any equivalent terminology employed by the then applicable Capital Adequacy Regulations.

        "Capital Adequacy Regulations" means the solvency margin, capital adequacy regulations or any other regulatory capital rules applicable to AEGON N.V. from time to time pursuant to Dutch law and/or the laws of any other relevant jurisdiction and which set out the requirements to be satisfied by financial instruments to qualify as solvency margin or additional solvency margin or regulatory capital (or any equivalent terminology employed by the then applicable Capital Adequacy Regulations).

        "Capital Disqualification Event" means that the Subordinated Notes cease to be capable of qualifying, in whole or (as a result of any transitional or grandfathering provisions) in part, under the then applicable Capital Adequacy Regulations for the purposes of determining our solvency margin, capital adequacy ratios or comparable margins or ratios, of our Group or any member thereof, or, where subdivided in tiers, as Tier 2 own funds, on a solo and/or consolidated basis, except where such nonqualification is only as a result of any applicable limitation on the amount of such capital.

        "Compliant Securities" means securities issued directly or indirectly by us that:

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  have terms which are not materially less favorable to an investor, from a financial point of view, than the terms of the Subordinated Notes (as reasonably determined by us, and provided that a certification to such effect of a duly authorized person of ours shall have been delivered to the trustee prior to the issuance of the relevant securities), provided that such securities (a) contain terms such that they comply with the then current requirements of our supervisory authority in relation to Tier 2 capital, (b) include terms which provide for at least the same interest rate from time to time applying to the Subordinated Notes, and (c) rank at least pari passu with the Subordinated Notes; and

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  where the Subordinated Notes which have been substituted or varied were listed immediately prior to their substitution or variation, the relevant securities are listed on (a) the New York Stock Exchange or (b) such other internationally recognized stock exchange as selected by AEGON N.V.

        "DTC" means The Depository Trust Company.

        "Executive Board" means the executive board of AEGON N.V.

        "Final Payment Date" has the meaning set forth under "—Maturity, Redemption, Conversion, Substitution, Variation and Purchases—Condition for Redemption and Payment at Maturity."

        "Global Securities" has the meaning set forth under "The Offering."

        "Group" means AEGON N.V. and all of its consolidated subsidiaries and Undertakings, as reflected in the primary consolidated financial statements of AEGON N.V.

        "Indenture" has the meaning set forth under "Description of the Subordinated Notes."

        "Interest Amount" means:

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  in respect of an Interest Payment Date, the amount of interest payable on a Subordinated Note for the relevant Interest Period; and

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  in the event of redemption due to a Tax Event or a Capital Disqualification Event or a payment on the Final Payment Date, any interest accrued in the period from (and including) the immediately preceding Interest Payment Date (or, if none, the issue date of the Subordinated Notes) to (but excluding) the due date for such redemption or the Final Payment Date, and, if not an Interest Payment Date, as calculated on a 30/360 day basis, but not including the date of such payment.

        "Interest Payment" means (1) in respect of an Interest Payment Date, the aggregate Interest Amount for the Interest Period ending on such Interest Payment Date and (2) in respect of a payment on any other date on which an Interest Amount is payable, the aggregate Interest Amount for the relevant period.

        "Interest Payment Date" has the meaning set forth under "—Interest—Interest Payment Dates."

        "Interest Period" has the meaning set forth under "—Interest—Interest Payment Dates."

        "Interest Rate" has the meaning set forth under "—Interest—Interest Payment Dates."

        "IRS" means the U.S. Internal Revenue Service.

        "Junior Guarantee" means any guarantee, indemnity or other contractual support arrangement entered into by us in respect of securities (regardless of name or designation) issued by one of our subsidiaries or Undertakings and ranking, in our Winding-Up or in respect of distributions or payment of dividends or any other payment thereon, after the Subordinated Notes.

        "Junior Securities" means all classes of share capital, capital securities or any of our other securities which rank or are expressed to rank after the Subordinated Notes with respect to distributions on a return of assets in our Winding-Up or in respect of distributions or payment of dividends or any other payments thereon.

        "Non-Payment Event" has the meaning set forth under "—Non-Payment When Due; Limitation of Remedies."

        "Parity Guarantee" means any guarantee, indemnity or other contractual support arrangement we enter into with respect to securities (regardless of name or designation) issued by any of our subsidiaries or Undertakings that rank, or are expressed to rank, in our Winding-Up or in respect of distributions or payments thereon, equally with the Subordinated Notes.

        "Parity Securities" means our perpetual cumulative subordinated bonds and any of our securities that rank or are expressed to rank equally with the Subordinated Notes with respect to distributions on a return of assets in our Winding-Up or in respect of distribution or payment of any amounts thereunder by us.

        "Payment" means any Interest Payment, payment of the Base Redemption Price or Interest Amount not falling within the definition of Interest Payment.

        "Relevant Date" means:

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  in respect of any payment other than a Winding-Up Claim, the date on which such payment first becomes due and payable but, if the full amount of the monies payable on such date has not been received by the trustee on or prior to such date, the "Relevant Date" means the date on which such monies will have been so received and notice to that effect will have been given to the holders of the Subordinated Notes in accordance with the terms of the Indenture; and

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  in respect of a Winding-Up Claim, the date which is one day prior to the commencement of the Winding-Up, or the date that is one day prior to the date of redemption of the Subordinated Notes, as applicable.

        "Senior Creditors" means all our present and future unsubordinated creditors.

        "Solvency II Directive" means Directive 2009/138/EC of the European Union of November 25, 2009 and the implementing measures by the European Commission thereunder.

        "Solvent" means we are (i) able to pay our debts to Senior Creditors as they fall due and (ii) our assets exceed our liabilities (other than our liabilities to persons who are not Senior Creditors). For these purposes, "assets" refers to our non-consolidated gross assets and "liabilities" means our non-consolidated gross liabilities, in each case as shown by our then latest published audited balance sheet but adjusted for contingencies and for subsequent events in such manner and to such extent as our Executive Board, our auditors or, as the case may be, our liquidator may determine.

        "Successor Jurisdiction" has the meaning set forth under "—Taxation; Additional Amounts."

        "Tax Event" means our determination, immediately prior to the giving of the notice of redemption, that on the next Interest Payment Date any of the following is true or would be true as a result of a Change in Law (as defined below):

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  we would, for reasons outside our control, be unable to make the Interest Payment on such Interest Payment Date without being required to pay Additional Amounts, and we cannot avoid the requirement or circumstance by taking reasonable measures available to us;

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  payments of amounts in respect of interest on the Subordinated Notes would be treated as "distributions" within the meaning of Section II of the Dividend Withholding Tax Act 1965 (Wet op de dividendbelasting 1965, or such other provision as may from time to time supersede or replace Section II of the Dividend Withholding Tax Act 1965 for the purposes of such definition), and we cannot avoid the requirement or circumstance by taking such measures as we (acting in good faith) deem appropriate; or

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  there is more than an insubstantial risk that we will not obtain substantially full relief for the purposes of Dutch corporation tax for any payment of interest, and we cannot avoid this risk by taking such measures as we (acting in good faith) deem appropriate.

        For purposes of this definition, a "Change in Law" is any change or amendment to the laws of the Netherlands, or any change in the application of official or generally published interpretation of such laws, or any interpretation or pronouncement by any relevant tax authority that provides for a position with respect to such law or regulations that differs from the previously generally accepted position in relation to similar transactions or which differs from any specific written confirmation given by a tax authority in respect of the Subordinated Notes, which becomes effective, or is enacted by Act of Parliament or made by Statutory Instrument, on or after the date of this prospectus supplement, provided that if Additional Amounts are payable on account of taxes imposed by a Successor Jurisdiction, a Tax Event shall not have occurred unless such Additional Amounts are required to be paid as a result of a change in law affecting taxation in such Successor Jurisdiction occurring on or after the date that such jurisdiction became a Successor Jurisdiction.

        "Undertaking" means a corporate body, partnership, limited partnership, cooperative or an incorporated association carrying on a trade or business with or without a view to profit in which we have direct or indirect financial, commercial or contractual majority interest.

        "Winding-Up" means our winding-up, bankruptcy or moratorium (vereffening na ontbinding, faillissement or surseance van betaling).

        "Winding-Up Claim" means, in our Winding-Up (other than in connection with a moratorium (surseance van betaling)), amounts in respect of the aggregate principal amount of the Subordinated Notes (whether or not yet due), together with any accrued but unpaid interest that has not been cancelled in accordance with our right or obligation to cancel Interest Payments as set forth under "—Cancellation of Interest Payments," which have not been satisfied on the date of our Winding-Up. A Winding-Up Claim will not bear interest.

TAXATION IN THE NETHERLANDS

        The following discussion is the opinion of Allen & Overy LLP and describes the material Dutch tax consequences of the acquisition, holding, redemption and disposal of the Subordinated Notes, but does not purport to be a comprehensive description of all the Dutch tax considerations thereof that may be relevant to a decision to acquire, hold or dispose of the Subordinated Notes. This summary is intended as general information only and each prospective investor should consult a professional tax adviser with respect to the tax consequences of an investment in the Subordinated Notes.

        This summary is based on Dutch tax legislation, published case law, treaties, regulations and published policy, in force as of the date of this prospectus supplement, though it necessarily does not take into account any subsequent developments or amendments whether or not such developments or amendments have retroactive effect.

        This summary does not address the Dutch tax consequences for:

          (a)   holders of the Subordinated Notes holding a substantial interest (aanmerkelijk belang) or deemed substantial interest (fictief aanmerkelijk belang) in AEGON N.V. Generally speaking, a holder of the Subordinated Notes holds a substantial interest in AEGON N.V. if such holder, alone or, where such holder is an individual, together with his or her partner (statutory defined term) or certain other related persons, directly or indirectly, holds, or is deemed to hold, (i) an interest of 5% or more of the total issued capital of AEGON N.V. or of 5% or more of the issued capital of a certain class of shares of AEGON N.V., (ii) rights to acquire, directly or indirectly, such interest or (iii) certain profit sharing rights in AEGON N.V.;

          (b)   persons to whom the beneficial interest in the Subordinated Notes is attributed based on the separated private assets (afgezonderd particulier vermogen) provisions of the Dutch income tax act 2001 (Wet inkomstenbelasting 2001);

          (c)   pension funds or other entities that are exempt from Dutch corporate income tax; or

          (d)   investment institutions (fiscale beleggingsinstellingen).

        Where this summary refers to the Netherlands, such reference is restricted to the part of the Kingdom of the Netherlands that is situated in Europe and the legislation applicable in that part of the Kingdom.

WITHHOLDING TAX

        All payments made by AEGON N.V. on the Subordinated Notes may be made free of withholding or deduction for, any taxes of whatsoever nature imposed, levied, withheld or assessed by the Netherlands or any political subdivision or taxing authority thereof or therein.

CORPORATE AND INDIVIDUAL INCOME TAX

Residents of the Netherlands

        If a holder of the Subordinated Notes is a resident or deemed to be a resident of the Netherlands for Dutch tax purposes and is fully subject to Dutch corporate income tax or is only subject to Dutch corporate income tax in respect of its enterprise to which the Subordinated Notes are attributable, income derived from the Subordinated Notes and gains realized upon the redemption, settlement, conversion or disposal of the Subordinated Notes are generally taxable in the Netherlands.

        If an individual holder of the Subordinated Notes is a resident or deemed to be a resident of the Netherlands for Dutch tax purposes (including the individual holder of the Subordinated Notes who has opted to be taxed as a resident of the Netherlands), income derived from the Subordinated Notes and gains realized upon the redemption, settlement, conversion or disposal of the Subordinated Notes are taxable at the progressive rates of the Dutch income tax act 2001 (Wet inkomstenbelasting 2001), if:

          (a)   the holder of the Subordinated Notes is an entrepreneur (ondernemer) and has an enterprise to which the Subordinated Notes are attributable or the holder of the Subordinated Notes has, other than as a shareholder, a co-entitlement to the net worth of an enterprise (medegerechtigde), to which enterprise the Subordinated Notes are attributable; or

          (b)   such income or gains qualify as income from miscellaneous activities (resultaat uit overige werkzaamheden), which include the performance of activities with respect to the Subordinated Notes that exceed regular, active portfolio management (normaal, actief vermogensbeheer).

        If neither condition (a) nor condition (b) applies to the holder of the Subordinated Notes, taxable income with regard to the Subordinated Notes must be determined on the basis of a deemed return on income from savings and investments (sparen en beleggen), rather than on the basis of income actually received or gains actually realized. This deemed return on income from savings and investments has been fixed at a rate of 4% of the individual's yield basis (rendementsgrondslag) at the beginning of the calendar year, insofar as the individual's yield basis exceeds a certain threshold. The individual's yield basis is determined as the fair market value of certain qualifying assets held by the holder of the Subordinated Notes less the fair market value of certain qualifying liabilities on January 1. The fair market value of the Subordinated Notes will be included as an asset in the individual's yield basis. The deemed return on income from savings and investments of 4% will be taxed at a rate of 30%.

Non-Residents of the Netherlands

        If a holder of the Subordinated Notes is not a resident of the Netherlands for Dutch tax purposes nor is deemed to be a resident of the Netherlands under specific tax rules of the Netherlands (nor has opted to be taxed as a resident of the Netherlands), such holder is not subject to tax in respect of income derived from the Subordinated Notes and gains realized upon the redemption, settlement, conversion or disposal of the Subordinated Notes, unless:

          (a)   the holder of the Subordinated Notes has an enterprise or (in the case of an individual) has an interest in an enterprise that is, in whole or in part, carried on through a permanent establishment or a permanent representative in the Netherlands to which permanent establishment or permanent representative the Subordinated Notes are attributable; or

          (b)   the holder of the Subordinated Notes is entitled to a share in the profits of an enterprise (other than by way of securities) that is effectively managed in the Netherlands, and to which enterprise the Subordinated Notes are attributable; or

          (c)   the holder of the Subordinated Notes is an individual and such holder realizes income or gains with respect to the Subordinated Notes that qualify as income from miscellaneous activities (resultaat uit overige werkzaamheden) in the Netherlands, which includes the performance of activities in the Netherlands with respect to the Subordinated Notes that exceed regular, active portfolio management (normaal, actief vermogensbeheer).

GIFT AND INHERITANCE TAXES

Residents of the Netherlands

        Generally, gift and inheritance taxes will be due in the Netherlands in respect of an acquisition of the Subordinated Notes by way of a gift by, or on behalf of, or on the death of, a holder of the Subordinated Notes that is a resident or deemed to be a resident of the Netherlands for the purposes of Dutch gift and inheritance tax at the time of the gift or his or her death. A gift made under a condition precedent is deemed to be made at the time the condition precedent is fulfilled and is subject to Dutch gift and inheritance tax if the donor is, or is deemed to be a resident of the Netherlands at that time.

        A holder of the Subordinated Notes of Dutch nationality is deemed to be a resident of the Netherlands for the purposes of the Dutch gift and inheritance tax, if he or she has been resident in the Netherlands during the 10 years preceding the gift or his or her death. A holder of the Subordinated Notes of any other nationality is deemed to be a resident of the Netherlands for the purposes of the Dutch gift and inheritance tax if he or she has been resident in the Netherlands at any time during the 12 months proceeding the time of the gift. The same 12-month rule may apply to entities that have transferred their seat of residence out of the Netherlands.

Non-Residents of the Netherlands

        No gift or inheritance taxes will arise in the Netherlands in respect of an acquisition of the Subordinated Notes by way of gift by, or as a result of the death of, a holder of the Subordinated Notes that is neither a resident nor deemed to be a resident of the Netherlands for the purposes of the Dutch gift and inheritance tax unless, in the case of a gift of the Subordinated Notes by, or on behalf of, a holder of the Subordinated Notes that at the date of the gift was neither a resident nor deemed to be a resident of the Netherlands, such holder dies within 180 days after the date of the gift, while at the time of his or her death being a resident or deemed to be a resident of the Netherlands. A gift made under a condition precedent is deemed to be made at the time the condition precedent is fulfilled.

VALUE ADDED TAX

        In general, no value added tax will arise in respect of payments in consideration for the issuance of the Subordinated Notes or in respect of the cash payment made under the Subordinated Notes, or in respect of a transfer of the Subordinated Notes.

OTHER TAXES AND DUTIES

        No registration tax, customs duty, transfer tax, stamp duty or any other similar documentary tax or duty, will be payable in the Netherlands by a holder in respect of or in connection with the subscription, issue, placement, allotment, delivery or transfer of the Subordinated Notes.

EUROPEAN UNION SAVINGS DIRECTIVE

        Under the European Union Council Directive 2003/48/EC on the taxation of savings income, Member States are required to provide to the tax authorities of another Member State details of payments of interest (or similar income) paid by a person within its jurisdiction to an individual resident in that other Member State or to certain limited types of entities established in that other Member State. However, for a transitional period, Luxembourg and Austria are instead required (unless during that period they elect otherwise) to operate a withholding system in relation to such payments (the ending of such transitional period being dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries). A number of non-EU countries and territories, including Switzerland, have adopted similar measures (a withholding system in the case of Switzerland).

        The European Commission has proposed certain amendments to the Directive, which may, if implemented, amend or broaden the scope of the requirements described above.

 TAXATION IN THE UNITED STATES

        The following discussion is the opinion of Allen & Overy LLP and describes the material United States federal income tax consequences of owning Subordinated Notes. It applies to you only if you acquire your Subordinated Notes in this offering at their "issue price" (the first price at which a substantial amount of the Subordinated Notes is sold to the public) and you hold your Subordinated Notes as capital assets for tax purposes. This summary does not purport to address all U.S. federal income tax matters that may be relevant to a particular holder of the Subordinated Notes and does not address tax considerations applicable to you if you are a member of a class of holders of the Subordinated Notes subject to special rules, including:

  •
  a dealer or a trader in securities;

  •
  one of certain financial institutions;

  •
  a tax exempt organization;

  •
  an insurance company;

  •
  a regulated investment company;

  •
  a real estate investment trust;

  •
  a partnership, pass-through entity or a person that holds Subordinated Notes through a partnership or pass-through entity;

  •
  a person that holds Subordinated Notes as part of a straddle or a hedging or conversion transaction or other integrated transaction for U.S. federal income tax purposes; or

  •
  a person whose functional currency is not the U.S. dollar.

        Further, this summary does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in a holder of the Subordinated Notes. This summary is based on the U.S. Internal Revenue Code of 1986, as amended, U.S. Treasury regulations and judicial and administrative interpretations, in each case as in effect, or in some cases proposed, and available on the date of this prospectus supplement. All of the foregoing are subject to change, which change could apply retroactively and could affect the tax consequences described below.

        For the purposes of this summary, a "U.S. holder" is a beneficial owner of the Subordinated Notes that is, for U.S. federal income tax purposes:

  •
  a citizen or resident of the United States;

  •
  a corporation created or organized in or under the laws of the United States or any state of the United States (including the District of Columbia);

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust, if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of such trust.

        A non-U.S. holder is a beneficial owner of Subordinated Notes that is not a U.S. holder. If a partnership owns Subordinated Notes, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. Partnerships and partners of partnerships owning Subordinated Notes should consult their tax advisor.

        You are urged to consult your own tax advisor regarding the U.S. federal, state and local and other tax consequences of owning and disposing of the Subordinated Notes in your particular circumstances.

CLASSIFICATION OF THE SUBORDINATED NOTES

        No statutory, judicial or administrative authority directly addresses the characterization of the Subordinated Notes or instruments similar to the Subordinated Notes for U.S. federal income tax purposes. Although the matter is not free from doubt, and there is no authority directly on point, we intend to treat the Subordinated Notes as debt instruments not subject to the U.S. Treasury regulations governing contingent payment debt instruments. In addition, although we have the option to cancel interest payments on the Subordinated Notes, we believe the likelihood of the occurrence of such cancellation of interest payments is "remote" for purposes of the U.S. Treasury regulations governing original issue discount. Accordingly, we intend to treat the Subordinated Notes as not issued with original issue discount for U.S. federal income tax purposes. By purchasing the Subordinated Notes, you agree to treat the Subordinated Notes as debt instruments not subject to the U.S. Treasury regulations governing contingent payment debt instruments, and not issued with original issue discount, for U.S. federal income tax purposes. The rest of this discussion so assumes. However, it is possible that the Internal Revenue Service ("IRS") could seek to characterize the Subordinated Notes in a manner that results in tax consequences (including the timing, amount and character of income) different from those described below. Prospective investors are urged to consult their own tax advisors as to the proper characterization and treatment of the Subordinated Notes for U.S. federal income tax purposes.

TAXATION OF THE SUBORDINATED NOTES

Tax Consequences to U.S. Holders of the Subordinated Notes

Payments of Interest

        A U.S. holder will be required to include the interest paid on the Subordinated Notes as ordinary income at the time it is received or accrued in accordance with the holder's method of accounting for tax purposes. Interest paid on the Subordinated Notes will generally constitute income from sources outside the United States.

Sale, Redemption or Other Disposition of the Subordinated Notes

        A U.S. holder will generally recognize gain or loss for U.S. federal income tax purposes upon the sale, redemption or other disposition of the Subordinated Notes in an amount equal to the difference between the amount realized (excluding amounts attributable to accrued but unpaid interest, which will be treated as described above under "Payments of Interest") from such sale or exchange and the U.S. holder's tax basis for those Subordinated Notes. This gain or loss will be a capital gain or loss and will generally be treated as from sources within the United States. Prospective investors should consult their own tax advisors with respect to the treatment of capital gains (which may be taxed at lower rates than ordinary income for taxpayers who are individuals, trusts or estates that have held the Subordinated Notes for more than one year) and capital losses (the deductibility of which is subject to limitations).

Non-U.S. Holders

        If you are a non-U.S. holder, interest paid to you in respect of the Subordinated Notes and gain from the sale, exchange or other disposition of the Subordinated Notes will not be subject to U.S. federal income tax unless the interest and/or gain are "effectively connected" with your conduct of a trade or business within the United States, and, if required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis, the interest and/or gain are attributable to a permanent establishment that you maintain in the United States. In such cases, you generally will be taxed in the same manner as a U.S. holder. If you are a corporate non-U.S. holder, "effectively connected" interest and/or gain may, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. If you are an individual non-U.S. holder, any gain realized on the sale, exchange or other disposition of the Subordinated Notes will be subject to U.S. federal income tax if you are present in the United States for 183 days or more in the taxable year of the sale, exchange or other disposition and certain other conditions are met.

BACKUP WITHHOLDING AND INFORMATION REPORTING

        Backup withholding and information reporting requirements may apply to certain payments on the Subordinated Notes and to proceeds of the sale or redemption of the Subordinated Notes to U.S. holders made within the United States or through certain U.S.-related financial intermediaries. The payor may be required to withhold tax from any payment that is subject to backup withholding if a U.S. holder fails to furnish the U.S. holder's taxpayer identification number, fails to certify that such U.S. holder is not subject to backup withholding, or fails to otherwise comply with the applicable requirements of the backup withholding rules. Certain U.S. holders (including, among others, corporations) are not subject to the backup withholding and information reporting requirements.

        Recently enacted legislation may require individual U.S. holders to report to the IRS certain information with respect to their beneficial ownership of certain foreign financial assets, such as the Subordinated Notes, if the aggregate value of such assets exceeds $50,000 and the assets are not held through a U.S. financial institution (or a U.S. branch of certain non-U.S. financial institutions). U.S. holders who fail to report required information could be subject to substantial penalties. Certain U.S. holders that are entities may be subject to similar rules in the future. Prospective investors should consult their own tax advisors concerning the application of the information reporting rules to their particular circumstances.

        Non-U.S. holders that provide required tax certifications of exempt or foreign status will generally be exempt from U.S. information reporting requirements and backup withholding. However, interest and sales proceeds received by a non-U.S. holder with respect to the Subordinated Notes through a U.S. broker may be subject to information reporting and backup withholding if the non-U.S. holder does not provide the required certifications.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a U.S. holder or a non-U.S. holder generally may be claimed as a credit against such holder's U.S. federal income tax liability provided that the required information is furnished to the IRS. Prospective investors are urged to consult their own tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining an exemption. Non-U.S. holders are urged to consult their own tax advisors concerning the applicability of the information reporting and backup withholding rules under their particular circumstances.

UNDERWRITING

        We intend to offer the Subordinated Notes through the underwriters named below, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC are acting as representatives. Subject to the terms and conditions contained in an underwriting agreement between us and the underwriters, we have agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from us, the principal amount of the Subordinated Notes listed opposite their names below.

Underwriter	Principal Amount of Subordinated Notes
Merrill Lynch, Pierce, Fenner & Smith
Incorporated	$102,187,500
Citigroup Global Markets Inc.	102,187,500
Morgan Stanley & Co. LLC	102,187,500
Wells Fargo Securities, LLC	102,187,500
RBC Capital Markets, LLC	25,000,000
Barclays Capital Inc.	8,750,000
Deutsche Bank Securities Inc.	8,750,000
HSBC Securities (USA) Inc.	8,750,000
J.P. Morgan Securities LLC	8,750,000
Janney Montgomery Scott LLC	2,500,000
Oppenheimer & Co. Inc.	2,500,000
Pershing LLC	2,500,000
Robert W. Baird & Co. Incorporated	2,500,000
Stifel, Nicolaus & Company, Incorporated	2,500,000
Wedbush Securities Inc.	2,500,000
B.C. Ziegler and Company	1,250,000
BB&T Capital Markets, a division of Scott & Stringfellow, LLC	1,250,000
C. L. King & Associates, Inc.	1,250,000
City Securities Corporation	1,250,000
D.A. Davidson & Co.	1,250,000
Davenport & Company LLC	1,250,000
HRC Investment Services, Inc.	1,250,000
J.J.B. Hilliard, W.L. Lyons, LLC	1,250,000
Keefe, Bruyette & Woods, Inc.	1,250,000
KeyBanc Capital Markets Inc.	1,250,000
Mesirow Financial, Inc.	1,250,000
Morgan Keegan & Company, Inc.	1,250,000
William Blair & Company, L.L.C.	1,250,000

Total	$500,000,000

        The underwriters have agreed, severally and not jointly, subject to the terms and conditions set forth in the underwriting agreement, to purchase all of the Subordinated Notes sold pursuant to the underwriting agreement, if any of the Subordinated Notes are purchased, other than those Subordinated Notes covered by the over-allotment option described below. If an underwriter defaults, the underwriting agreement provides that the underwriting commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

        The underwriters are offering the Subordinated Notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Subordinated Notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer's certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders, in whole or in part.

        The representatives of the underwriters may be contacted at the following addresses: Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, NY 10036; Citigroup Global Markets Inc., 388 Greenwich Street, New York, NY 10013; Morgan Stanley & Co. LLC, 1585 Broadway, New York, NY 10036; and Wells Fargo Securities, LLC, 301 S. College Street, Charlotte, NC 28202.

COMMISSIONS AND DISCOUNTS

        The underwriters have advised us that they propose initially to offer the Subordinated Notes to the public at the public offering price on the cover page of this prospectus supplement, and to dealers at that price less a concession not in excess of $0.50 per Subordinated Note; provided that such concession for sales to certain institutions will not be in excess of $0.30 per Subordinated Note. The underwriters may allow, and the dealers may reallow, a discount not in excess of $0.45 per Subordinated Note to other dealers; provided that such discount for sales to certain institutions will not be in excess of $0.25 per Subordinated Note. After the initial public offering, the public offering price, concession and discount may be changed.

        The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their overallotment option.

	Per Subordinated Note	Without Option	With Option
Public offering price	$25.0000	$500,000,000	$575,000,000
Underwriting discount(1)(2)(3)	$0.7736	$15,471,125	$17,833,625
Proceeds to us, before expenses	$24.2264	$484,528,875	$557,166,375

(1)
We will pay the underwriters compensation of $0.7875 per Subordinated Note sold to retail investors; provided, however, that for sales to certain institutions, we will pay the underwriters compensation of $0.50 per Subordinated Note.

(2)
The underwriting discount shown under "Without Option" represents the blended discount based on actual sales to retail investors and actual sales to institutions.

(3)
The underwriting discount shown under "With Option" assumes overallotments are made to retail investors only.

        We estimate that the total expenses of the offering of the Subordinated Notes, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $850,000 in the aggregate. A portion of these expenses will be reimbursed to us by certain of the underwriters.

OVER-ALLOTMENT OPTION

        We have granted an option to the underwriters to purchase from time to time up to an additional $75,000,000 principal amount of the Subordinated Notes at the public offering price on the cover page of this prospectus supplement, less the underwriting discount. The underwriters may exercise this option for 30 days from the date of this prospectus supplement solely to cover over-allotments. If the underwriters exercise this option, each underwriter will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional Subordinated Notes proportionate to such underwriter's initial amount reflected in the above table.

NEW YORK STOCK EXCHANGE LISTING

        We will apply to list the Subordinated Notes on the New York Stock Exchange under the symbol "AEK." If listing is approved, we expect trading of the Subordinated Notes on the New York Stock Exchange to begin within 30 days after the initial delivery of the Subordinated Notes. The underwriters have advised us that they presently intend to make a market in the Subordinated Notes before the commencement of trading on the New York Stock Exchange. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the Subordinated Notes or that an active public market for the Subordinated Notes will develop. If an active public trading market for the Subordinated Notes does not develop, the market price and liquidity of the Subordinated Notes may be adversely affected. The Subordinated Notes may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our performance and other factors.

SHORT POSITIONS

        In connection with the offering, the underwriters may purchase and sell the Subordinated Notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of Subordinated Notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing Subordinated Notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Subordinated Notes in the open market after pricing that could adversely affect investors who purchase in the offering.

        Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the Subordinated Notes or preventing or retarding a decline in the market price of the Subordinated Notes. As a result, the price of the Subordinated Notes may be higher than the price that might otherwise exist in the open market.

        Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Subordinated Notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

OTHER RELATIONSHIPS

        Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

        In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Subordinated Notes. Any such short positions could adversely affect future trading prices of the Subordinated Notes. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

SELLING RESTRICTIONS

        Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to Prospective Investors in the European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, no offer of the Subordinated Notes may be made to the public in that Relevant Member State other than:

          (a)   to any legal entity which is a qualified investor as defined in the Prospectus Directive;

          (b)   to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by AEGON N.V. for any such offer; or

          (c)   in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of the Subordinated Notes shall require AEGON N.V. or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive, and provided that no such offer of the Subordinated Notes shall be made in the Netherlands except pursuant to (a) above.

        This prospectus supplement has been prepared on the basis that any offer of the Subordinated Notes in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of the Subordinated Notes. Accordingly any person making or intending to make an offer in that Relevant Member State of the Subordinated Notes which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for AEGON N.V. or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither AEGON N.V. nor the underwriters have authorized, nor do they authorize, the making of any offer of the Subordinated Notes in circumstances in which an obligation arises for AEGON N.V. or the underwriters to publish a prospectus for such offer.

        For the purpose of the above provisions, the expression "an offer to the public" in relation to any Subordinated Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Subordinated Notes to be offered so as to enable an investor to decide to purchase or subscribe the Subordinated Notes, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression "Prospectus Directive" means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in the Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

        This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order") or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). The Subordinated Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Subordinated Notes will be engaged in only with, relevant persons. Any person who is not a relevant person must not act or rely on this document or any of its contents.

Notice to Prospective Investors in Japan

        The Subordinated Notes offered by this prospectus supplement have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended; the "FIEA"). The Subordinated Notes offered by this prospectus supplement may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (as defined under Item 5, Paragraph 1, Article 6 of the Foreign Exchange and Foreign Trade Act (Act No. 228 of 1949, as amended)), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Hong Kong

        The Subordinated Notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Subordinated Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Subordinated Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Singapore

        This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore, and the Subordinated Notes will be offered pursuant to exemptions under the Securities and Futures Act, Chapter 289 of Singapore (the "Securities and Futures Act"). Accordingly, the Subordinated Notes may not be offered or sold or made the subject of an invitation for subscription or purchase nor may this prospectus supplement or any other document or material in connection with the offer or sale or invitation for subscription or purchase of the Subordinated Notes be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (a) to an institutional investor pursuant to Section 274 of the Securities and Futures Act, (b) to a relevant person under Section 275(1) of the Securities and Futures Act or to any person pursuant to Section 275(1A) of the Securities and Futures Act and in accordance with the conditions specified in Section 275 of the Securities and Futures Act, or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act.

        Where the Subordinated Notes are subscribed or purchased under Section 275 of the Securities and Futures Act by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the Securities and Futures Act)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an individual who is an accredited investor, securities (as defined in Section 239(1) of the Securities and Futures Act) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Subordinated Notes pursuant to an offer under Section 275 of the Securities and Futures Act except: (i) to an institutional investor or to a relevant person defined in Section 275(2) of the Securities and Futures Act or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the Securities and Futures Act; or (ii) where no consideration is or will be given for the transfer; or (iii) where the transfer is by operation of law; or (iv) pursuant to Section 276(7) of the Securities and Futures Act.

General

        This prospectus supplement or any other offering document or any publicity or other material relating to the Subordinated Notes may not be distributed in any country or jurisdiction outside of the United States where such action would (i) result in any violation of applicable law or (ii) cause the issuance of the Subordinated Notes to be considered an offering to the public under applicable law.

SETTLEMENT

        It is expected that delivery of the Subordinated Notes will be made against payment therefor on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the fifth business day following the date of pricing of the Subordinated Notes (such settlement cycle being herein referred to as "T+5"). Trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Subordinated Notes prior to the settlement date may be required, by virtue of the fact that the Subordinated Notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Subordinated Notes who wish to trade Subordinated Notes prior to the settlement date should consult their own advisors.

 LEGAL MATTERS

        Certain matters in connection with this offering will be passed upon for us by Allen & Overy LLP, New York, New York and Amsterdam, The Netherlands. Certain legal matters in connection with this offering will be passed upon for the underwriters by Davis Polk & Wardwell LLP, London, England.

EXPERTS

        Ernst & Young Accountants LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedules included in our Annual Report on Form 20-F for the year ended December 31, 2010, as set forth in their report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements and schedules are incorporated by reference in reliance on Ernst & Young Accountants LLP's report, given on their authority as experts in accounting and auditing.

PROSPECTUS

AEGON N.V.
(a Netherlands public company with limited liability)
and
AEGON Funding Company LLC
(a Delaware limited liability company)

        AEGON N.V. may offer its common shares, senior or subordinated debt securities, including debt securities convertible or exchangeable into other securities described in this prospectus, guarantees, warrants, purchase contracts and units for sale through this prospectus.

        AEGON Funding Company LLC may offer senior or subordinated debt securities including debt securities convertible or exchangeable into other securities described in this prospectus, guarantees, warrants, purchase contracts and units, in each case guaranteed by AEGON N.V., for sale through this prospectus.

        We may offer these securities from time to time in one or more offerings through this prospectus. We may also offer any combination of these securities.

        We will provide the specific terms of the securities that we are offering in supplements to this prospectus. You should read this prospectus, any applicable prospectus supplement and any applicable pricing supplement carefully before you invest. You should also consider carefully the documents incorporated by reference in this prospectus and in any prospectus supplement or any pricing supplement and in the registration statement to which they relate before you invest.

        Investing in these securities involves risks. See "Risk Factors" beginning on page 7 of AEGON N.V.'s annual report on Form 20-F for the year ended December 31, 2010 as well as the risk factors included in the applicable prospectus supplement or pricing supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 14, 2011.

FORWARD LOOKING STATEMENTS

        The statements contained and incorporated by reference in this prospectus and any accompanying prospectus supplement that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. The following are words that identify such forward-looking statements: aim, believe, estimate, intend, target, may, expect, anticipate, predict, project, counting on, plan, continue, want, forecast, goal, should, would, is confident, will and similar expressions as they relate to us. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. We undertake no obligation to publicly update or revise any forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which merely reflect company expectations at the time of writing. Actual results may differ materially from expectations conveyed in forward-looking statements due to changes caused by various risks and uncertainties. Such risks and uncertainties include but are not limited to the following:

  •
  changes in general economic conditions, particularly in the United States, the Netherlands and the United Kingdom;

  •
  changes in the performance of financial markets, including emerging markets, such as with regard to:

  •
  the frequency and severity of defaults by issuers in our fixed income investment portfolios; and

  •
  the effects of corporate bankruptcies and/or accounting restatements on the financial markets and the resulting decline in the value of equity and debt securities we hold;

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  the frequency and severity of insured loss events;

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  changes affecting mortality, morbidity, persistency and other factors that may impact the profitability of our insurance products;

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  changes affecting interest rate levels and continuing low or rapidly changing interest rate levels;

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  changes affecting currency exchange rates, in particular the euro/U.S. dollar and euro/UK pound exchange rates;

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  increasing levels of competition in the Americas, the Netherlands, the United Kingdom and new markets;

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  changes in laws and regulations, particularly those affecting our operations, the products we sell and the attractiveness of certain products to our consumers;

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  regulatory changes relating to the insurance industry in the jurisdictions in which we operate;

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  acts of God, acts of terrorism, acts of war and pandemics;

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  changes in the policies of central banks and/or governments;

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  lowering of one or more of our debt ratings issued by recognized rating organizations and the adverse impact such action may have on our ability to raise capital and on our liquidity and financial condition;

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  lowering of one or more of the insurer financial strength ratings of our insurance subsidiaries and the adverse impact such action may have on the premium writings, policy retention, profitability of its insurance subsidiaries and liquidity;

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  litigation or regulatory action that could require us to pay significant damages or change the way we do business;

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  customer responsiveness to both new products and distribution channels;

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  competitive, legal, regulatory, or tax changes that affect the distribution cost of or demand for our products;

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  the impact of acquisitions and divestitures, restructurings, product withdrawals and other unusual items, including our ability to integrate acquisitions and to obtain the anticipated results and synergies from acquisitions;

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  our failure to achieve anticipated levels of earnings or operational efficiencies as well as other cost saving initiatives;

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  our inability to obtain consent from the Dutch Central Bank to repurchase our core capital securities;

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  the effect of the European Union's Solvency II requirements and other regulations in other jurisdictions affecting the capital we are required to maintain; and

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  our failure to complete the divestment of Transamerica Reinsurance within the expected timeframe or at all.

        Further details of potential risks and uncertainties affecting us are described in our filings with Euronext Amsterdam and the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this document. Except as required by any applicable law or regulation, we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing the "shelf" registration process. Under the shelf registration process, we may sell the securities described in this prospectus in one or more offerings.

        This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement and, if applicable, a pricing supplement that will contain specific information about the terms of the securities. The prospectus supplement and, if applicable, the pricing supplement may add to or update or change information about us contained in this prospectus. You should read this prospectus, any prospectus supplement and any pricing supplement together with the additional information described under "Where You Can Find More Information About Us".

AEGON N.V.

        With roots dating back more than 150 years, AEGON N.V., through its member companies, which we collectively refer to as "AEGON" or the "AEGON Group", is a leading provider of life insurance, pensions and asset management with its headquarters in The Hague, the Netherlands. Our common shares are listed on the Official Segment of the stock market of Euronext Amsterdam, the principal market for our common shares, on which they trade under the symbol "AGN". Our common shares are also listed on the New York Stock Exchange under the symbol "AEG", and on the London stock exchange. AEGON's established markets are the United States, the Netherlands and the United Kingdom. In addition, AEGON is present in over 20 other markets in the Americas, Europe and Asia, including Canada, Mexico, Brazil, Hungary, Spain, China, Poland, India and a number of other countries with smaller operations. AEGON encourages product innovation and fosters an entrepreneurial spirit within its businesses. New products and services are developed by local business units with a continuous focus on cost control. AEGON uses a multi-brand, multi-channel distribution approach to meet its customers' needs. AEGON faces intense competition from a large number of other insurers, as well as non-insurance financial services companies such as banks, broker-dealers and asset managers, for individual customers, employer and other group customers and agents and other distributors of insurance and investment products.

        The AEGON Group's core business is life insurance, pensions and asset management. The AEGON Group is also active in accident, supplemental health, general insurance and some limited banking activities. AEGON's headquarters are located at AEGONplein 50, P.O. Box 85, 2501 CB The Hague, the Netherlands (telephone +31-70-344-8305; internet: www.AEGON.com).

AEGON FUNDING COMPANY LLC

        AEGON Funding Company LLC ("AFC") was incorporated on May 21, 1999 under the laws of the State of Delaware under the name AEGON Funding Corp. and was converted from a Delaware corporation to a Delaware limited liability company effective as of April 28, 2008. AFC is an indirect wholly owned subsidiary of AEGON N.V. and has no subsidiaries of its own.

        AFC was established as a financing vehicle to be used to raise funds for the U.S. subsidiaries of AEGON. AFC's registered office is at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801, and the telephone number of this office is 1-302-658-7581.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

        We file annual reports with and furnish other information to the U.S. Securities and Exchange Commission (the "SEC"). You may read and copy any document that we have filed with or furnished to the SEC at the SEC's public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Our SEC filings are also available to the public through the SEC's web site at www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room in Washington, D.C. and in other locations.

INCORPORATION OF CERTAIN INFORMATION WE FILE WITH THE SEC

        As permitted by the SEC, this prospectus does not contain all the information you can find in our registration statement or the exhibits to the registration statement. The SEC allows us to "incorporate by reference" information into this prospectus, which means that:

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  incorporated documents are considered part of this prospectus; and

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  we can disclose important information to you by referring you to those documents; and

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  information that we file with the SEC after the date of this prospectus that is incorporated by reference in this prospectus automatically updates and supersedes this prospectus; and

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  information that is more recent that is included in this prospectus automatically updates and supersedes information in documents incorporated by reference with a date earlier than this prospectus.

        We incorporate by reference into this prospectus our documents listed below. Unless otherwise noted, all documents incorporated by reference have the SEC file number 1-10882.

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  Annual Report on Form 20-F for the fiscal year ended December 31, 2010;

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  Report on Form 6-K furnished to the SEC on April 26, 2011, relating to the divestment of Transamerica Reinsurance;

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  Report on Form 6-K furnished to the SEC on May 13, 2011, relating to resolutions passed at the annual general meeting of shareholders of AEGON N.V.; and

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  each of the following documents that we file with or furnish to the SEC after the date of this prospectus from now until we terminate the offering of securities under this prospectus and the registration statement:

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  reports filed under Section 13(a), 13(c) or 15(d) of the Exchange Act; and

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  reports filed or furnished on Form 6-K that indicate that they are incorporated by reference in this prospectus.

        These documents contain important information about us and our financial condition. You may obtain copies of these documents in the manner described above. You may also request a copy of these filings (excluding exhibits) at no cost by contacting us as follows:

Investor Relations
AEGON N.V.
AEGONplein 50
2591 TV The Hague
The Netherlands
Tel: +31-70-344-8305
Tel: 1-877-548-9668 (US toll-free number)
E-mail: ir@aegon.com

        No person is authorized to give any information or represent anything not contained in this prospectus. We are only offering the securities in places where sales of those securities are permitted. The information contained in this prospectus, as well as information incorporated by reference, is current only as of the date of that information. Our business, financial condition, results of operations and prospects may have changed since that date.

        AFC does not, and will not, file separate reports with the SEC.

FINANCIAL INFORMATION

        Except as otherwise noted, we present the financial statement amounts in this prospectus and in the documents incorporated by reference in this prospectus in accordance with International Financial Reporting Standards as adopted by the European Union and International Financial Reporting Standards as issued by the International Accounting Standards Board ("IFRS").

        We have derived the financial data in this prospectus presenting year-end figures from our audited consolidated financial statements. We have derived all financial data in this prospectus presenting interim figures from unaudited financial statements.

        As used in this prospectus, "dollar", "USD" and "$" refer to the U.S. dollar and "euro," "EUR" and "€" refers to the lawful currency of the member states of the European Monetary Union that have adopted the single currency in accordance with the Treaty establishing the European Community, as amended by the Treaty on European Union.

ENFORCEMENT OF CIVIL LIABILITIES

        AEGON N.V. is a Dutch company located in the Netherlands. Many of our directors and officers are residents of the Netherlands or countries other than the United States. In addition, although we have substantial assets in the United States, a large portion of our assets and the assets of our directors and officers are located outside of the United States. As a result, U.S. investors may find it difficult in a lawsuit based on the civil liability provisions of the U.S. Federal securities laws:

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  to effect service of process within the United States upon AEGON N.V. and our directors and officers located outside the United States;

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  to enforce in U.S. courts or outside the United States judgments obtained against those persons in U.S. courts;

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  to enforce in U.S. courts judgments obtained against those persons in courts in jurisdictions outside the United States; and

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  to enforce against those persons in the Netherlands, whether in original actions or in actions for the enforcement of judgments of U.S. courts, civil liabilities based solely upon U.S. Federal securities laws.

        The United States and the Netherlands do not currently have a treaty providing for reciprocal recognition and enforcement of judgments in civil and commercial matters, except arbitration awards. Therefore, a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not based solely upon the federal securities laws, would not be directly enforceable in the Netherlands. However, if the party in whose favor a final judgment is rendered brings a new suit in a competent court in the Netherlands, such party may submit to the Dutch court the final judgment that has been rendered in the United States. If the Dutch court finds that the jurisdiction of the federal or state court in the United States has been based on grounds that are internationally acceptable and that proper legal procedures have been observed, the court in the Netherlands would, in principle, give binding effect to the final judgment that has been rendered in the United States unless such judgment contravenes Dutch public policy.

        A shareholder of a company incorporated under the laws of the Netherlands cannot sue individual members of the supervisory board or executive board derivatively; that is, in the name of and for the benefit of AEGON N.V. Moreover, under Dutch law, the duties owed by members of the AEGON Supervisory Board and AEGON Executive Board are owed primarily to AEGON N.V., not to our shareholders. This may limit the rights of the shareholders of a Dutch company to sue members of its supervisory or executive boards. Dutch law does not specifically provide for class action suits, such as a suit by one shareholder for his benefit and the benefit of others similarly situated against a company or its supervisory or executive directors.

USE OF PROCEEDS

        Unless otherwise set forth in the related prospectus supplement or, if applicable, the pricing supplement, we intend to use the proceeds from the sale of securities offered through this prospectus for general corporate purposes, which include financing our operations, debt repayment and refinancing, capital expenditures and acquisitions. The specific purpose of any individual issuance of securities will be described in the related prospectus supplement.

RATIOS OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated using financial information calculated in accordance with IFRS.

Three Months Ended March 31,		Year Ended December 31,
2011	2010	2010	2009	2008	2007	2006
1.4	1.5	1.6	0.7	0.5	1.7	2.0

        For purposes of determining the ratio of earnings to fixed charges, earnings is defined as income before tax plus fixed charges and less dividends on preferred shares and interest on perpetual capital securities. Fixed charges are calculated by adding (1) interest expensed and capitalized, (2) amortized premiums, discounts and capitalized expenses related to indebtedness, (3) interest on fixed annuities, guaranteed investment contracts and savings accounts, (4) dividends on preferred shares and (5) interest on perpetual capital securities.

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION OF AEGON N.V.

        The following is a summary of the terms of AEGON N.V.'s share capital, including brief descriptions of provisions contained in AEGON N.V.'s articles of association, as last amended on May 4, 2010. These summaries and descriptions do not purport to be complete statements of these provisions.

Share Capital

        The total authorized share capital of AEGON N.V. consists of 3,000,000,000 common shares, par value EUR 0.12 per share, and 1,000,000,000 preferred shares, par value EUR 0.25 per share, of which 500,000,000 are class A preferred shares and 500,000,000 are class B preferred shares. As of March 31, 2011, 1,909,654,051 common shares, 211,680,000 class A preferred shares and 110,072,000 class B preferred shares were issued. Of the issued common shares, 27,520,071 common shares were held by AEGON N.V. as treasury shares and 1,724,800 common shares were held by its subsidiaries.

        All of our common shares and preferred shares are fully paid and not subject to calls for additional payments of any kind. All of our common shares are registered shares. Holders of shares of New York registry (the "New York Shares") hold their common shares in registered form issued by our New York transfer agent on our behalf. New York Shares and shares of Netherlands registry are exchangeable on a one-to-one basis and are entitled to the same rights, except that cash dividends are paid in US dollars on shares of New York registry.

        As of March 31, 2011, 200,325,608 common shares were held in the form of New York Shares. As of March 31, 2011, there were approximately 23,000 record holders resident in the United States, of our New York Shares.

        In addition to the common shares and preferred shares described above, AEGON N.V. issued 750 million new non-voting convertible core capital securities to Vereniging AEGON on December 1, 2008. The purchase of these new securities by Vereniging AEGON was funded by the Dutch State and provided us with additional core capital. The new convertible core capital securities are not part of our authorized share capital, although we may seek to exchange the convertible core capital securities into shares of a new class of substantially identical equity securities in the future. For further information, see "Risk Factors—Risks Relating to the Common Shares—The convertible core capital securities issued to Vereniging AEGON may be converted into common shares and dilute existing common shareholders" on page 18 and Item 10C "Material Contracts" of AEGON N.V.'s annual report on Form 20-F for the year ended December 31, 2010.

Dividends

        Under Dutch law and AEGON N.V.'s articles of association, holders of AEGON N.V. common shares are entitled to dividends paid out of the profits remaining, if any, after the creation of a reserve account. First of all, a fixed dividend is paid on the preferred shares, as described below. The AEGON N.V. Executive Board may determine the dividend payment date and the dividend record date for the common shares, which may vary for the various kinds of registered shares. The AEGON N.V. Executive Board, with the approval of the AEGON N.V. Supervisory Board, may also determine the currency or currencies in which the dividends will be paid.

        AEGON N.V. may make one or more interim distributions to the holders of common shares and/or to the holders of preferred shares, the latter subject to the maximum dividend amount set forth below.

        If and when AEGON N.V. has paid any dividends in the past, it has traditionally paid interim dividends (usually in September) after the release of its six-month results and final dividends (usually in May) upon adoption of the annual accounts at the annual General Meeting of Shareholders.

        On December 1, 2008, Vereniging AEGON purchased 750 million convertible core capital securities from AEGON N.V. with funds provided by the Dutch State of which 187.5 million are currently outstanding. The convertible core capital securities rank pari passu with AEGON N.V.'s common shares and are entitled to a coupon only in the event and to the extent AEGON N.V. elects to pay a dividend on the common shares. AEGON N.V. retains the discretion to set its own dividend policy without regard to the new convertible core capital securities.

        On August 17, 2010, the European Commission determined that the Dutch State aid was compatible with European Union state aid rules. To secure the European Commission's approval, AEGON N.V. agreed with the Dutch Ministry of Finance to amend the terms and conditions for the repayment of the remaining core capital securities. Among other things, these conditions prevent AEGON N.V. from paying dividends on its common shares until it has repurchased all remaining core capital securities. For more detail, see "Risk Factors—Risks Relating to our Business—As a result of the European Commission's approval of the core capital support we received from the Dutch State in 2008, we are subject to certain requirements which may have a material adverse effect on our business, results of operations and financial condition" on page 13 of AEGON N.V.'s annual report on Form 20-F for the year ended December 31, 2010.

        AEGON N.V. aims to pay out a sustainable dividend to allow equity investors to share in its performance, which can grow over time if its performance so allows. After investment in new business to generate organic growth, capital generation in its operating subsidiaries is available for distribution to the holding company, while maintaining a capital and liquidity position in the operating subsidiaries in line with its capital management and liquidity risk policies.

        AEGON N.V. uses the cash flows from the operating subsidiaries to pay holding expenses, including funding costs. The remaining cash flow is available to execute its strategy and to fund dividends on its shares, subject to maintaining the holding company targeted excess capital. Depending on circumstances, future prospects and other considerations, the AEGON N.V. Executive Board may elect to deviate from this target. The AEGON N.V. Executive Board will also take capital position, financial flexibility, leverage ratios and strategic considerations into account when declaring or proposing dividends on common shares.

        Under normal circumstances, AEGON N.V. would expect to declare an interim dividend when announcing its second quarter results and to propose a final dividend at the annual General Meeting of Shareholders for approval. Dividends would normally be paid in cash or stock at the election of the shareholder. The relative value of cash and stock dividends may vary. Stock dividends paid may, subject to capital management and other considerations, be repurchased in order to limit dilution.

        The AEGON N.V. Executive Board currently intends to resume dividend payments on its common shares after the full repurchase of the convertible core capital securities issued to the Dutch State, which AEGON N.V. expects to occur by the end of June 2011. Absent unforeseen circumstances, the AEGON N.V. Executive Board intends to propose a final EUR 0.10 dividend per common share at the Annual General Meeting of Shareholders in 2012 covering the second half of 2011.

        When determining whether to declare or propose a dividend, the AEGON N.V. Executive Board has to balance prudence versus offering an attractive return to shareholders, for example in adverse economic and/or financial market conditions. Also, AEGON N.V.'s operating subsidiaries are subject to local insurance regulations which could restrict dividends to be paid to it. There is no requirement or assurance that AEGON N.V. will declare and pay any dividends.

        AEGON N.V. did not declare or pay a dividend or make a distribution on the common shares in 2009 or 2010.

        Holders of common shares historically have been permitted to elect to receive dividends, if any, in cash or in common shares, except for the final dividend for 2002, as distributed in May 2003, which was made in common shares only. For dividends, which holders may elect to receive in either cash or common shares, the value of the stock alternative may differ slightly from the value of the cash option. AEGON N.V. pays cash dividends on shares of New York registry in US dollars through Citibank, N.A., its NYSE paying agent, based on the foreign exchange reference rate (the rate based on the daily concertation procedure between central banks as published each working day at 14:15 hours by the European Central Bank) on the business day following the announcement of the interim dividend or on the second business day following the shareholder meeting approving the relevant final dividend.

        The annual dividend on AEGON N.V.'s class A and class B preferred shares is calculated on the basis of the paid-in capital on the preferred shares using a rate equal to the European Central Bank's fixed interest percentage for basic refinancing transactions plus 1.75%, as determined on Euronext Amsterdam's first working day of the financial year to which the dividend relates. Apart from this, no other dividend is paid on the preferred shares. This resulted in a rate of 4.25% for the year 2009. Applying this rate to the weighted average paid-in capital of AEGON N.V.'s preferred shares during 2009, the total amount of annual distributions we made in 2010 on AEGON N.V.'s preferred shares for the year 2009 was EUR 90 million. The rate for annual dividends or distributions, if any, on preferred shares to be made in 2011 for the year 2010, as determined on January 4, 2010 is 2.75% and the annual dividends or distributions, if any, on preferred shares for the year 2010, based on the paid-in capital on the preferred shares during 2010 would be EUR 59 million.

Voting Rights and Appointment of AEGON Supervisory and AEGON Executive Boards

        General Meeting of Shareholders.    All holders of AEGON N.V. common shares and preferred shares are entitled to attend personally or by proxy any general meeting of shareholders upon compliance with the procedures described below. A holder of AEGON N.V. common shares is entitled to one vote for each share held by such holder and represented at the meeting. However, a holder of preferred shares is entitled, instead of casting one vote per preferred share, to cast such number of votes as are equal to the number of preferred shares held multiplied by twenty-five twelfths (25/12), provided that any resulting fraction of a vote is disregarded. AEGON N.V. and Vereniging AEGON have entered into a preferred shares voting rights agreement, pursuant to which Vereniging AEGON has voluntarily waived its right to cast 25/12 votes per class A or class B preferred share. Instead, Vereniging AEGON has agreed to exercise only one vote per preferred share, except in the event of a "special cause," such as the acquisition of a 15% or more interest in AEGON N.V., a tender offer for AEGON N.V. shares or a proposed business combination by any person or group of persons whether individually or as a group, other than in a transaction approved by the AEGON Executive Board and the AEGON Supervisory Board. If, in its sole discretion, Vereniging AEGON determines that a "special cause" exists, Vereniging AEGON will notify the general meeting of shareholders and retain its right to exercise the full voting power of 25/12 votes per preferred share for a limited period of six months.

        A general meeting of shareholders is required to be held not later than June 30 of each year. General meetings of shareholders are called by the AEGON Supervisory Board or the AEGON Executive Board and are required to be held in Amsterdam, The Hague, Haarlemmermeer (including Schiphol Airport), Leidschendam, Rijswijk (ZH), Rotterdam or Voorburg, at the choice of the corporate body that calls the meeting. The AEGON Executive Board is authorized to decide that with respect to a general meeting of shareholders, a record date will be applied on the basis of which it shall be determined in accordance with Section 2:119 of the Dutch Civil Code which persons are deemed to be shareholders for the purpose of attending and exercising voting rights at a general meeting of shareholders. Such record date and the manner in which shareholders can register and exercise their rights will be set out in the notice of the meeting. Action is taken at general meetings by an absolute majority of the valid votes cast unless a larger majority is explicitly provided by law or by AEGON N.V.'s articles of association.

        AEGON N.V. may not vote shares held by it or its subsidiaries.

        Major Shareholders of AEGON N.V.    As of March 31, 2011, Vereniging AEGON held approximately 9.0% of the common shares and 100% of the preferred shares of AEGON N.V. These holdings give Vereniging AEGON approximately 22.40% of AEGON N.V.'s voting shares. In the event of a "special cause," as describe above, Vereniging AEGON's voting rights will increase to approximately 32.99% for up to six months per "special cause." Vereniging AEGON is a membership association under Dutch law. One of the principal characteristics of a membership association is that it has no share capital. The objective of Vereniging AEGON is the balanced representation of the interests of AEGON N.V. and all of its stockholders, AEGON Group companies, insured parties, employees and other constituencies of the AEGON Group. The table below shows the ownership percentage of Vereniging AEGON as of March 31, 2011.

Title of Class	Number Owned	Percent of Class
Common Shares	171,974,055	9.0%
Preferred A Shares	211,680,000	100.0%
Preferred B Shares	110,072,000	100.0%

        Vereniging AEGON has two administrative bodies: the General Meeting of Members and the Executive Committee. As of the date of this prospectus, the General Meeting of Members consisted of 17 individuals who were elected as members of Vereniging AEGON. The majority of the voting rights is with the 15 members not being employees or former employees of AEGON N.V. or one of the AEGON Group companies, nor current or former members of the AEGON Supervisory Board or the AEGON Executive Board. Those members represent a broad cross-section of Dutch society, and are called elected members. The other two members are both elected by the General Meeting of Members of Vereniging AEGON from among the members of the AEGON Executive Board.

        As of the date of this prospectus, the Executive Committee of Vereniging AEGON consisted of seven members. Five of those members, including the chairman and vice-chairman, are not nor have ever been, related to AEGON N.V. The other two members are also members of the AEGON Executive Board. Resolutions of the Executive Committee, other than with regard to amendment of the articles of association of Vereniging AEGON, require an absolute majority of votes. When a vote in the Executive Committee results in a tie, the General Meeting of Members has the deciding vote. Amendments of the articles of association of Vereniging AEGON require an unanimous proposal from the Executive Committee of Vereniging AEGON (including consent of the two representatives of AEGON N.V.) pursuant to a special procedure. Following an amendment of the articles of association of Vereniging AEGON as effected on September 13, 2005, this special requirement does not apply in the event of a hostile change of control at the general meeting of shareholders of AEGON N.V., in which event Vereniging AEGON may amend its articles of association without the cooperation of AEGON N.V.

        Appointment of the AEGON Supervisory Board and the AEGON Executive Board.    AEGON N.V. has a two-tier management system consisting of an executive board and a supervisory board. Members of the AEGON Supervisory Board are nominated by the AEGON Supervisory Board and are appointed by the general meeting of shareholders. The number of members of the AEGON Supervisory Board is determined from time to time by the AEGON Supervisory Board but may not consist of less than seven members. Members of the AEGON Executive Board are nominated by the AEGON Supervisory Board and are appointed by the general meeting of shareholders. For more information please see "Item 6. Directors, Senior Management and Employees" of AEGON N.V.'s 2010 Annual Report on Form 20-F.

        Shareholder Proposals.    Shareholders who, alone or jointly, represent at least one percent (1%) of the issued capital or a block of shares, alone or jointly, worth at least fifty million euro (EUR 50,000,000) according to the Official Price List of Euronext Amsterdam N.V. (or any publication taking its place), shall have the right to request of the AEGON Executive Board or the AEGON Supervisory Board that items be placed on the agenda of the general meeting of shareholders. These requests shall be honored by the AEGON Executive Board or the AEGON Supervisory Board under the conditions that (a) important AEGON interests do not dictate otherwise; and (b) the request is received by the chairman of the AEGON Executive Board or the chairman of the AEGON Supervisory Board in writing at least sixty (60) days before the date of the general meeting of shareholders. Dutch law currently provides for the threshold of fifty million euro (EUR 50,000,000). It is expected that the law will be amended and that the threshold will be increased to one hundred million euro (EUR 100,000,000). The articles of association of AEGON N.V. already provide for a threshold of one hundred million euro (EUR 100,000,000), but this higher threshold will not become effective until the expected amendment of Dutch law has become effective.

        Amendment of Articles.    The articles of association of AEGON N.V. may be amended at any general meeting of shareholders by an absolute majority of the votes cast. Any such amendment must have been proposed by the AEGON Executive Board which proposal must have been approved by the AEGON Supervisory Board.

        Annual Accounts.    The general meeting of the shareholders adopts annually AEGON N.V.'s annual accounts with respect to the previous calendar year.

Liquidation Rights

        In the event of the liquidation of AEGON N.V., the general meeting of shareholders determines the remuneration of the liquidators and of the members of the AEGON Supervisory Board. The AEGON Executive Board is responsible for effecting the liquidation, which is to be overseen by the AEGON Supervisory Board. The assets remaining after payment of all debts, liquidation expenses and taxes are to be distributed first to the holders of preferred shares in the amount of their paid-in capital. The amount left after such payment will be distributed to the holders of AEGON N.V. common shares.

Issuance of Additional Rights

        Shares of AEGON N.V.'s authorized but unissued capital stock may be issued at such times and on such conditions as may be determined at a general meeting of shareholders or by the AEGON Executive Board if authorized by the shareholders. At the general meeting of shareholders of AEGON N.V. held on May 12, 2011, the AEGON Executive Board was designated, for a period of eighteen months effective May 12, 2011, by a resolution approved by the shareholders, as the company body which shall, subject to the approval of the AEGON Supervisory Board, be authorized to decide upon the issue of shares and to grant rights to acquire shares. The authority granted thereby is limited annually to 10% of the capital, plus 10% of the capital if the issuance or the granting of rights occurs on the occasion of the acquisition of an enterprise or a corporation. For purposes of this paragraph, the term "capital" means the total par value of the common shares issued at the time this authorization is used for the first time in any calendar year. The authorization described above may only be withdrawn by a resolution of the general meeting of shareholders following a proposal by the AEGON Executive Board which has been approved by the AEGON Supervisory Board.

Preemptive Rights

        Except in certain instances prescribed by law, the holders of AEGON N.V. common shares have preemptive rights on a pro rata basis to purchase the number of AEGON N.V. common shares to be issued. Holders of AEGON N.V. preferred shares, as such, have no preemptive rights in respect of any AEGON N.V. common shares.

        Preemptive rights in respect of AEGON N.V. common shares may be restricted or excluded by a resolution passed by the general meeting of shareholders. In the notice of the meeting, the reasons for the proposal to restrict or exclude the preemptive rights in respect of AEGON N.V. common shares and the intended issue price must be explained in writing. Preemptive rights may also be restricted or excluded by the AEGON Executive Board if a resolution is passed by the general meeting of shareholders which confers such power on the AEGON Executive Board for a maximum of five years. This power may from time to time be extended, but never for a period longer than five years. A resolution of the general meeting that restricts or excludes preemptive rights or that confers this power to the AEGON Executive Board can only be adopted at the proposal of the AEGON Executive Board which is approved by the AEGON Supervisory Board. A resolution of the general meeting to restrict or exclude the preemptive rights or to confer this power to the AEGON Executive Board shall require a majority of not less than two thirds of the votes cast if less than one half of AEGON N.V.'s issued capital is represented at the meeting. If AEGON N.V. makes a rights offering to the holders of AEGON N.V. common shares, the rights of holders of AEGON N.V.'s New York Shares to exercise the rights so offered is subject to a restriction which permits AEGON N.V. to sell such rights in a manner to be determined by the AEGON Executive Board and to remit the cash proceeds of such sale to such holders if the additional AEGON N.V. common shares are not registered under the Securities Act of 1933, as amended (the "Securities Act").

        At the general meeting of shareholders of AEGON N.V. held on May 12, 2011, the AEGON Executive Board was designated, for a period of eighteen months effective May 12, 2011, by a resolution approved by the shareholders, as the company body which shall, subject to the approval of the AEGON Supervisory Board, be authorized to restrict or exclude the preemptive rights of the shareholders with regard to the issuance of common shares or the granting of rights to subscribe for common shares. In respect of the issuance of common shares without preemptive rights, the authority given thereby shall be limited annually to 10% of the capital, plus 10% of the capital if the issuance occurs on the occasion of the acquisition of an enterprise or a corporation. For purposes of this paragraph, the term "capital" means the total par value of the common shares issued at the time this authorization is used for the first time in any calendar year.

        The authorization described above may only be withdrawn by a resolution of the general meeting of shareholders following a proposal by the AEGON Executive Board which has been approved by the AEGON Supervisory Board.

Repurchase by AEGON N.V. of its Own Shares

        Subject to certain restrictions contained in the laws of the Netherlands and AEGON N.V.'s articles of association, the AEGON Executive Board may cause AEGON N.V. to purchase its own fully-paid shares, provided that the total number of AEGON N.V. shares so repurchased, together with shares already held in treasury by AEGON N.V. or held by its subsidiaries, may not exceed, in the aggregate, 50% of the issued capital. Such purchase may be made only upon authorization by the general meeting of shareholders, which authorization is valid for a maximum of eighteen months and must include the number of shares to be acquired, the way in which they may be acquired and the minimum and maximum purchase price. In addition, the approval of the AEGON Supervisory Board shall be required for any such acquisition. At the general meeting of shareholders held on May 12, 2011, the shareholders authorized the AEGON Executive Board for a period of eighteen months to acquire shares not to exceed 10% of AEGON N.V.'s total issued capital at a price not higher than 10% above the quoted local market price immediately prior to the acquisition. Preferred shares may only be acquired at a price not higher than 10% above the average paid-in amount on the preferred shares being acquired, to be increased with dividends accrued but not yet paid at the time of the acquisition.

Certificates for Common Stock and their Transfer

        Certificates evidencing AEGON N.V. common shares are issuable, upon a resolution of the AEGON Executive Board, only in registered form. Certificates issued by the New York registrar are printed in the English language. New York Shares may be held by residents as well as non-residents of the Netherlands. Only New York Shares may be traded on the New York Stock Exchange. New York Shares may be transferred by AEGON N.V.'s New York transfer agent by surrendering the New York Share certificate(s) with a completed Stock Power Medallion Guarantee. Upon surrender, AEGON N.V.'s New York transfer agent, will note the transfer of the surrendered New York Shares and issue a New York Share Certificate registered in the name of the new owner. In addition, a shareholder may in accordance with AEGON N.V.'s articles of association, upon the surrender for cancellation of any New York Share certificate(s) previously issued along with the deed of transfer or in a separate instrument completed in full and signed by the shareholder and the New York transfer agent, request the consent of the Executive Board to have the shareholder's name entered in the register of shareholders maintained by AEGON N.V. with respect to the share or shares owned by the shareholder and to receive, in lieu of a certificate, a non-negotiable declaration of registration of such share or shares.

DESCRIPTION OF DEBT SECURITIES

        The following is a summary of the general terms of the debt securities. If the debt securities are offered as part of a global offering, this prospectus only covers offers and sales initially made in the U.S. and resales into the U.S. Each time that we issue debt securities pursuant to this prospectus we will file with the SEC a prospectus supplement and, if applicable, a pricing supplement, that you should read carefully. The prospectus supplement or, if applicable, the pricing supplement will contain the specific terms applicable to those debt securities. The terms presented here, together with the terms contained in the prospectus supplement and, if applicable, the pricing supplement will be a description of the material terms of the debt securities, but if there is any inconsistency between the terms presented here and those in the prospectus supplement, those in the prospectus supplement will replace those presented here. You should also read the indenture under which we will issue the debt securities, which we have filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. The terms of the debt securities include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939.

General

        The debt securities will be issued by AEGON N.V. or AFC, as the case may be, under an indenture with The Bank of New York Mellon Trust Company, N.A.

        Any debt securities issued by AFC will be guaranteed by AEGON N.V. See "Description of Guarantees" below. The total principal amount of debt securities that can be issued under the indenture is unlimited. The indenture does not limit the amount of other debt, secured or unsecured, that we may issue. We may issue the debt securities in one or more series.

        The prospectus supplement and, if applicable, the pricing supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

  •
  the issuer of the debt securities, AEGON N.V. or AFC;

  •
  the price of the debt securities offered;

  •
  the title of the debt securities;

  •
  the total principal amount of the debt securities;

  •
  the date or dates, if any, on which the principal of and any premium on the debt securities will be payable;

  •
  any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;

  •
  whether the debt securities are senior or subordinated debt securities and, if subordinated, the ranking of such debt securities in relation to other senior or subordinated debt securities;

  •
  the places at which payments of principal and interest are payable;

  •
  the terms of any optional or mandatory redemption, including the price for the redemption;

  •
  any sinking fund provisions;

  •
  the terms of any payments on the debt securities that will be payable in foreign currency or currency units or another form;

  •
  the terms of any payments that will be payable by reference to any index or formula;

  •
  any changes or additions to the events of default or covenants described in this prospectus;

  •
  whether debt securities will be issued as discount securities and the amount of any discount;

  •
  whether the debt securities will be represented by one or more global securities;

  •
  whether the debt securities will be issued in registered or bearer form, and any restrictions that may apply;

  •
  any terms for the conversion or exchange of the debt securities for other securities of AEGON Group companies or any other entity (including any related cash-out option); and

  •
  any other terms of the debt securities.

        We have the ability under the indenture to "reopen" a previously issued series of debt securities and issue additional debt securities of that series or establish additional terms of the series. We are also permitted to issue debt securities with the same terms as previously issued debt securities. Unless otherwise indicated in the related prospectus supplement or, if applicable, the pricing supplement, the debt securities will not be listed on any securities exchange.

        The senior debt securities will be unsecured, unsubordinated indebtedness and will rank equally with all other unsecured and unsubordinated debt of their issuer. The subordinated debt securities will be unsecured indebtedness and will be subordinated in right of payment to existing and future debt of their issuer as set forth in the related prospectus supplement or, if applicable, the relevant pricing supplement. See "Subordination" below.

        Some of the debt securities may be sold at a substantial discount below their stated principal amount. These debt securities will either bear no interest or will bear interest at a rate which at the time of issuance is below market rates. U.S. Federal income tax consequences and other special considerations applicable to discounted debt securities are discussed below under "Taxation in the United States" and may be discussed further in the prospectus supplement or, if applicable, the pricing supplement relating to these debt securities.

        If AFC issues the debt securities, AEGON N.V. will fully and unconditionally guarantee the due and punctual payment of the principal of, any premium and any interest on those debt securities, when and as these payments become due and payable, whether at maturity, upon redemption or declaration of acceleration, or otherwise. See "Description of Guarantees".

        On March 31, 2011, AEGON N.V. had outstanding EUR 4.645 billion of capital securities, EUR 750 million of convertible core capital securities, EUR 16 million of subordinated debt securities and EUR 1.218 billion of senior debt securities related to insurance activities. AEGON N.V. had no secured debt. AFC had outstanding USD 0.5 billion in aggregate principal amount of senior debt securities and no secured or subordinated debt securities. AFC does not have any subsidiaries.

Paying Agent and Transfer Agent

        Unless otherwise specified in the relevant prospectus supplement, or, if applicable, the relevant pricing supplement, Citibank, N.A. will be the registrar, paying agent, transfer agent and calculation agent for the debt securities.

Governing Law

        Except as may otherwise be provided in the related prospectus supplement or, if applicable, the relevant pricing supplement, the indenture and the guarantees will be governed by and construed in accordance with the laws of the State of New York. The laws of the State of New York would not require the trustee to pursue or exhaust its legal and equitable remedies against AFC, as the case may be, prior to exercising its rights under the guarantee relating to guaranteed debt securities issued by AFC. We cannot assure you that a Netherlands court would give effect to this provision. However, AEGON N.V. will waive any right to require a proceeding against AFC before its obligations under the guarantees of debt securities of AFC shall become effective. There are no limitations under the laws of the Netherlands or the articles of association of AEGON N.V. on the right of non-residents of the Netherlands to hold the debt securities issued by AEGON N.V.

Form, Exchange and Transfer

        Unless otherwise specified in the related prospectus supplement or, if applicable, the related pricing supplement, the debt securities of each series will be issuable in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof.

        Unless otherwise specified in the related prospectus supplement, or, if applicable, the related pricing supplement, any payments of principal, interest and premium on registered debt securities will be payable and, subject to the terms of the indenture and the limitations applicable to global securities, debt securities may be transferred or exchanged, at any office or agency we maintain for such purpose, without the payment of any service charge except for any applicable tax or governmental charge.

Global Securities

        The debt securities of a series may be issued in the form of one or more global certificates that will be deposited with a depositary identified in a prospectus supplement or, if applicable, the related pricing supplement. Unless a global certificate is exchanged in whole or in part for debt securities in definitive form, a global certificate may generally be transferred only as a whole and only to the depositary or to a nominee of the depositary or to a successor depositary or its nominee.

        Unless your prospectus supplement provides otherwise, the securities will initially be issued to investors only in book-entry form. We will issue and register in the name of one or more financial institutions or clearing systems or their nominees, one or more fully registered global certificates, representing the total aggregate number of securities. A financial institution or clearing system that we select for the purpose is called the "depositary" for that security. A security will usually have only one depositary, but it may have more.

        Each series of securities will have one or more of the following as the depositaries:

  •
  DTC;

  •
  Euroclear;

  •
  a financial institution holding the securities on behalf of Clearstream, Luxembourg; or

  •
  any other clearing system or financial institution named in the applicable prospectus supplement.

        The depositaries named above may also be participants in one another's systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, Luxembourg as DTC participants. The depositary or depositaries for your securities will be named in your prospectus supplement; if none is named, the depositary will be DTC.

        DTC has provided us the following information, and we take no responsibility for its accuracy. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in its participants' accounts, eliminating the need for physical movement of securities certificates. Participants in DTC include Clearstream, Luxembourg and Euroclear, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Certain of those participants (or their representatives), together with other entities, own DTC. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

        Pursuant to DTC's procedures, upon the sale of debt securities represented by a global certificate to underwriters, DTC will credit the accounts of the participants designated by the underwriters with the principal amount of the debt securities purchased by the underwriters. Ownership of beneficial interests in a global certificate will be shown on DTC's records (with respect to participants), by the participants (with respect to indirect participants and certain beneficial owners) and by the indirect participants (with respect to all other beneficial owners). The laws of some states require that certain persons take physical delivery in definitive form of the securities that they own. Consequently, the ability to transfer beneficial interests in a global certificate may be limited.

        We will wire to DTC's nominee principal and interest payments with respect to global certificates. We and the trustees under the indenture will treat DTC's nominee as the owner of the global certificates for all purposes. Accordingly, we, the trustee and the paying agent will have no direct responsibility or liability to pay amounts due on the global certificates to owners of beneficial interests in the global certificates.

        It is DTC's current practice, upon receipt of any payment of principal or interest, to credit participants' accounts on the payment date according to their beneficial interests in the global certificates as shown on DTC's records. Payments by participants to owners of beneficial interests in the global certificates will be governed by standing instructions and customary practices between the participants and the owners of beneficial interests in the global certificates, as is the case with securities held for the account of customers registered in "street name". However, payments will be the responsibility of the participants and not of DTC, the trustee or us.

        Debt securities of any series represented by a global certificate will be exchangeable for debt securities in definitive form with the same terms in authorized denominations only if:

  •
  DTC notifies us that it is unwilling or unable to continue as depositary, or DTC is no longer eligible to act as depositary, and we do not appoint a successor depositary within 90 days; or

  •
  we determine not to have the debt securities of a series represented by global certificates and notify the trustee of our decision.

        So long as DTC or its nominee is the registered owner and holder of the global notes, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the senior notes represented by the global notes for all purposes under the indenture. Except as provided below, you, as the beneficial owner of interests in the global notes, will not be entitled to have senior notes registered in your name, will not receive or be entitled to receive physical delivery of senior notes in definitive form and will not be considered the owner or holder thereof under the indenture. Accordingly, you, as the beneficial owner, must rely on the procedures of DTC and, if you are not a DTC participant, on the procedures of the DTC participants through which you own your interest, to exercise any rights of a holder under the indenture.

        Neither we, the trustee, nor any other agent of ours or agent of the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in global notes or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests. DTC's practice is to credit the accounts of DTC's direct participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in a security as shown on the records of DTC, unless DTC has reason to believe that it will not receive payment on the payment date. The underwriters will initially designate the accounts to be credited. Beneficial owners may experience delays in receiving distributions on their senior notes because distributions will initially be made to DTC and they must be transferred through the chain of intermediaries to the beneficial owner's account. Payments by DTC participants to you will be the responsibility of the DTC participant and not of DTC, the Trustee or us. Accordingly, we and any paying agent will have no responsibility or liability for: any aspect of DTC's records relating to, or payments made on account of, beneficial ownership interests in senior notes represented by a global securities certificate; any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global securities certificate held through those participants; or the maintenance, supervision or review of any of DTC's records relating to those beneficial ownership interests.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        We have been informed that, under DTC's existing practices, if we request any action of holders of senior notes, or an owner of a beneficial interest in a global security such as you desires to take any action which a holder of senior notes is entitled to take under the indenture, DTC would authorize the direct participants holding the relevant beneficial interests to take such action, and those direct participants and any indirect participants would authorize beneficial owners owning through those direct and indirect participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

        Clearstream, Luxembourg has advised us as follows:

        Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a bank and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions among them through electronic book-entry transfers between their accounts, thereby eliminating the need for physical movement of securities. Clearstream, Luxembourg provides other services to its customers, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic securities markets in over 30 countries through established depositary and custodial relationships. Clearstream, Luxembourg's customers are worldwide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's U.S. customers are limited to securities brokers and dealers and banks. Indirect access to Clearstream, Luxembourg is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg customer. Clearstream, Luxembourg has established an electronic link with Euroclear to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear.

        Euroclear has advised us as follows:

        Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Banking, Finance and Insurance Commission and the National Bank of Belgium. Euroclear holds securities for its participants and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including credit, custody, lending and borrowing of securities and tri-party collateral management. It interfaces with domestic markets in several countries. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.

Payments of Additional Amounts

        The issuer or guarantor will make all payments on the debt securities of that series without withholding or deduction for any taxes, or other governmental charges in effect on the date of issuance of the debt securities of that series or imposed in the future by or on behalf of the Netherlands, in the case of AEGON N.V., or the United States, in the case of AFC, or any authority in the Netherlands or the United States, as applicable. In the event any Netherlands, in the case of payments by AEGON N.V., or United States, in the case of payments by AFC, taxes or other charges are imposed on payments on any debt security of that series held by you, the issuer or guarantor will pay to you such additional amounts as may be necessary so that the net amounts receivable by you after any payment, withholding or deduction of tax or charge will equal the amounts of principal, any interest and any premium which would have been receivable on the debt security if there were no such payment, withholding or deduction; provided, however, that (a) in the case of payments by AEGON N.V., the amounts with respect to any Netherlands taxes shall be payable only to holders that are not residents in the Netherlands for purposes of its tax laws; and (b) in the case of payments by AFC, the amounts with respect to any United States taxes shall be payable only to holders that are non-U.S. persons not resident in the United States, foreign corporations or certain trusts or estates not subject to taxes, for United States tax purposes, and provided further, that the issuer or guarantor shall not be required to make any payment of any additional amounts on account of:

  •
  in the case of payments by AEGON N.V., your being a resident of the Netherlands or having some connection with the Netherlands or United States (in the case of Netherlands taxes) other than the mere holding of the debt security or the receipt of principal, any interest, or any premium on the debt security;

  •
  in the case of payments by AFC, your being a resident of the United States or having some connection with the United States (in the case of United States taxes) other than the mere holding of the debt security or the receipt of principal, and interest, or any premium on the debt security;

  •
  your presentation of the debt security for payment more than 30 days after the later of (1) the due date for such payment or (2) the date we provide funds to make such payment to the trustee;

  •
  any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;

  •
  any tax, assessment or other governmental charge payable other than by withholding from payments on the debt security;

  •
  in the case of payments by AFC, with respect to United States taxes, any tax imposed by reason of the holder's past or present status as a tax-exempt organization with respect to the United States or as a corporation which accumulates earnings to avoid United States Federal income tax;

  •
  any tax, assessment or other governmental charge which would not have been imposed or withheld if the holder had declared his or her non-residence in the Netherlands, in the case of payments by AEGON N.V., or the United States, in the case of payments by AFC, or made a similar claim for exemption so that, upon making the declaration or the claim, the holder would either have been able to avoid the tax, assessment or charge or to obtain a refund of the tax, assessment or charge;

  •
  any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of, premium, if any, or any interest on, any debt security, if such payment can be made without such withholding by any other paying agent;

  •
  any withholding or deduction imposed on a payment under any debt security which is required to be made pursuant to a European Union Directive on the taxation of savings or any law implementing or complying with, or introduced in order to conform to, such directive; or

  •
  any combination of items above,

nor shall additional amounts be paid with respect to any payment of the principal of, premium, if any, or any interest on any debt security to any holder who is a fiduciary, a partnership or a beneficial owner and who is other than the sole beneficial owner of the payment to the extent the fiduciary or a member of the partnership or a beneficial owner would not have been entitled to any additional amount had it been the holder of the debt security.

Tax Redemption

        If the prospectus supplement or, if applicable, the pricing supplement for a particular series of debt securities so provides, the issuer or guarantor may redeem that series of debt securities before its maturity, in whole but not in part, if, at any time after the date of issuance of that series of securities, as a result of any:

  •
  amendment to, or change in, the laws of the Netherlands, in the case of payments by AEGON N.V., or the United States, in the case of payments by AFC, or any political subdivision thereof; or

  •
  change in the application or official interpretation of such laws or regulations,

where the amendment or change becomes effective after the date of the issuance of the series of debt securities, the issuer or guarantor become, or will become, obligated to pay any additional amounts as provided above under "Payments of Additional Amounts" and cannot reasonably avoid such obligation.

        Before the issuer or guarantor may redeem debt securities of a particular series as provided above, the issuer or guarantor must deliver to the trustee at least 30 days, but not more than 60 days, prior to the date fixed for redemption:

  •
  a written notice stating that the debt securities of a particular series are to be redeemed, specifying the redemption date and other pertinent information; and

  •
  an opinion of independent legal counsel selected by us to the effect that, as a result of the circumstances described above, we have or will become obligated to pay any additional amounts.

        The issuer or guarantor will give you at least 30 days', but not more than 60 days', notice before any tax redemption of a series of securities. On the redemption date, the issuer or guarantor will pay you the principal amount of your debt security, plus any accrued interest (including any additional amounts) to the redemption date.

Conversion or Exchange

        The terms, if any, upon which debt securities of any series are convertible into or exchangeable for other securities will be set forth in the related prospectus supplement. These terms may include the conversion price, the conversion period, provisions as to whether conversion or exchange will be at the option of the holders of that series of debt securities or at our option, any events requiring an adjustment of the conversion price, provisions affecting conversion in the event of the redemption of such series of debt securities and other relevant provisions relating to those securities.

Events of Default

        Except as may otherwise be provided for in the related prospectus supplement or, if applicable, the relevant pricing supplement, the following are defined as events of default with respect to securities of any series outstanding under the indenture:

  (a)
  failure to pay principal or premium, if any, on any debt security of that series when due, and continuance of such a default beyond any applicable grace period;

  (b)
  failure to pay any interest on any debt security of that series when due, and continuance of such a default for a period of 30 days beyond any applicable grace period;

  (c)
  failure to deposit any sinking fund payment, when due and continuance of such a default beyond any applicable grace period, on any debt security of that series;

  (d)
  failure to perform any of our other covenants or the breach of any of the warranties in the indenture after being given written notice and continuance of such a default for a period of 90 days beyond any applicable grace period; and

  (e)
  certain events in bankruptcy, insolvency or reorganization of AEGON N.V. or AFC.

        If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may accelerate the maturity of the debt securities of that series (or, such portion of the principal amount of such debt securities as may be specified in a prospectus supplement). If an acceleration occurs, subject to specified conditions, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series may rescind and annul such acceleration. Because each series of debt securities will be independent of each other series, a default in respect of one series will not necessarily in itself result in a default or acceleration of the maturity of a different series of debt securities.

        Other than its duties in case of an event of default, the trustee is not obligated to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders offer the trustee reasonable indemnity. Subject to the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

        A holder of debt securities of any series will not have any right to institute any proceeding with respect to the indenture unless:

  •
  the holder previously gave written notice to the trustee of an event of default;

  •
  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and have offered reasonable indemnity to the trustee to institute such proceeding as trustee; and

  •
  the trustee fails to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

        The limitations described above do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal, interest or premium on that debt security on or after the applicable due date specified in that debt security.

        We will be required to furnish to each trustee annually a statement by our officers as to whether or not we are in default in the performance of any of the terms of the indenture.

Subordination

        The indebtedness evidenced by the subordinated debt securities will, to the extent provided pursuant to the indenture with respect to each series of subordinated debt securities, be subordinate in right of payment to the prior payment in full of all of our senior debt, as defined, including any senior debt securities and any subordinated debt securities that are defined as senior debt for purposes of a particular series of subordinated debt securities. The prospectus supplement or, if applicable, the pricing supplement relating to any subordinated debt securities will summarize the subordination provisions of the indenture applicable to that series including:

  •
  the applicability and effect of such provisions upon any payment or distribution of our assets to creditors upon any liquidation, bankruptcy, insolvency or similar proceedings;

  •
  the applicability and effect of such provisions in the event of specified defaults with respect to senior debt, including the circumstances under which and the periods in which we will be prohibited from making payments on the subordinated debt securities; and

  •
  the definition of senior debt applicable to the subordinated debt securities of that series including whether and to what extent the subordinated debt of that series shall be subordinated to other subordinated debt of their issuer.

        In the event and during the continuation of any default in the payment of any senior debt continuing beyond any applicable grace period specified in the instrument evidencing that senior debt (unless and until the default shall have been cured or waived or shall have ceased to exist), no payments on account of principal, premium, if any, or interest, if any, on the subordinated debt securities or sums payable with respect to the conversion or exchange, if applicable, of the subordinated debt securities may be made pursuant to the subordinated debt securities.

        Upon payment or distribution of our assets to creditors upon dissolution or winding-up or total or partial liquidation or reorganization, whether voluntary or involuntary in bankruptcy, insolvency, receivership or other proceedings, the holders of our senior debt will be entitled to receive payment in full of all amounts due on the senior debt before any payment is made by us on account of principal, premium, if any, or interest, if any, on the subordinated debt securities.

        By reason of this subordination, in the event of our insolvency, holders of subordinated debt securities may recover less, ratably, and holders of senior debt may recover more, ratably, than our other creditors. The indenture does not limit the amount of senior debt that we may issue.

Limitation on Liens

        Unless otherwise specified in a prospectus supplement or, if applicable, the pricing supplement relating to a series of debt securities, so long as any of the debt securities of that series remain outstanding, the issuer and its subsidiaries may not secure any indebtedness in respect of borrowed moneys having an original maturity of more than two years by granting security upon any of their present or future assets or revenues unless they effectively provide that the same or equal and ratable security (or other security acceptable to the trustee) is accorded to all debt securities of that series for so long as the secured indebtedness is so secured. This limitation does not apply to:

  •
  security created over any shares in, assets of or securities owned by any subsidiaries that are not principally engaged in the business of life insurance and that do not contribute more than 10% of AEGON's total aggregate consolidated gross premium income as reflected in its most recent annual audited financial statements;

  •
  security created in the normal course of the insurance business carried on in a manner consistent with generally accepted insurance practice for that insurance business;

  •
  security or preference arising by operation of any law;

  •
  security over real property to secure borrowings to finance the purchase or improvement of that real property;

  •
  security over assets existing at the time of the acquisition of those assets; and

  •
  security not otherwise permitted by the above that secures borrowed money in an aggregate principal amount not exceeding 50% of AEGON's total aggregate consolidated indebtedness with an original maturity of more than two years.

Defeasance

        Unless otherwise indicated in the related prospectus supplement or, if applicable, the pricing supplement, we may elect, at our option at any time, to have the provisions of the indenture relating (a) to defeasance and discharge of indebtedness or (b) to defeasance of certain restrictive covenants apply to the debt securities of any series, or to any specified part of a series.

        In order to exercise either option, we must irrevocably deposit, in trust for the benefit of the holders of those debt securities, money or U.S. government securities, or both, which, through the payment of principal and interest in accordance with their terms, will provide amounts sufficient to pay the principal of and any premium and interest on those debt securities on the respective stated maturities in accordance with the terms of the indenture and those debt securities and we must deliver to the trustee an opinion of counsel confirming that the beneficial owners of those debt securities will not recognize gain or loss for U.S. Federal income tax purposes as a result of such defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred, provided in the case of a defeasance and discharge, such opinion of counsel shall be based on a ruling received from, or published by, the

U.S. Internal Revenue Service or a change in the applicable U.S. Federal income tax law occurring after the date of original issue of those debt securities. Any additional conditions to exercising these options with respect to a series of debt securities will be described in a related prospectus supplement.

        If we meet all the conditions to clause (a) above and elect to do so, we will be discharged from all our obligations with respect to the applicable debt securities and if those debt securities are subordinated debt securities, the provisions relating to subordination will cease to be effective (other than obligations to register transfer of debt securities, to replace lost, stolen or mutilated certificates and to maintain paying agencies). We shall be deemed to have paid and discharged the entire indebtedness represented by the applicable debt securities and to have satisfied all of our obligations under the debt securities and the indenture relating to those debt securities.

        If we meet all the conditions to clause (b) above and elect to do so, we may omit to comply with and shall have no liability in respect of certain restrictive covenants as described in the related prospectus supplement and, if those debt securities are subordinated debt securities, the provisions of the indenture relating to subordination will cease to be effective, in each case with respect to those debt securities.

Modification of the Indenture

        Under the indenture, our rights and obligations and the rights of holders may be modified with the consent of the holders holding not less than a majority of the aggregate principal amount of the outstanding debt securities of each series affected by the modification. No modification of the principal or interest payment terms, and no modification reducing the percentage required for modifications or altering the provisions relating to the waiver of any past default, is effective against any holder without its consent. We and the trustee may also amend the indenture or any supplement to the indenture without the consent of the holders of any debt securities to evidence the succession or addition of another corporation to AEGON N.V. or AFC, as the case may be, to evidence the replacement of the trustee with respect to one or more series of debt securities and for certain other purposes.

Consolidation, Merger or Disposition of Assets of AEGON N.V. or AFC

        We may not consolidate with or merge into, or sell or lease substantially all of our assets to any person unless:

  •
  the successor person expressly assumes our obligations on the debt securities and under the indenture;

  •
  immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

  •
  any other conditions specified in the related prospectus supplement or, if applicable, the pricing supplement are met.

Concerning the Trustee

        We and certain of our affiliates and subsidiaries may maintain deposit account and lines of credit and have other customary banking relationship with the trustee and its affiliates in the ordinary course of our and their respective businesses.

        Pursuant to the Trust Indenture Act, should a default occur with respect to the debt securities constituting our senior debt securities or subordinated debt securities, the trustee would be required to resign as trustee with respect to the debt securities constituting either the senior debt securities or the subordinated debt securities under the indenture within 90 days of the default unless the default were cured, duly waived or otherwise eliminated or unless only senior debt securities or subordinated debt securities are outstanding under the indenture at the time of the default.

DESCRIPTION OF WARRANTS

        We may issue warrants, including warrants to purchase debt securities, common shares or the equity or debt of issuers unaffiliated with us. If we issue warrants to purchase securities of issuers unaffiliated with us, the warrants will not be exercisable within one year of the date of sale of the warrants. We may issue warrants independently or together with any other securities, and they may be attached to or separate from those securities. We will issue the warrants under warrant agreements between us and a bank or trust company, as warrant agent. A description of the warrant agreement will be included in the prospectus supplement or, if applicable, the pricing supplement relating to the warrants that we offer. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

        The following is a summary of the general terms of the warrants. Each time that we issue warrants pursuant to this prospectus we will file with the SEC a prospectus supplement, and, if applicable, a pricing supplement, that you should read carefully. The prospectus supplement and, if applicable, the pricing supplement will contain the specific terms applicable to those warrants. The terms presented here, together with the specific terms contained in the applicable prospectus supplement and, if applicable, the pricing supplement will be a description of the material terms of the warrants.

General

        We will describe in the related prospectus supplement or, if applicable, the pricing supplement the terms of each series of warrants to purchase securities, which may include debt securities, common shares or the equity or debt of issuers unaffiliated with us, the warrant agreement relating to the warrants offered and the warrant certificates representing the warrants offered. These terms will include some or all of the following:

  •
  the title of the warrants offered;

  •
  the securities, which may include debt securities, common shares or the equity or debt of issuers unaffiliated with us, for which you may exercise the warrants;

  •
  the aggregate number of the warrants;

  •
  the number of securities that you may purchase upon exercise of each warrant, and the price or prices at which we will issue the warrants;

  •
  the currency or currencies investors may use to pay for the warrants;

  •
  the procedures and conditions relating to the exercise of the warrants;

  •
  the designation and terms of any related securities issued with the warrants, and the number of warrants issued with each security;

  •
  the date, if any, from which you may separately transfer the warrants and the related securities;

  •
  the date on which your right to exercise the warrants commences, and the date on which your right expires;

  •
  whether we will issue the warrants or the underlying securities in registered form or bearer form;

  •
  information with respect to book-entry procedures, if any;

  •
  the maximum or minimum number of warrants which you may exercise at any time;

  •
  if applicable, a discussion of material United States federal income tax considerations;

  •
  a description of your rights to institute and maintain any suit, action or proceeding to enforce your rights to exercise and receive the securities purchasable upon exercise of your warrants;

  •
  a description of any antidilution provisions applicable to the warrants that would require adjustment of the number of securities purchasable or the exercise price of your warrants, or both;

  •
  the identity of the warrant agent; and

  •
  any other terms of the warrants, including terms, procedures and limitations relating to your exchange and exercise of the warrants.

        We will also describe in the related prospectus supplement or, if applicable, the pricing supplement any provisions for a change in the exercise price or the expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange warrant certificates for new warrant certificates of different denominations and may exercise warrants at the corporate trust office of the warrant agent or any other office that we indicate in the related prospectus supplement or, if applicable, the pricing supplement. Prior to the exercise of your warrants, you will not have any of the rights of holders of the underlying securities purchasable upon exercise of the warrants and will not be entitled to dividend, interest or any other payments, if any, or voting rights of the underlying securities purchasable upon such exercise.

Enforceability of Rights; Governing Law

        Each issue of warrants and the applicable warrant agreement will be governed by the laws of the State of New York.

DESCRIPTION OF GUARANTEES

        In addition to guarantees in connection with debt securities issued by AFC, we may issue guarantees in a variety of circumstances including in connection with one or more securities described in this prospectus, in connection with the obligations of any present or future subsidiary in addition to AFC, or in connection with other transactions to be described in one or more prospectus supplements and, if applicable, pricing supplements. Except in connection with debt securities issued by AFC, which will be issued without separate consideration, guarantees may be issued for consideration or without consideration. Guarantees may be subordinated or unsubordinated and may be contingent or non-contingent.

        The following is a summary of the general terms of the guarantees. Each time that we issue guarantees pursuant to this prospectus, we will file with the SEC a prospectus supplement and, if applicable, a pricing supplement, that you should read carefully. The prospectus supplement and, if applicable, a pricing supplement will contain the specific terms applicable to those guarantees. The terms presented here, together with the terms contained in the prospectus supplement and, if applicable, a pricing supplement will be a description of the material terms of the guarantees. When we refer in this summary to guaranteed securities, we mean the securities to which the guarantee relates. When we refer in this summary to the issuer, we mean the issuer of the relevant guaranteed securities.

Guarantees of Debt Securities of AFC

        If AFC issues the debt securities, AEGON N.V. will fully and unconditionally guarantee the due and punctual payment of the principal of, any premium and any interest on those debt securities, when and as these payments become due and payable, whether at maturity, upon redemption or declaration of acceleration, or otherwise. The guarantees of senior debt securities will constitute an unsecured, unsubordinated obligation of AEGON N.V. and will rank equally with all other unsecured and unsubordinated obligations of AEGON N.V. The guarantees of subordinated debt securities will constitute an unsecured obligation of AEGON N.V. and will be subordinated in right of payment to all senior indebtedness of AEGON N.V. as defined for purposes of each series of subordinated debt securities.

        AEGON N.V. will (i) agree that its obligations under the guarantees will be as principal obligor and not merely as surety, and will be enforceable irrespective of any invalidity, irregularity or unenforceability of the guaranteed debt securities or the indenture and (ii) waive any right to require a proceeding against AFC, as the case may be, before its obligations under the guarantees shall become effective. See "Enforcement of Civil Liabilities".

Other Guarantees

        We may offer guarantees in a variety of circumstances that will be described in prospectus supplements and, if applicable, pricing supplements. For example, we may offer guarantees to holders of one or more series of debt securities of one or more of our direct or indirect subsidiaries as consideration for obtaining consent to amend or waive certain covenants and other terms of those securities and the indenture or indentures governing them. The relevant prospectus supplement and, if applicable, the pricing supplement will contain a description of the specific terms of the guarantees we may offer including the following:

  •
  the title and issuer of the obligations to which the guarantee relates;

  •
  whether and to what extent the obligations under the guarantee are contingent;

  •
  any obligations to which the guarantee may be subordinated;

  •
  to what extent the guarantee is issued in connection with an indenture or other instrument and the terms of any supplemental indenture or other instrument entered into in connection with the issuance of the guarantee;

  •
  the principal amount of our obligation under the guarantee;

  •
  any limits on assignment of the guarantee;

  •
  any consideration to be received for the guarantee;

  •
  any events of default under the guarantee; and

  •
  any other terms or conditions associated with the guarantee.

        The guarantee does not limit the amount of secured or unsecured debt that we may incur. We expect from time to time to incur additional debt that is senior to guarantees in right of payment.

DESCRIPTION OF PURCHASE CONTRACTS

        We may issue purchase contracts, including contracts obligating you to purchase from us, and us to sell to you, a specific number of common shares or other securities at a future date or dates. The price of common shares or other securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units each consisting of a purchase contract and other securities, including debt or equity issued by us or debt obligations of third parties, including United States Treasury securities. The purchase contracts may require us to make periodic payments to you or vice versa and the payments may be unsecured or pre-funded on some basis. The purchase contracts may require you to secure your obligations in a specified manner including by depositing cash or securities forming a component of units issued by us or otherwise.

        Each time that we issue purchase contracts pursuant to this prospectus we will file with the SEC a prospectus supplement and, if applicable, a pricing supplement, that you should read carefully. The prospectus supplement and, if applicable, the pricing supplement will contain the specific terms of those purchase contracts. The terms presented here, together with the specific terms contained in the prospectus supplement and, if applicable, the pricing supplement will be a description of the material terms of the purchase contracts. The preceding description and any description of purchase contracts in the related prospectus supplement or, if applicable, the pricing supplement do not purport to be complete and are subject to and are qualified in their entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

DESCRIPTION OF UNITS

        We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Unless otherwise specified in the related prospectus supplement and, if applicable, the pricing supplement, each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may or may not be held or transferred separately, at any time or at any time before a specified date. The related prospectus supplement and, if applicable, the related pricing supplement, may describe:

  •
  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  •
  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

  •
  whether the units will be callable by the issuer;

  •
  any conversion rights, penalties and restrictions;

  •
  any antidilution, mandatory conversion or tax call provisions;

  •
  whether the units will be issued in fully registered or global form; and

  •
  any other terms of the units.

        Each time that we issue units pursuant to this prospectus we will file with the SEC a prospectus supplement and, if applicable, a pricing supplement, that you should read carefully. The prospectus supplement and, if applicable, the pricing supplement will contain the terms of those units. The terms presented here, together with the specific terms contained in the prospectus supplement and, if applicable, the pricing supplement will be a description of the material terms of the units.

        The preceding description and any description of units in the related prospectus supplement and, if applicable, the pricing supplement do not purport to be complete and are subject to and are qualified in their entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

TAXATION IN THE NETHERLANDS

        The following summary outlines certain principal Netherlands tax consequences of the acquisition, holding, redemption and disposal of common shares in AEGON N.V. or an interest in debt securities issued by AEGON N.V. and/or AFC, but does not purport to be a comprehensive description of all Netherlands tax considerations that may be relevant. This summary is intended as general information only and each prospective investor should consult a professional tax adviser with respect to the tax consequences of an investment in common shares and/or debt securities.

        This summary is based on tax legislation, published case law, treaties, regulations and published policy, in each case as in force as of the date of this prospectus, and does not take into account any developments or amendments thereof after that date whether or not such developments or amendments have retroactive effect.

        A discussion of any material Netherlands tax consequences associated with investing in warrants, units, purchase contracts or any other debt securities will be included in the related prospectus supplement or pricing supplement.

        For the purposes of this summary we have assumed that AFC is not a resident, nor deemed to be a resident, of the Netherlands for Netherlands tax purposes.

        This summary does not address the Netherlands tax consequences for:

  (A)
  Holders of common shares and/or debt securities holding a substantial interest (aanmerkelijk belang) or deemed substantial interest (fictief aanmerkelijk belang) in AEGON N.V. and holders of common shares and/or debt securities of whom a certain related person holds a substantial interest in AEGON N.V. Generally speaking, a substantial interest in AEGON N.V. arises if a person, alone or, where such person is an individual, together with his or her partner (statutory defined term), directly or indirectly, holds or is deemed to hold (i) an interest of 5% or more of the total issued capital of AEGON N.V. or of 5% or more of the issued capital of a certain class of shares of AEGON N.V., (ii) rights to acquire, directly or indirectly, such interest or (iii) certain profit sharing rights in AEGON N.V.;

  (B)
  Investment institutions (fiscale beleggingsinstellingen);

  (C)
  Pension funds, exempt investment institutions (vrijgestelde beleggingsinstellingen) or other entities that are exempt from Netherlands corporate income tax; and

  (D)
  Corporate holders of common shares qualifying for the participation exemption (deelnemingsvrijstelling) and holders of debt securities for whom the benefits from the debt instruments qualify for the participation exemption within the meaning of article 13 of the Netherlands corporate income tax act 1969 (Wet op de vennootschapsbelasting 1969). Generally speaking, a shareholding is considered to qualify as a participation for the participation exemption if it represents an interest of 5% or more of the nominal paid-up share capital.

        A holder that acquires an interest in excess of the thresholds mentioned above is strongly recommended to consult a professional tax adviser with respect to the Netherlands tax consequences of an investment in the common shares or debt instruments.

        Where this summary refers to a holder of common shares and debt securities, such reference is restricted to a holder holding legal title to as well as an economic interest in such common shares and debt securities.

        Where this summary refers to the Netherlands, such reference is restricted to the part of the Kingdom of the Netherlands that is situated in Europe and the legislation applicable in that part of the Kingdom.

COMMON SHARES OF AEGON N.V.

Withholding tax

        AEGON N.V. is required to withhold 15% Netherlands dividend tax in respect of dividends paid on the common shares. Under the Dutch Dividend Tax Act of 1965 (Wet op de dividendbelasting 1965), dividends are defined as the proceeds from shares, which include:

  (i)
  proceeds in cash or in kind including direct or indirect distributions of profit;

  (ii)
  liquidation proceeds, proceeds on redemption of the common shares and, as a rule, the consideration for the repurchase of the common shares by AEGON N.V. in excess of its average paid-in capital recognized for Netherlands dividend tax purposes, unless a particular statutory exemption applies;

  (iii)
  the par value of common shares issued to a holder of the common shares or an increase of the par value of the common shares, except when the (increase in the) par value of the common shares is funded out of AEGON N.V.'s paid-in capital as recognized for Netherlands dividend tax purposes; and

  (iv)
  partial repayments of paid-in capital for tax purposes, if and to the extent there are qualifying profits (zuivere winst), unless the general meeting of the shareholders of AEGON N.V. has resolved in advance to make such repayment and provided that the nominal value of the common shares concerned has been reduced by an equal amount by way of an amendment of the articles of association and the paid-in capital is recognized as capital for Netherlands dividend tax purposes.

Residents of the Netherlands

        If a holder is a resident of the Netherlands, Netherlands dividend tax which is withheld will generally be creditable for Netherlands corporate income tax or Netherlands income tax purposes if the holder is the beneficial owner (as described below) thereof.

Non-residents of the Netherlands

        If a holder is a resident of a country other than the Netherlands and if a treaty for the avoidance of double taxation with respect to taxes on income is in effect between the Netherlands and that country, and such holder is the beneficial owner (as described below) of the proceeds from the common shares and a resident for the purposes of such treaty, such holder may, depending on the terms of that particular treaty, qualify for full or partial relief at source or for a refund in whole or in part of the Netherlands dividend tax.

        A refund of the Netherlands dividend tax is available to entities resident in another EU member state and to entities resident in Iceland, Norway and Liechtenstein, provided these entities are not subject to corporate income tax in their country of residence and would not be subject to tax in the Netherlands, if these entities would be tax resident in the Netherlands. This refund is not applicable to entities that have a similar status as Netherlands (exempt) investment institutions.

Beneficial Owner

        A recipient of proceeds from the common shares will not be entitled to any exemption, reduction, refund or credit of Dutch dividend tax if such recipient is not considered to be the beneficial owner of such proceeds. The recipient will not be considered the beneficial owner of these proceeds, if, in connection with such proceeds, the recipient has paid a consideration as part of a series of transactions in respect of which it is likely:

  (a)
  that the proceeds have in whole or in part accumulated, directly or indirectly, to a person or legal entity that would:

  (i)
  as opposed to the recipient paying the consideration, not be entitled to an exemption from dividend tax; or

  (ii)
  in comparison to the recipient paying the consideration, to a lesser extent be entitled to a lower rate or refund of dividend tax; and

  (b)
  that such person or legal entity has, directly or indirectly, retained or acquired an interest in common shares, profit-sharing certificates or loans, comparable to the interest it had in similar instruments prior to the series of transactions being initiated.

Reduction of Netherlands Withholding Tax upon Redistribution of Foreign Dividends

        Provided certain conditions are met, AEGON N.V. may apply a reduction of the withholding tax imposed on certain qualifying dividends distributed by AEGON N.V., if AEGON N.V. has itself received dividends from certain qualifying non-Netherlands subsidiaries, which dividends were subject to withholding tax upon distribution to AEGON N.V. The reduction of the Netherlands withholding tax imposed on these dividends that are distributed by AEGON N.V., is equal to the lesser of:

  (i)
  3% of the amount of the dividends distributed by AEGON N.V. that are subject to withholding tax; and

  (ii)
  3% of the gross amount of the dividends received during a certain period from the qualifying non-Netherlands subsidiaries.

        The reduction is applied to the Netherlands dividend tax that AEGON N.V. must pay over to the Dutch tax authorities and not to the amount of the Dutch dividend tax that AEGON N.V. must withhold.

Corporate and Individual Income Tax

Residents of the Netherlands

        If a holder is a resident or deemed to be a resident of the Netherlands for Netherlands tax purposes and is fully subject to Netherlands corporate income tax or is only subject to Netherlands corporate income tax in respect of an enterprise to which the common shares are attributable, income derived from the common shares and gains realized upon the redemption or disposal of the common shares are generally taxable in the Netherlands (at up to a maximum rate of 25%).

        If an individual holder is a resident or deemed to be a resident of the Netherlands for Netherlands tax purposes (including an individual holder who has opted to be taxed as a resident of the Netherlands), income derived from the common shares and gains realized upon the redemption or disposal of the common shares are taxable at the progressive rates (at up to a maximum rate of 52%) under the Netherlands income tax act 2001 (Wet inkomstenbelasting 2001), if:

  (i)
  the holder is an entrepreneur (ondernemer) and has an enterprise to which the common shares are attributable or the holder has, other than as a shareholder, a co-entitlement to the net worth of an enterprise (medegerechtigde), to which enterprise the common shares are attributable; or

  (ii)
  such income or gains qualify as income from miscellaneous activities (resultaat uit overige werkzaamheden), which include the performance of activities with respect to the common shares that exceed regular, active portfolio management (normaal, actief vermogensbeheer).

        If neither condition (i) nor condition (ii) applies to the holder of the common shares, taxable income with regard to the common shares must be determined on the basis of a deemed return on income from savings and investments (sparen en beleggen), rather than on the basis of income actually received or gains actually realized. As of January 1, 2011, this deemed return on income from savings and investments has been fixed at a rate of 4% of the individual's yield basis (rendementsgrondslag) at the beginning of the calendar year, insofar as the individual's yield basis exceeds a certain threshold. The individual's yield basis is determined as the fair market value of certain qualifying assets held by the holder of the common shares less the fair market value of certain qualifying liabilities on 1 January. The fair market value of the common shares will be included as an asset in the individual's yield basis. The 4% deemed return on income from savings and investments is taxed at a rate of 30%.

Non-residents of the Netherlands

        If a holder is not a resident nor is deemed to be a resident of the Netherlands for Netherlands tax purposes (nor has opted to be taxed as a resident of the Netherlands), such holder is not liable to Dutch income tax in respect of income derived from the common shares and gains realized upon the redemption or disposal of the common shares, unless:

  (i)
  the holder is not an individual and such holder (1) has an enterprise that is, in whole or in part, carried on through a permanent establishment or a permanent representative in the Netherlands to which permanent establishment or a permanent representative the common shares are attributable, or (2) is (other than by way of securities) entitled to a share in the profits of an enterprise or a co-entitlement to the net worth of an enterprise, which is effectively managed in the Netherlands and to which enterprise the common shares are attributable.

    This income is subject to Netherlands corporate income tax at up to a maximum rate of 25%.

  (ii)
  the holder is an individual and such holder (1) has an enterprise or an interest in an enterprise that is, in whole or in part, carried on through a permanent establishment or a permanent representative in the Netherlands to which permanent establishment or permanent representative the common shares are attributable, or (2) realizes income or gains with respect to the common shares that qualify as income from miscellaneous activities (resultaat uit overige werkzaamheden) in the Netherlands with respect to the common shares which exceed regular, active portfolio management (normaal, actief vermogensbeheer), or (3) is (other than by way of securities) entitled to a share in the profits of an enterprise which is effectively managed in the Netherlands and to which enterprise the common shares are attributable.

    Income derived from the common shares as specified under (1) and (2) by an individual is subject to individual income tax at up to a maximum rate of 52%. Income derived from a share in the profits as specified under (3) that is not already included under (1) or (2) will be taxed on the basis of a deemed return on income from savings and investments (as described above under "Residents of the Netherlands"). The fair market value of the share in the profits of the enterprise (which includes the common shares) will be part of the individual's Netherlands yield basis.

Gift and Inheritance Tax

        Dutch gift or inheritance taxes will not be levied on the occasion of the transfer of the common shares by way of gift by, or on the death of, a holder of the common shares, unless:

            (i)  the holder of the common shares is, or is deemed to be, resident in The Netherlands for the purpose of the relevant provisions; or

           (ii)  the transfer is construed as an inheritance or gift made by, or on behalf of, a person who, at the time of the gift or death, is or is deemed to be resident in The Netherlands for the purpose of the relevant provisions.

Value added tax

        In general, no value added tax will arise in respect of payments in consideration for the issue of the common shares or in respect of a cash payment made under the common shares, or in respect of a transfer of common shares.

Other taxes and duties

        No registration tax, customs duty, transfer tax, stamp duty, capital tax or any other similar documentary tax or duty, will be payable in the Netherlands by a holder in respect of or in connection with the subscription, issue, placement, allotment, delivery or transfer of the common shares.

DEBT SECURITIES OF AEGON N.V. AND AFC

Withholding tax

        All payments made by AEGON N.V. under the debt securities may be made free of withholding or deduction for any taxes of whatsoever nature imposed, levied, withheld or assessed by the Netherlands or any political subdivision or taxing authority thereof or therein, provided that the debt securities do not in fact function as equity of AEGON N.V. within the meaning of article 10, paragraph 1, under d of the Netherlands corporate income tax act 1969 (Wet op de vennootschapsbelasting 1969).

        All payments made by AFC under the debt securities may be made free of withholding or deduction for any taxes of whatsoever nature imposed, levied, withheld or assessed by the Netherlands or any political subdivision or taxing authority thereof or therein.

Corporate and individual income tax

Residents of the Netherlands

        If a holder is a resident or deemed to be a resident of the Netherlands for Netherlands tax purposes and is fully subject to Netherlands corporate income tax or is only subject to Netherlands corporate income tax in respect of an enterprise to which the debt securities are attributable, income derived from the debt securities and gains realized upon the redemption, settlement or disposal of the debt securities are generally taxable in the Netherlands (at up to a maximum rate of 25%).

        If an individual holder is a resident or deemed to be a resident of the Netherlands for Netherlands tax purposes (including an individual holder who has opted to be taxed as a resident of the Netherlands), income derived from the debt securities and gains realized upon the redemption, settlement or disposal of the debt securities are taxable at the progressive rates (at up to a maximum rate of 52%) under the Netherlands income tax act 2001 (Wet inkomstenbelasting 2001), if:

  (i)
  the holder is an entrepreneur (ondernemer) and has an enterprise to which the debt securities are attributable or the holder has, other than as a shareholder, a co-entitlement to the net worth of an enterprise (medegerechtigde), to which enterprise the debt securities are attributable; or

  (ii)
  such income or gains qualify as income from miscellaneous activities (resultaat uit overige werkzaamheden), which include the performance of activities with respect to the debt securities that exceed regular, active portfolio management (normaal, actief vermogensbeheer).

        If neither condition (i) nor condition (ii) applies to the holder of the debt securities, taxable income with regard to the debt securities must be determined on the basis of a deemed return on income from savings and investments (sparen en beleggen), rather than on the basis of income actually received or gains actually realized. As of January 1, 2011, this deemed return on income from savings and investments has been fixed at a rate of 4% of the individual's yield basis (rendementsgrondslag) at the beginning of the calendar year, insofar as the individual's yield basis exceeds a certain threshold. The individual's yield basis is determined as the fair market value of certain qualifying assets held by the holder of the debt securities less the fair market value of certain qualifying liabilities on 1 January. The fair market value of the debt securities will be included as an asset in the individual's yield basis. The 4% deemed return on income from savings and investments is taxed at a rate of 30%.

Non-residents of the Netherlands

        If a holder is not a resident nor is deemed to be a resident of the Netherlands for Netherlands tax purposes (nor has opted to be taxed as a resident of the Netherlands), such holder is not liable to Dutch income tax in respect of income derived from the debt securities and gains realized upon the settlement, redemption or disposal of the debt securities, unless:

  (i)
  the holder is not an individual and such holder (1) has an enterprise that is, in whole or in part, carried on through a permanent establishment or a permanent representative in the Netherlands to which permanent establishment or permanent representative the debt securities are attributable, or (2) is (other than by way of securities) entitled to a share in the profits of an enterprise or a co-entitlement to the net worth of an enterprise, which is effectively managed in the Netherlands and to which enterprise the debt securities are attributable.

    This income is subject to Netherlands corporate income tax at up to a maximum rate of 25%.

  (ii)
  the holder is an individual and such holder (1) has an enterprise or an interest in an enterprise that is, in whole or in part, carried on through a permanent establishment or a permanent representative in the Netherlands to which permanent establishment or permanent representative the debt securities are attributable, or (2) realizes income or gains with respect to the debt securities that qualify as income from miscellaneous activities (resultaat uit overige werkzaamheden) in the Netherlands, which activities include the performance of activities in the Netherlands with respect to the debt securities which exceed regular, active portfolio management (normaal, actief vermogensbeheer), or (3) is (other than by way of securities) entitled to a share in the profits of an enterprise which is effectively managed in the Netherlands and to which enterprise the debt securities are attributable.

    Income derived from the debt securities as specified under (1) and (2) is subject to individual income tax at up to a maximum rate of 52%. Income derived from a share in the profits as specified under (3) that is not already included under (1) or (2) will be taxed on the basis of a deemed return on income from savings and investments (as described above under "Residents of the Netherlands"). The fair market value of the share in the profits of the enterprise (which includes the debt instruments) will be part of the individual's Netherlands yield basis.

Gift and Inheritance taxes

        Dutch gift or inheritance taxes will not be levied on the occasion of the transfer of a debt securities by way of gift by, or on the death of, a holder of debt securities, unless:

  (i)
  the holder of a debt security is, or is deemed to be, resident in The Netherlands for the purpose of the relevant provisions; or

  (ii)
  the transfer is construed as an inheritance or gift made by, or on behalf of, a person who, at the time of the gift or death, is or is deemed to be resident in The Netherlands for the purpose of the relevant provisions.

Value added tax

        In general, no value added tax will arise in respect of payments in consideration for the issue of the debt securities or in respect of the cash payment made under the debt securities, or in respect of a transfer of debt securities.

Other taxes and duties

        No registration tax, customs duty, transfer tax, stamp duty or any other similar documentary tax or duty, will be payable in the Netherlands by a holder in respect of or in connection with the subscription, issue, placement, allotment, delivery or transfer of the debt securities.

EU Savings Directive

        Under EC Council Directive 2003/48/EC on the taxation of savings income, Member States are required to provide to the tax authorities of another Member State details of payments of interest (or similar income) paid by a person within its jurisdiction to an individual resident in that other Member State or to certain limited types of entities established in that other Member State. However, for a transitional period, Luxembourg and Austria are instead required (unless during that period they elect otherwise) to operate a withholding system in relation to such payments (the ending of such transitional period being dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries). A number of non-EU countries and territories including Switzerland have adopted similar measures (a withholding system in the case of Switzerland).

        The European Commission has proposed certain amendments to the Directive, which may, if implemented, amend or broaden the scope of the requirements described above.

TAXATION IN THE UNITED STATES

        This discussion is the opinion of Allen & Overy LLP insofar as it relates to matters of U.S. federal income tax law and describes certain material U.S. federal income tax consequences to beneficial holders of securities. This section addresses only the U.S. federal income tax considerations for holders that acquire the securities at their original issuance and hold the securities as capital assets. This section does not address all U.S. federal income tax matters that may be relevant to a particular prospective holder. Each prospective investor should consult a professional tax advisor with respect to the tax consequences of an investment in the securities. This section does not address tax considerations applicable to a holder of securities that may be subject to special tax rules including, without limitation, the following:

  •
  financial institutions;

  •
  insurance companies;

  •
  dealers or traders in securities or currencies;

  •
  tax-exempt entities;

  •
  regulated investment companies;

  •
  persons that will hold the securities as part of a "hedging" or "conversion" transaction or as a position in a "straddle" for U.S. federal income tax purposes;

  •
  persons who hold the securities through partnerships or other pass-through entities;

  •
  holders that own (or are deemed to own) 10% or more of the voting shares of the relevant issuer or guarantor; and

  •
  holders that have a "functional currency" other than the U.S. dollar.

        Further, this section does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in a holder of securities.

        This discussion does not cover every type of security, such as warrants, units or purchase contracts, that may be issued under this prospectus. If we intend to issue a security of a type not described in this section, or if there are otherwise special tax consequences with respect to the security that are not covered herein, additional tax information will be provided in the prospectus supplement or pricing supplement for the applicable security.

        This section is based on the U.S. Internal Revenue Code of 1986, as amended (the "Code"), U.S. Treasury regulations (the "Treasury regulations") and judicial and administrative interpretations thereof, in each case as in effect and available on the date of this prospectus. All of the foregoing are subject to change, which change could apply retroactively and could affect the tax consequences described below.

        Each prospective investor should consult its own tax advisor with respect to the U.S. federal, state, local and foreign tax consequences of acquiring, owning or disposing of the securities.

        For the purposes of this section, a "U.S. holder" is a beneficial owner of securities that is, for U.S. federal income tax purposes:

  •
  a citizen or resident of the United States;

  •
  a corporation created or organized in or under the laws of the United States or any state of the United States (including the District of Columbia);

  •
  an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust, if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of such trust.

        If a partnership holds securities, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. Partners of partnerships holding securities should consult their tax advisor. A "non-U.S. holder" is a beneficial owner of securities that is not a U.S. holder.

U.S. FEDERAL INCOME TAX CONSEQUENCES TO U.S. HOLDERS

        This discussion assumes that AEGON N.V. is not, and will not become a passive foreign investment company (a "PFIC"), as discussed below under "Passive Foreign Investment Company Considerations."

Common Shares of AEGON N.V.

        Distributions.    The gross amount of any distribution (including any amounts withheld in respect of Netherlands withholding tax) actually or constructively received by a U.S. holder with respect to common shares will be taxable to the U.S. holder as a dividend to the extent of AEGON N.V.'s current or accumulated earnings and profits as determined under U.S. federal income tax principles. The U.S. holder will not be eligible for any dividends received deduction in respect of the dividend otherwise allowable to corporations. Distributions in excess of earnings and profits will be non-taxable to the U.S. holder to the extent of, and will be applied against and reduce, the U.S. holder's adjusted tax basis in the common shares. Distributions in excess of earnings and profits and such adjusted tax basis will generally be taxable to the U.S. holder as capital gain from the sale or exchange of property. AEGON N.V. does not maintain calculations of its earnings and profits under U.S. federal income tax principles. If AEGON N.V. does not report to a U.S. holder the portion of a distribution that exceeds earnings and profits, the distribution will generally be taxable as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above. The amount of any distribution of property other than cash will be the fair market value of that property on the date of distribution.

        Certain dividends received by noncorporate U.S. holders in taxable years beginning before January 1, 2013, generally will be subject to a maximum income tax rate of 15%. This reduced income tax rate is only applicable to dividends paid by "qualified corporations" and only with respect to shares held by certain noncorporate U.S. holders for a minimum holding period (generally, 61 days during the 120-day period beginning 60 days before the ex-dividend date). AEGON N.V. believes it will be considered a qualified corporation for this purpose. Accordingly, dividends paid by AEGON N.V. to individual U.S. holders on shares held for the minimum holding period will generally be eligible for a reduced income tax rate. Under recently enacted legislation, the reduced rates applicable to "qualified dividend income" are scheduled to expire on December 31, 2012, unless further extended by Congress. Each prospective noncorporate U.S. investor should consult its own tax advisor regarding the availability of the reduced rate.

        The U.S. Department of the Treasury (the "U.S. Treasury"), has announced its intention to promulgate rules pursuant to which holders of shares and intermediaries through whom such shares are held will be permitted to rely on certifications from issuers to establish that dividends are qualified dividends eligible for the preferential rates discussed above. Because such procedures have not yet been issued, it is not clear whether AEGON N.V. will be able to comply with the procedures. AEGON N.V. will use reasonable efforts to facilitate appropriate tax reporting by providing these certifications or other similar certifications pursuant to any subsequent rules the U.S. Internal Revenue Service (the

"IRS"), or the U.S. Treasury may promulgate to the extent AEGON N.V. is reasonably able to do so without material cost.

        The amount of any distribution paid in a currency other than U.S. dollars (a "foreign currency") including the amount of any withholding tax thereon, will be included in the gross income of a U.S. holder in an amount equal to the U.S. dollar value of the foreign currency calculated by reference to the exchange rate in effect on the date of receipt, regardless of whether the foreign currency is converted into U.S. dollars. If the foreign currency is converted into U.S. dollars on the date of receipt, a U.S. holder generally should not be required to recognize foreign currency gain or loss in respect of the dividend. If the foreign currency received in the distribution is not converted into U.S. dollars on the date of receipt, a U.S. holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any gain or loss on a subsequent conversion or other disposition of the foreign currency will be treated as ordinary income or loss.

        Dividends received by a U.S. holder with respect to common shares will be treated as foreign source income for the purposes of calculating that holder's foreign tax credit limitation. Subject to certain conditions and limitations, and subject to the discussion in the next paragraph, any Netherlands income tax withheld on dividends may be deducted from taxable income or credited against a U.S. holder's U.S. federal income tax liability. The limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. In certain circumstances, a U.S. holder may be unable to claim foreign tax credits for foreign taxes, if any, imposed on a dividend. The rules relating to foreign tax credits are complex. Each prospective investor should consult its own tax advisor regarding the availability of foreign tax credits.

        In general, upon making a distribution to shareholders, AEGON N.V. is required to remit all amounts withheld as Netherlands dividend withholding tax to the Netherlands tax authorities and, in such circumstances, the full amount of the taxes so withheld would generally (subject to certain limitations and conditions) be eligible for the U.S. holder's foreign tax deduction or credit as described above. The Netherlands dividend withholding tax may not be creditable against a U.S. holder's U.S. federal income tax liability, however, to the extent that AEGON N.V. is allowed to reduce the amount of dividend withholding tax paid to the Netherlands tax authorities by crediting withholding tax imposed on certain dividends paid to AEGON N.V. Currently, AEGON N.V. may, with respect to dividends received from qualifying non-Netherlands subsidiaries, credit taxes withheld from those dividends against the Netherlands withholding tax imposed on a dividend paid by AEGON N.V. up to a certain maximum amount. The credit reduces the amount of dividend withholding tax that AEGON N.V. is required to pay to the Netherlands taxing authorities but does not reduce the amount of tax AEGON N.V. is required to withhold from dividends paid to U.S. holders. For more detail, see "Taxation in the Netherlands—Common Shares of AEGON N.V.—Withholding tax—Reduction of Netherlands Withholding Tax upon Redistribution of Foreign Dividends" above. In these circumstances, it is likely that the portion of taxes that AEGON N.V. is not required to pay to the Netherlands tax authorities with respect to dividends paid to U.S. holders would not qualify as a creditable tax for U.S. foreign tax credit purposes. Investors are urged to consult their tax advisers regarding the general creditability or deductibility of Netherlands withholding taxes.

        A distribution of additional common shares to U.S. holders with respect to their common shares that is made as part of a pro rata distribution to all shareholders generally will not be subject to U.S. federal income tax unless U.S. holders can elect that the distribution be payable in either additional common shares or cash. AEGON N.V. expects that U.S. holders would have this option upon each distribution. Accordingly, a distribution of additional common shares to U.S. holders with respect to their common shares where U.S. holders may elect that distribution be payable in additional common shares or cash will be taxable under the rules described above.

        Sale or Other Disposition of Shares.    A U.S. holder will generally recognize gain or loss for U.S. federal income tax purposes upon the sale or exchange of common shares in an amount equal to the difference between the U.S. dollar value of the amount realized from such sale or exchange and the U.S. holder's tax basis for those common shares. This gain or loss will be a capital gain or loss and will generally be treated as from sources within the United States. Prospective investors should consult their own tax advisors with respect to the treatment of capital gains (which may be taxed at lower rates than ordinary income for taxpayers who are individuals, trusts or estates that have held the common shares for more than one year) and capital losses (the deductibility of which is subject to limitations).

        If a U.S. holder receives foreign currency upon a sale or exchange of common shares, gain or loss, if any, recognized on the subsequent sale, conversion or disposition of such foreign currency will be ordinary income or loss, and will generally be income or loss from sources within the United States for foreign tax credit limitation purposes. However, if such foreign currency is converted into U.S. dollars on the date received by the U.S. holder, the U.S. holder generally should not be required to recognize any gain or loss on such conversion.

        Passive Foreign Investment Company Considerations.    A corporation organized outside the United States generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which either: (1) at least 75% of its gross income is passive income, or (2) on average at least 50% of the gross value of its assets is attributable to assets that produce passive income or are held for the production of passive income. In arriving at this calculation, AEGON N.V. must also include a pro rata portion of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest. Passive income for this purpose generally includes dividends, interest, royalties, rents and gains from commodities and securities transactions, but excludes any income derived in the active conduct of an insurance business by a corporation which is predominantly engaged in an insurance business. Based on AEGON N.V.'s estimated gross income, the average value of AEGON N.V.'s gross assets and the nature of AEGON N.V.'s active insurance business, AEGON N.V. does not believe that it will be classified as a PFIC in the current taxable year or for the foreseeable future. AEGON N.V.'s status in any taxable year will depend on its assets and activities in each year and because this is a factual determination made annually at the end of each taxable year, there can be no assurance that AEGON N.V. will not be considered a PFIC for any future taxable year. If AEGON N.V. were treated as a PFIC in any year during which a U.S. holder owns common shares, certain adverse tax consequences could apply. Investors should consult their own tax advisors with respect to any PFIC considerations.

Debt Securities of AEGON N.V. and AFC

        Interest.    Interest paid on the debt securities, other than interest on a discount note that is not qualified stated interest (each as defined below under "Original Issue Discount"), will be taxable to a U.S. holder as ordinary interest income at the time it is received or accrued, depending on the U.S. holder's method of accounting for U.S. federal income tax purposes.

        A U.S. holder utilizing the cash method of accounting for U.S. federal income tax purposes that receives an interest payment denominated in a foreign currency will be required to include in income the U.S. dollar value of that interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars.

        If interest on a debt security is payable in a foreign currency, an accrual basis U.S. holder is required to include in income the U.S. dollar value of the amount of interest income accrued on a debt security during the accrual period. An accrual basis U.S. holder may determine the amount of the interest income to be recognized in accordance with either of two methods. Under the first accrual method, the amount of income accrued will be based on the average exchange rate in effect during the interest accrual period or, with respect to an accrual period that spans two taxable years, the part of the period within the taxable year. Under the second accrual method, the U.S. holder may elect to determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. If the last day of the accrual period is within five business days of the date the interest payment is actually received, an electing accrual basis U.S. holder may instead translate that interest expense at the exchange rate in effect on the day of actual receipt. Any election to use the second accrual method will apply to all debt instruments held by the U.S. holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. holder and will be irrevocable without the consent of the IRS.

        A U.S. holder utilizing either of the foregoing two accrual methods will recognize ordinary income or loss with respect to accrued interest income on the date of receipt of the interest payment (including a payment attributable to accrued but unpaid interest upon the sale or retirement of a debt security). The amount of ordinary income or loss will equal the difference between the U.S. dollar value of the interest payment received (determined on the date the payment is received) in respect of the accrual period and the U.S. dollar value of interest income that has accrued during that accrual period (as determined under the accrual method utilized by the U.S. holder).

        Foreign currency received as interest on the debt securities will have a tax basis equal to its U.S. dollar value at the time the interest payment is received. Gain or loss, if any, realized by a U.S. holder on a sale or other disposition of that foreign currency will be ordinary income or loss and will generally be income from sources within the United States for foreign tax credit limitation purposes.

        Interest on the debt securities issued by AEGON N.V. received by a U.S. holder will be treated as foreign source income for the purposes of calculating that holder's foreign tax credit limitation. The limitation on foreign taxes, if any, eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. The rules relating to foreign tax credits are complex. Each prospective investor should consult its own tax advisor regarding the availability of foreign tax credits.

        Original Issue Discount.    A debt security, other than a debt security with a term of one year or less (a "short-term note"), will be treated as issued at an original issue discount ("OID", and a debt security issued with OID, a "discount note") for U.S. federal income tax purposes if the excess of the sum of all payments provided under the debt security, other than "qualified stated interest" payments (as defined below), over the issue price of the debt security is more than a "de minimis amount" (as defined below). "Qualified stated interest" is generally interest paid on a debt security that is unconditionally payable at least annually at a single fixed rate. The issue price of the debt securities will be the first price at which a substantial amount of the debt securities are sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers.

        In general, if the excess of the sum of all payments provided under the debt security other than qualified stated interest payments (the "stated redemption price at maturity") over its issue price is less than 0.25% of the debt security's stated redemption price at maturity multiplied by the number of complete years to its maturity (the "de minimis amount"), then such excess, if any, constitutes "de minimis OID" and the debt security is not a discount note. Unless the election described below under "Election to Treat All Interest as OID" is made, a U.S. holder of a debt security with de minimis OID must include such de minimis OID in income as stated principal payments on the debt security are made. The includable amount with respect to each such payment will equal the product of the total amount of the debt security's de minimis OID and a fraction, the numerator of which is the amount of the principal payment made and the denominator of which is the stated principal amount of the debt security.

        A U.S. holder will be required to include OID on a discount note in income for U.S. federal income tax purposes as it accrues, calculated on a constant-yield method, before the actual receipt of cash attributable to that income, regardless of the U.S. holder's method of accounting for U.S. federal income tax purposes. Under this method, U.S. holders generally will be required to include in income increasingly greater amounts of OID over the life of the discount notes. Investors should consult their own tax advisors to determine the U.S. federal income tax implications of the constant-yield method and regarding the accrual of OID generally.

        OID for any accrual period on a discount note that is denominated in, or determined by reference to, a foreign currency will be determined in that foreign currency and then translated into U.S. dollars in the same manner as interest payments accrued by an accrual basis U.S. holder, as described under "Interest" above. Upon receipt of an amount attributable to OID in these circumstances, a U.S. holder may recognize ordinary income or loss.

        OID on a discount note issued by AEGON N.V. will be treated as foreign source income for the purposes of calculating a U.S. holder's foreign tax credit limitation. The limitation on foreign taxes, if any, eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. The rules relating to foreign tax credits are complex. Each prospective investor should consult its own tax advisor regarding the availability of foreign tax credits.

        Acquisition Premium.    A U.S. holder that purchases a debt security for an amount less than or equal to the sum of all amounts payable on the debt security after the purchase date other than payments of qualified stated interest but in excess of its adjusted issue price and that does not make the election described below under "Election to Treat All Interest as OID" will have acquisition premium. Investors should consult their own tax advisors regarding the U.S. federal income tax implications of acquisition premium.

        Market Discount.    A debt security, other than a short-term note, will be treated as purchased at a market discount (a "market discount note") if the debt security's stated redemption price at maturity or, in the case of a discount note, the debt security's "revised issue price", exceeds the amount for which the U.S. holder purchased the debt security by at least 0.25% of the debt security's stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the debt security's maturity. If such excess is not sufficient to cause the debt security to be a market discount note, then such excess constitutes "de minimis market discount" and the debt security is not subject to the rules discussed in the following paragraphs. For these purposes, the "revised issue price" of a debt security generally equals its issue price, increased by the amount of any OID that has accrued on the debt security.

        Any gain recognized on the maturity or disposition of a market discount note will be treated as ordinary income to the extent that such gain does not exceed the accrued market discount on that debt security. Alternatively, a U.S. holder of a market discount note may elect to include market discount in income currently over the life of the debt security. Such an election shall apply to all debt instruments with market discount acquired by the electing U.S. holder on or after the first day of the first taxable year to which the election applies. This election may not be revoked without the consent of the IRS.

        Market discount on a market discount note will accrue on a straight-line basis unless the U.S. holder elects to accrue such market discount on a constant-yield method. Such an election shall apply only to the debt security with respect to which it is made and may not be revoked. A U.S. holder of a market discount note that does not elect to include market discount in income currently generally will be required to defer deductions for interest on borrowings allocable to that market discount note in an amount not exceeding the accrued market discount on that market discount note until the maturity or disposition of that market discount note.

        Election to Treat All Interest as OID.    A U.S. holder may elect to include in gross income all interest that accrues on a debt security using the constant-yield method as described under the heading "Original Issue Discount", with the modifications described below. For the purposes of this election, interest includes stated interest, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium.

        In applying the constant-yield method to a debt security with respect to which this election has been made, the issue price of the debt security will equal its cost to the electing U.S. holder, the issue date of the debt security will be the date of its acquisition by the electing U.S. holder, and no payments on the debt security will be treated as payments of qualified stated interest. This election will generally apply only to the debt security with respect to which it is made and may not be revoked without the consent of the IRS. If this election is made with respect to a debt security with amortizable bond premium, then the electing U.S. holder will be deemed to have elected to apply amortizable bond premium against interest with respect to all debt instruments with amortizable bond premium (other than debt instruments the interest on which is excludible from gross income) held by the electing U.S. holder as of the beginning of the taxable year in which the debt security with respect to which the election is made is acquired or thereafter acquired. The deemed election with respect to amortizable bond premium may not be revoked without the consent of the IRS.

        If the election to apply the constant-yield method to all interest on a debt security is made with respect to a market discount note, the electing U.S. holder will be treated as having made the election discussed above under "Market Discount" to include market discount in income currently over the life of all debt instruments held or thereafter acquired by such U.S. holder.

Debt Securities Subject to Redemption

        Certain of the debt securities (1) may be redeemable at the option of the relevant issuer prior to their maturity (a "call option") and/or (2) may be repayable at the option of the holder prior to their stated maturity (a "put option"). Debt securities containing such features may be subject to rules that are different from the general rules discussed above. Investors intending to purchase debt securities with such features should consult their own tax advisors, since the OID consequences will depend, in part, on the particular terms and features of the purchased debt securities. The applicable prospectus supplement will contain additional discussion relating to the terms and features of such debt securities.

Short-Term Notes

        Short-term notes will be treated as having been issued with OID. In general, an individual or other cash method U.S. holder is not required to accrue such OID unless the U.S. holder elects to do so. If such an election is not made, any gain recognized by the U.S. holder on the sale, exchange or maturity of the short-term debt note will be ordinary income to the extent of the OID accrued on a straight-line basis, or upon election under the constant-yield method (based on daily compounding), through the date of sale or maturity, and a portion of the deductions otherwise allowable to the U.S. holder for interest on borrowings allocable to the short-term note will be deferred until a corresponding amount of income is realized. U.S. holders who report income for U.S. federal income tax purposes under the accrual method are required to accrue OID on a short-term note on a straight-line basis unless an election is made to accrue the OID under a constant-yield method (based on daily compounding).

Debt Securities Purchased at a Premium

        A U.S. holder that purchases a debt security for an amount in excess of its principal amount may elect to treat such excess as amortizable bond premium. If this election is made, the amount required to be included in the U.S. holder's income each year with respect to interest on the debt security will be reduced by the amount of amortizable bond premium allocable (based on the debt security's yield to maturity) to such year. In the case of a debt security that is denominated in, or determined by reference to, a foreign currency, amortizable bond premium will be computed in units of foreign currency, and amortizable bond premium will reduce interest income in units of foreign currency. At the time amortizable bond premium offsets interest income, a U.S. holder realizes exchange gain or loss (taxable as ordinary income or loss) equal to the difference between exchange rates at that time and at the time of the acquisition of the debt securities. Any election to amortize bond premium shall apply to all bonds (other than bonds the interest on which is excludible from gross income) held by the U.S. holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. holder and is irrevocable without the consent of the IRS.

Sale, Exchange or Retirement of the Debt Securities

        A U.S. holder's tax basis in a debt security will generally equal its "U.S. dollar cost", increased by the amount of any OID or market discount included in the U.S. holder's income with respect to the debt security and the amount, if any, of income attributable to de minimis OID and de minimis market discount included in the U.S. holder's income with respect to the debt security (each as determined above), and reduced by the amount of any payments with respect to the debt security that are not qualified stated interest payments and the amount of any amortizable bond premium applied to reduce interest on the debt security. The "U.S. dollar cost" of a debt security purchased with a foreign currency will generally be the U.S. dollar value of the purchase price on (1) the date of purchase or (2) in the case of a debt security traded on an established securities market (as defined in the applicable Treasury regulations), that is purchased by a cash basis U.S. holder (or an accrual basis U.S. holder that so elects), on the settlement date for the purchase. A U.S. holder will generally recognize gain or loss on the sale, exchange or retirement of a debt security equal to the difference between the amount realized on the sale, exchange or retirement and the tax basis of the debt security. The amount realized on the sale, exchange or retirement of a debt security for an amount in foreign currency will be the U.S. dollar value of that amount on the date of disposition, or in the case of debt securities traded on an established securities market (as defined in the applicable Treasury regulations) that are sold by a cash basis U.S. holder or by an accrual basis U.S. holder that so elects, on the settlement date for the sale.

        Gain or loss recognized by a U.S. holder on the sale, exchange or retirement of a debt security that is attributable to changes in currency exchange rates will be ordinary income or loss and will consist of OID exchange gain or loss and principal exchange gain or loss. OID exchange gain or loss will equal the difference between the U.S. dollar value of the amount received on the sale, exchange or retirement of a debt security that is attributable to accrued but unpaid OID as determined by using the exchange rate on the date of the sale, exchange or retirement and the U.S. dollar value of accrued but unpaid OID as determined by the U.S. holder under the rules described above under "Original Issue Discount". Principal exchange gain or loss will equal the difference between the U.S. dollar value of the U.S. holder's purchase price of the debt security in foreign currency determined on the date of the sale, exchange or retirement, and the U.S. dollar value of the U.S. holder's purchase price of the debt security in foreign currency determined on the date the U.S. holder acquired the debt security. The foregoing foreign currency gain or loss will be recognized only to the extent of the total gain or loss realized by the U.S. holder on the sale, exchange or retirement of the debt security, and will generally be treated as from sources within the United States for U.S. foreign tax credit limitation purposes.

        Any gain or loss recognized by a U.S. holder in excess of foreign currency gain recognized on the sale, exchange or retirement of a debt security would generally be U.S. source capital gain or loss (except to the extent such amounts are attributable to market discount, accrued but unpaid interest, or subject to the general rules governing contingent payment obligations). Prospective investors should consult their own tax advisors with respect to the treatment of capital gains (which may be taxed at lower rates than ordinary income for taxpayers who are individuals, trusts or estates that held the debt securities for more than one year) and capital losses (the deductibility of which is subject to limitations).

        If a U.S. holder recognizes a loss on the transaction with respect to such amounts that exceeds certain specified thresholds, the U.S. holder may be required to specifically disclose certain information with respect to the transaction on its tax return. U.S. holders should consult their own tax advisors as to the applicability of these disclosure regulations.

        A U.S. holder will have a tax basis in any foreign currency received on the sale, exchange or retirement of a debt security equal to the U.S. dollar value of the foreign currency at the time of the sale, exchange or retirement. Gain or loss, if any, realized by a U.S. holder on a sale or other disposition of that foreign currency will be ordinary income or loss and will generally be income from sources within the United States for foreign tax credit limitation purposes.

Payments by Guarantor

        A payment on guaranteed debt securities made by AEGON N.V. generally will be treated in the same manner as if made directly by the issuer.

Special Categories of Debt Securities of AEGON N.V. and AFC

        Additional tax rules may apply to other categories of debt securities of AEGON N.V. and AFC. The prospectus supplement for these debt securities may describe these rules. In addition, you should consult your tax advisor in these situations. These categories of debt securities include:

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  debt securities that are convertible into common shares of AEGON N.V.;

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  debt securities that are issued in bearer form;

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  debt securities with contingent payments;

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  debt securities with variable rate payments;

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  indexed debt securities where payments will be payable by reference to any index or formula;

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  debt securities that are perpetual in maturity;

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  debt securities that are callable by the issuer before their maturity, other than typical calls at a premium; and

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  debt securities that are extendable at the option of the issuer or the holder.

Information Reporting and Backup Withholding

        Backup withholding and information reporting requirements may apply to certain payments of dividends, interest, OID, and to sale or redemption proceeds to U.S. holders made within the United States or through certain U.S. related financial intermediaries. AEGON, its agent, a broker, or any paying agent, as the case may be, may be required to withhold tax from any payment that is subject to backup withholding if a U.S. holder fails to furnish the U.S. holder's taxpayer identification number, fails to certify that such U.S. holder is not subject to backup withholding, or fails to otherwise comply with the applicable requirements of the backup withholding rules. Certain U.S. holders are not subject to the backup withholding and information reporting requirements.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a U.S. holder generally may be claimed as a credit against such holder's U.S. federal income tax liability provided that the required information is furnished to the IRS. Recently enacted legislation may require individual U.S. holders to report to the IRS certain information with respect to their beneficial ownership of certain foreign financial assets, such as the securities, if the aggregate value of such assets exceeds $50,000 and the assets are not held through a financial institution. U.S. holders who fail to report required information could be subject to substantial penalties.

        Prospective investors are urged to consult their own tax advisors as to the application of the information reporting rules to their particular circumstances, including any qualification for exemption from backup withholding and the procedure for obtaining an exemption.

U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

Withholding Taxes

        Generally, payments of principal and interest, including OID, on the guaranteed debt securities issued by AEGON N.V. will not be subject to U.S. withholding taxes. The same rules will generally apply to payments of additional amounts and payments made by a guarantor on a guaranteed debt security issued by AEGON N.V. However, if you hold guaranteed debt securities issued by AFC, for the exemption from U.S. withholding taxes to apply to you, you must meet one of the following requirements:

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  You provide your name, address, and a signed statement that you are the beneficial owner of the guaranteed debt security and are not a U.S. holder. This statement is generally made on U.S. IRS Form W-8BEN and is provided to the bank, broker, or other intermediary through which you hold your debt securities;

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  You hold the debt securities directly through a "qualified intermediary", and the qualified intermediary has sufficient information in its files indicating that you are not a U.S. holder. A qualified intermediary is a bank, broker or other intermediary that (1) is either a U.S. or non-U.S. entity, (2) is acting out of a non-U.S. branch or office, and (3) has signed an agreement with the IRS providing that it will administer all or part of the U.S. tax withholding rules under specified procedures;

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  You or your agent claim an exemption from withholding tax under an applicable tax treaty. This claim is generally made on U.S. IRS Form W-8BEN. In some cases, you may instead be permitted to provide documentary evidence of your claim to the intermediary, or a qualified intermediary may already have some or all of the necessary evidence in its files; or

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  You or your agent claim an exemption from withholding tax on the ground that the income is effectively connected with the conduct of a trade or business in the U.S. and is not exempt from U.S. tax under a tax treaty. This claim is generally made on U.S. IRS Form W-8ECI.

        You should consult your tax advisor about the specific methods for satisfying these requirements. A claim for exemption will not be valid if:

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  The person receiving the application form has actual knowledge that the statements on the form are false;

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  The IRS notifies the withholding agent that information that you or an intermediary provided concerning your status is false; or

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  An intermediary through which you hold the debt securities fails to comply with the procedures necessary to avoid withholding taxes on the debt securities. In particular, an intermediary is generally required to forward a copy of your Form W-8BEN (or other documentary evidence concerning your status) to the withholding agent for the debt securities. However, if you hold your debt securities through a qualified intermediary, or if there is a qualified intermediary in the chain of title between you and the withholding agent for the debt securities, the qualified intermediary will not generally be required to forward this information to the withholding agent.

        Even if you comply with these conditions, U.S. withholding taxes might arise on guaranteed debt securities issued by AFC if the amount of interest is based on the earnings or other attributes of AFC, as the case may be, or a related party. If this exception applies, additional information will be provided in the prospectus supplement.

Sale, Exchange or Retirement of Securities

        If you sell, exchange or redeem common shares or debt securities, you will generally not be subject to U.S. federal income tax on any gain, unless one of the following applies:

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  the gain is connected with a trade or business that you conduct in the United States;

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  you are an individual, you are present in the United States for at least 183 days during the year in which you dispose of the guaranteed debt security, and certain other conditions are satisfied; or

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  the gain represents accrued interest or OID, in which case the rules for interest or OID would apply.

U.S. Trade or Business

        If you hold your securities in connection with a trade or business that you are conducting in the United States, any interest or dividend on the securities and any gain from disposing the securities generally will be subject to income tax as if you were a U.S. holder, and if you are a corporation, you may be subject to the "branch profits tax" on your earnings that are connected with your U.S. trade or business, including earnings from the securities. The branch profits tax is 30%, but may be reduced or eliminated by an applicable income tax treaty.

Information Reporting and Backup Withholding

        United States rules concerning information reporting and backup withholding are described above. These rules apply to non-U.S. holders as follows:

        Non-U.S. holders that provide the required tax certifications of exempt or foreign status will generally be exempt from U.S. information reporting requirements and backup withholding. However, dividends and sales proceeds a non-U.S. holder receives through a broker may be subject to information reporting and backup withholding if the non-U.S. holder is not eligible for an exemption. Non-U.S. holders are urged to consult their own tax advisors concerning the application of the information reporting and backup withholding rules.

        PROSPECTIVE INVESTORS SHOULD CONSULT LEGAL AND TAX ADVISORS IN THE COUNTRIES OF THEIR CITIZENSHIP, RESIDENCE AND DOMICILE TO DETERMINE THE POSSIBLE TAX CONSEQUENCES OF PURCHASING, HOLDING, SELLING AND REDEEMING SECURITIES UNDER THE LAWS OF THEIR RESPECTIVE JURISDICTIONS.

 ERISA CONSIDERATIONS

        A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), should consider the fiduciary standards of ERISA in the context of the plan's particular circumstances before authorizing an investment in securities offered hereby. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan.

        Section 406 of ERISA and Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the "Code") prohibit such employee benefit plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (collectively, "Plans"), from engaging in certain transactions involving assets of such Plans with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Plan (collectively, "Parties in Interest"). A violation of these "prohibited transaction" rules may result in excise tax or other liabilities under ERISA and Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Therefore, a fiduciary of a Plan should also consider whether an investment in securities offered hereby might constitute or give rise to a prohibited transaction under ERISA and the Code. Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), and non-U.S. plans (as described in Section 4(b)(4) of ERISA) generally are not subject to the requirements of ERISA or Section 4975 of the Code, but may be subject to other federal, state, local or non-U.S. laws that are substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code ("Similar Laws").

        We and certain of our subsidiaries may be a Party in Interest with respect to a Plan if, for example, we or a subsidiary provides services to the Plan. Special caution should be exercised in that event, before securities offered hereby are purchased by the Plan. In particular, the fiduciary of the Plan should consider whether exemptive relief from the prohibited transaction provisions of ERISA and the Code is available under an applicable regulatory or administrative exemption. Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities where neither AEGON N.V. nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and the Plan pays no more and receives no less than "adequate consideration" in connection with the transaction (the "service provider exemption"). In addition, the U.S. Department of Labor has issued five prohibited transaction class exemptions that could apply to exempt the purchase, sale and holding of securities offered hereby from the prohibited transaction provisions of ERISA and the Code. Those class exemptions are Prohibited Transaction Exemption 96-23 (for certain transactions determined by in-house asset managers), Prohibited Transaction Exemption 95-60 (for certain transactions involving insurance company general accounts), Prohibited Transaction Exemption 91-38 (for certain transactions involving bank collective investment funds), Prohibited Transaction Exemption 90-1 (for certain transactions involving insurance company separate accounts), and Prohibited Transaction Exemption 84-14 (for certain transactions determined by independent qualified asset managers).

        Because of the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering the purchase of any securities offered hereby on behalf of or with "plan assets" of any Plan consult with their counsel regarding the consequences under ERISA and the Code of the acquisition of such securities and the availability of exemptive relief under the service provider exemption, Prohibited Transaction Exemption 96-23, 95-60, 91-38, 90-1 or 84-14 or similar exemptions from Similar Laws. Purchasers of securities offered hereby have exclusive responsibility for ensuring that their purchase and holding of the securities do not violate the fiduciary or prohibited transaction rules of ERISA or the Code. The sale of any securities offered hereby to a Plan subject to ERISA or the Code or any Similar Laws is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plan generally or any particular Plan, or that such investment is appropriate for such Plans generally or any particular Plan.

 PLAN OF DISTRIBUTION

        We may sell the securities offered by this prospectus in and outside the United States in one or more of the following ways:

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  through underwriters;

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  through dealers;

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  through agents; or

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  directly to purchasers.

        The distribution of the securities may be carried out from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The distribution of guarantees may also be carried out in connection with a consent solicitation to amend covenants relating to a subsidiary's indebtedness. Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for the AEGON Group in the ordinary course of business.

        The prospectus supplement or, if applicable, the pricing supplement relating to any offering will include the following information:

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  the terms of the offering;

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  the names of any underwriters, dealers or agents;

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  the purchase price of, or consideration payable for, the securities;

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  the net proceeds to us from the sale of the securities;

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  any delayed delivery arrangements;

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  any underwriting discounts or other underwriters' compensation;

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  any discounts or concessions allowed or re-allowed or paid to dealers; and

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  any other information we think is important.

Sales through Underwriters or Dealers

        If we use underwriters in an offering using this prospectus, we will execute an underwriting agreement with one or more underwriters. The underwriting agreement will provide that the obligations of the underwriters with respect to a sale of the offered securities are subject to specified conditions precedent and that the underwriters will be obligated to purchase all of the offered securities if they purchase any. Underwriters may sell those securities through dealers. The underwriters may change the initial offering price and any discounts or concessions allowed or re-allowed or paid to dealers. If we use underwriters in an offering of securities using this prospectus, the related prospectus supplement will contain a statement regarding the intention, if any, of the underwriters to make a market in the offered securities.

        We may grant to the underwriters an option to purchase additional offered securities, to cover over-allotments, if any, at the public offering price (with additional underwriting discounts or commissions), as may be set forth in the related prospectus supplement or, if applicable, the pricing supplement. If we grant any over-allotment option, the terms of the over-allotment option will be set forth in the prospectus supplement relating to such offered securities.

        If we use a dealer in an offering of securities using this prospectus, we will sell the offered securities to the dealer as principal. The dealer may then resell those securities to the public or other dealers at a fixed price or varying prices to be determined at the time of resale.

Direct Sales and Sales through Agents

        We may also use this prospectus to directly solicit offers to purchase securities. In this case, no underwriters or agents would be involved. Except as set forth in the related prospectus supplement, none of our directors, officers or employees will solicit or receive a commission in connection with those direct sales. Those persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with direct sales.

        We may also sell the offered securities through agents we designate from time to time. In the prospectus supplement, we will describe any commission payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

Delayed Delivery Contracts

        We may authorize underwriters and agents to solicit offers by certain institutions to purchase securities pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. Institutions with which delayed delivery contracts may be made include commercial and savings banks, insurance companies, educational and charitable institutions and other institutions we may approve. The obligations of any purchaser under any delayed delivery contract will not be subject to any conditions except that any related sale of offered securities to underwriters shall have occurred and the purchase by an institution of the securities covered by its delayed delivery contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which that institution is subject. Any commission paid to agents and underwriters soliciting purchases of securities pursuant to delayed delivery contracts accepted by us will be detailed in the prospectus supplement.

Indemnification

        Underwriters, dealers or agents participating in a distribution of securities using this prospectus may be deemed to be underwriters under the Securities Act. Pursuant to agreements that we may enter into, underwriters, dealers or agents who participate in the distribution of securities by use of this prospectus may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or contribution with respect to payments that those underwriters, dealers or agents may be required to make in respect of those liabilities.

LEGAL MATTERS

        Certain matters of United States law relating to the securities offered through this prospectus will be passed upon for AEGON N.V. and AFC by Allen & Overy LLP, New York, New York. Certain matters of Netherlands law relating to the securities offered through this prospectus will be passed upon for AEGON N.V. by Allen & Overy LLP, Amsterdam, The Netherlands.

EXPERTS

        Ernst & Young Accountants LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedules included in our Annual Report on Form 20-F for the year ended December 31, 2010, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedules are incorporated by reference in reliance on Ernst & Young Accountants LLP's report, given on their authority as experts in accounting and auditing.

is the parent company of Transamerica*

*    AEGON N.V. is the issuer of the 8.00% Non-Cumulative Subordinated Notes due 2042. Neither Transamerica Corporation nor any other direct or indirect subsidiary of AEGON N.V. is obligated in any way with respect to the 8.00% Non-Cumulative Subordinated Notes due 2042.